Exhibit 3.1
PEBBLEBROOK HOTEL TRUST
ARTICLES OF AMENDMENT AND RESTATEMENT
FIRST: Pebblebrook Hotel Trust, a Maryland real estate investment trust (the “Trust”) formed under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (“Title 8”), desires to amend and restate its Declaration of Trust as currently in effect and as hereinafter amended (the “Declaration of Trust”).
SECOND: The following provisions are all the provisions of the Declaration of Trust currently in effect and as hereinafter amended:
ARTICLE I
FORMATION
The Trust is a real estate investment trust within the meaning of Title 8. The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or a corporation but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Internal Revenue Code of 1986, as amended (the “Code”).
ARTICLE II
NAME
The name of the Trust is:
Pebblebrook Hotel Trust
Under circumstances in which the Board of Trustees of the Trust (the “Board of Trustees” or “Board”) determines that the use of the name of the Trust is not practicable, the Trust may use any other designation or name for the Trust.
ARTICLE III
PURPOSES AND POWERS
Section 3.1 Purposes. The purposes for which the Trust is formed are to engage in any businesses and activities that a trust formed under Title 8 may legally engage in, including, without limitation or obligation, engaging in business as a real estate investment trust (“REIT”) within the meaning of Section 856 of the Code.
Section 3.2 Powers. The Trust shall have all of the powers granted to real estate investment trusts by Title 8 and all other powers set forth in the Declaration of Trust of the Trust, as it may be amended and supplemented, which are not inconsistent with law and are appropriate to promote and attain the purposes set forth in the Declaration of Trust.

ARTICLE IV
RESIDENT AGENT
The name and address of the resident agent of the Trust in the State of Maryland are The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, MD 21201. The resident agent of the Trust is a Maryland corporation. The Trust may have such offices or places of business within or outside the State of Maryland as the Board of Trustees may from time to time determine.
ARTICLE V
BOARD OF TRUSTEES
Section 5.1 Powers. Subject to any express limitations contained in the Declaration of Trust or in the Bylaws of the Trust, as amended from time to time (the “Bylaws”), (a) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (b) the Board shall have full, exclusive and absolute power, control and authority over any and all property of the Trust. The Board may take any action as in its sole judgment and discretion is necessary or appropriate to conduct the business and affairs of the Trust. The Declaration of Trust shall be construed with the presumption in favor of the grant of power and authority to the Board. Any construction of the Declaration of Trust or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Trustees included in the Declaration of Trust or in the Bylaws shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Declaration of Trust or the Bylaws or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board or the Trustees under the general laws of the State of Maryland or any other applicable laws.
The Board, without any action by the shareholders of the Trust, shall have and may exercise, on behalf of the Trust, without limitation, the power to cause the Trust to terminate its status as a REIT under the Code pursuant to Section 5.5; to determine that compliance with any restriction or limitation on ownership and transfers of shares of beneficial interest in the Trust set forth in Article VII of the Declaration of Trust is no longer required in order for the Trust to qualify as a REIT pursuant to Section 5.5; to adopt, amend and repeal Bylaws; to elect officers in the manner prescribed in the Bylaws; to solicit proxies from holders of shares of beneficial interest in the Trust; and to do any other acts and deliver any other documents necessary or appropriate to the foregoing powers.
Section 5.2 Number. The number of Trustees (hereinafter the “Trustees”) shall be one, which number may be increased or decreased pursuant to the Bylaws, but shall never be more than 15. The Trustees shall be elected at each annual meeting of shareholders in the manner provided in the Bylaws or, in order to fill any vacancy on the Board of Trustees, in the manner provided in the Bylaws, to serve until the next annual meeting of shareholders and until their successors are duly elected and qualify.

The name of the Trustee who shall serve until his successors are duly elected and qualify is:
Jon E. Bortz
The Board of Trustees may increase or decrease the number of Trustees in the manner provided in the Bylaws. Vacancies on the Board of Trustees, whether resulting from an increase in the number of Trustees or otherwise, may be filled only by the Board of Trustees in the manner provided in the Bylaws. It shall not be necessary to list in the Declaration of Trust the names and addresses of any Trustees hereinafter elected.
The Trust elects, at such time as it becomes eligible to make the election provided for under Section 3-804(c) of the Maryland General Corporation Law that, except as may be provided by the Board of Trustees in setting the terms of any class or series of Shares (as hereinafter defined), any and all vacancies on the Board of Trustees may be filled only by the affirmative vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum, and any Trustee elected to fill a vacancy shall serve for the remainder of the full term of the trusteeship in which such vacancy occurred.
Section 5.3 Resignation or Removal. Any Trustee may resign by written notice to the Board, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice. Subject to the rights of holders of one or more classes or series of Preferred Shares (as hereinafter defined) to elect or remove one or more Trustees, a Trustee may be removed at any time, but only for cause and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of Trustees. For the purpose of this paragraph, “cause” shall mean, with respect to any particular trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to the Trust through bad faith or active and deliberate dishonesty.
Section 5.4 Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Trustees consistent with the Declaration of Trust, shall be final and conclusive and shall be binding upon the Trust and every holder of Shares: the amount of the net income of the Trust for any period and the amount of assets at any time legally available for the payment of dividends, redemption of Shares or the payment of other distributions on Shares; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of Shares; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Trust or of any Shares; the number of Shares of any class of the Trust; any matter relating to the acquisition, holding and disposition of any assets by the Trust; or any other matter relating to the business and affairs of the Trust or required or permitted by applicable law, the Declaration of Trust or Bylaws or otherwise to be determined by the Board of Trustees.

Section 5.5 REIT Qualification. If the Board of Trustees determines that it is no longer in the best interests of the Trust to continue to be qualified as a REIT, the Board of Trustees may revoke or otherwise terminate the Trust’s REIT election pursuant to Section 856(g) of the Code. The Board of Trustees also may determine that compliance with any restriction or limitation on share ownership and transfers set forth in Article VII is no longer required for REIT qualification.
ARTICLE VI
SHARES OF BENEFICIAL INTEREST
Section 6.1 Authorized Shares. The beneficial interest of the Trust shall be divided into shares of beneficial interest (the “Shares”). The Trust has authority to issue 500,000,000 common shares of beneficial interest, $0.01 par value per share (“Common Shares”), and 100,000,000 preferred shares of beneficial interest, $0.01 par value per share (“Preferred Shares”). If shares of one class are classified or reclassified into shares of another class of shares pursuant to this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of beneficial interest of all classes that the Trust has authority to issue shall not be more than the total number of shares of beneficial interest set forth in the second sentence of this paragraph. The Board of Trustees, with the approval of a majority of the entire Board and without any action by the shareholders of the Trust, may amend the Declaration of Trust from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Trust has authority to issue.
Section 6.2 Common Shares. Subject to the provisions of Article VII and except as may otherwise be specified in the terms of any class or series of Common Shares, each Common Share shall entitle the holder thereof to one vote on each matter upon which holders of Common Shares are entitled to vote. The Board of Trustees may reclassify any unissued Common Shares from time to time in one or more classes or series of Shares.
Section 6.3 Preferred Shares. The Board of Trustees may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more series of Shares.
Section 6.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified Shares of any class or series, the Board of Trustees by resolution shall (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Trust to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the “SDAT”). Any of the terms of any class or series of Shares set pursuant to clause (c) of this Section 6.4 may be made dependent upon facts ascertainable outside the Declaration of Trust (including the occurrence of any event, including a determination or action by the Trust or any other person or body or any other facts or events within the control of the Trust) and may vary among holders thereof, provided that the manner in which such facts or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary filed with the SDAT.
Section 6.5 Authorization by Board of Share Issuance. The Board of Trustees may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into or exchangeable or exercisable for Shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a Share split or Share dividend), subject to such restrictions or limitations, if any, as may be set forth in the Declaration of Trust or the Bylaws.
Section 6.6 Dividends and Distributions. The Board of Trustees may from time to time authorize and the Trust may declare to shareholders such dividends or distributions, in cash or other assets of the Trust or in securities of the Trust or from any other source as the Board of Trustees in its discretion shall determine. The exercise of the powers and rights of the Board of Trustees pursuant to this Section 6.6 shall be subject to the provisions of any class or series of Shares at the time outstanding.
Section 6.7 General Nature of Shares. All Shares shall be personal property entitling the shareholders only to those rights provided in the Declaration of Trust. The shareholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or distribution of the Trust or of the property of the Trust. The death of a shareholder shall not terminate the Trust. The Trust is entitled to treat as shareholders only those persons in whose names Shares are registered as holders of Shares on the share ledger of the Trust.

Section 6.8 Fractional Shares. The Trust may, without the consent or approval of any shareholder, issue fractional Shares, eliminate a fraction of a Share by rounding up to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share.
Section 6.9 Declaration and Bylaws. The rights of all shareholders and the terms of all Shares are subject to the provisions of the Declaration of Trust and the Bylaws.
Section 6.10 Divisions and Combinations of Shares. Subject to an express provision to the contrary in the terms of any class or series of beneficial interest hereafter authorized, the Board of Trustees shall have the power to divide or combine the outstanding shares of any class or series of beneficial interest, without a vote of shareholders, and amend the Declaration of Trust as necessary to effect the same, so long as the number of shares combined into one share in any such combination or series of combinations within any period of twelve months is not greater than ten.

ARTICLE VII
RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES
Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:
Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Equity Shares by a Person, whether the interest in Equity Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3)(A) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.
Business Day. The term “Business Day” shall mean any day, other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.
Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.3.6 hereof, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under one of Sections 170(b)(1)(A), 2055 and 2522 of the Code.
Charitable Trust. The term “Charitable Trust” shall mean any trust provided for in Section 7.3.1 hereof.
Charitable Trustee. The term “Charitable Trustee” shall mean the Person unaffiliated with the Trust and a Prohibited Owner that is appointed by the Trust to serve as trustee of the Charitable Trust.
Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Equity Shares by a Person, whether the interest in Equity Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.
Equity Shares. The term “Equity Shares” shall mean Shares of all classes or series, including, without limitation, Common Shares and Preferred Shares.
Excepted Holder. The term “Excepted Holder” shall mean a Person for whom an Excepted Holder Limit is created by this Article VII or by the Board of Trustees pursuant to Section 7.2.7 hereof.
Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Declaration of Trust or the Board of Trustees pursuant to Section 7.2.7 hereof and subject to adjustment pursuant to Section 7.2.8 hereof, the percentage limit established for an Excepted Holder by the Declaration of Trust or the Board of Trustees pursuant to Section 7.2.7 hereof.

Initial Date. The term “Initial Date” shall mean the date of the issuance of Common Shares pursuant to the initial underwritten public offering of Common Shares or such other date as determined by the Board of Trustees in its sole and absolute discretion.
Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding Equity Shares, the Closing Price for such Equity Shares on such date. The “Closing Price” on any date shall mean the last reported sale price for such Equity Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Equity Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Equity Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Equity Shares are listed or admitted to trading or, if such Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Equity Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Equity Shares selected by the Board of Trustees or, in the event that no trading price is available for such Equity Shares, the fair market value of Equity Shares, as determined in good faith by the Board of Trustees.
NYSE. The term “NYSE” shall mean the New York Stock Exchange, Inc.
Person. The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company, government, government subdivision, agency or instrumentality or other entity and also includes a “group” as that term is used for purposes of Rule 13d-5(b) or Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.
Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer (or other event), any Person who, but for the provisions of Section 7.2.1 hereof, would Beneficially Own or Constructively Own Equity Shares in violation of the provisions of Section 7.2.1(a) hereof, and if appropriate in the context, shall also mean any Person who would have been the record owner of Equity Shares that the Prohibited Owner would have so owned.
Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Trustees determines pursuant to Section 5.5 hereof that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Equity Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.

Share Ownership Limit. The term “Share Ownership Limit” shall mean nine and eight-tenths percent (9.8%) in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of Equity Shares of the Trust excluding any outstanding Equity Shares not treated as outstanding for federal income tax purposes, or such other percentage determined from time to time by the Board of Trustees in accordance with Section 7.2.8 hereof.
TRS. The term “TRS” shall mean a taxable REIT subsidiary (as defined in Section 856(l) of the Code) of the Trust.
Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Equity Shares or the right to vote or receive dividends on Equity Shares, including (a) the granting or exercise of any option (or any disposition of any option), pledge, security interest or similar right to acquire Equity Shares, (b) any disposition of any securities or rights convertible into or exchangeable for Equity Shares or any interest in Equity Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Equity Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.
Section 7.2 Equity Shares.
Section 7.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date or as otherwise set forth below, and subject to Section 7.4 hereof:
(a) Basic Restrictions.
(i) Except as provided in Section 7.2.7 hereof, no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Equity Shares in excess of the Share Ownership Limit. No Excepted Holder shall Beneficially Own or Constructively Own Equity Shares in excess of the Excepted Holder Limit for such Excepted Holder.
(ii) Except as provided in Section 7.2.7 hereof, no Person shall Beneficially Own Equity Shares to the extent that such Beneficial Ownership of Equity Shares would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year).

(iii) Except as provided in Section 7.2.7 hereof, any Transfer of Equity Shares that, if effective, would result in Equity Shares being Beneficially Owned by less than one hundred (100) Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.

(iv) Except as provided in Section 7.2.7 hereof, no Person shall Beneficially Own or Constructively Own Equity Shares to the extent such Beneficial Ownership or Constructive Ownership would cause the Trust to Constructively Own ten percent (10%) or more of the ownership interests in a tenant (other than a TRS) of the Trust’s real property within the meaning of Section 856(d)(2)(B) of the Code.
(v) No Person shall Beneficially Own or Constructively Own Equity Shares to the extent that such Beneficial Ownership or Constructive Ownership would otherwise cause the Trust to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any “eligible independent contractor” (as defined in Section 856(d)(9)(A) of the Code) that operates a “qualified lodging facility” (as defined in Section 856(d)(9)(D) of the Code) on behalf of a TRS failing to qualify as such.
(b) Transfer in Trust; Transfer Void Ab Initio. If any Transfer of Equity Shares (or other event) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Shares in violation of Sections 7.2.1(a)(i), (ii), (iv) or (v) hereof,
(i) then that number of Equity Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Sections 7.2.1(a)(i), (ii), (iv) or (v) hereof (rounded up to the nearest whole share) shall be automatically transferred without further action by the Trust or any other party, to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3 hereof, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Equity Shares; or
(ii) if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Sections 7.2.1(a)(i), (ii), (iv) or (v) hereof, then the Transfer of that number of Equity Shares that otherwise would cause any Person to violate Sections 7.2.1(a)(i), (ii), (iv) or (v) hereof shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.
Section 7.2.2 Remedies for Breach. If the Board of Trustees or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 hereof or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Equity Shares in violation of Section 7.2.1 hereof (whether or not such violation is intended), the Board of Trustees or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Equity Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 7.2.1 hereof shall be regarded as having been transferred to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees or a committee thereof.

Section 7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Equity Shares that will or may violate Section 7.2.1(a) hereof, or any Person who would have owned Equity Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.2.1(b) hereof, shall immediately give written notice to the Trust of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer on the Trust’s status as a REIT.
Section 7.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:
(a) every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Equity Shares, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such owner, the number of Equity Shares of each class and/or series Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust’s status as a REIT and to ensure compliance with Section 7.2.1(a) hereof; and
(b) each Person who is a Beneficial Owner or Constructive Owner of Equity Shares and each Person (including the shareholder of record) who is holding Equity Shares for a Beneficial Owner or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Share Ownership Limit.
Section 7.2.5 Remedies Not Limited. Subject to Section 5.5 hereof, nothing contained in this Section 7.2 hereof shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders in preserving the Trust’s status as a REIT.
Section 7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VII, the Board of Trustees shall have the power to determine the application of the provisions of this Article VII with respect to any situation based on the facts known to it. In the event Sections 7.2 or 7.3 hereof requires an action by the Board of Trustees and the Declaration of Trust fails to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.2 or 7.3 hereof. Absent a decision to the contrary by the Board of Trustees (which the Board of Trustees may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7.2.1 hereof) acquired Beneficial or Constructive Ownership of Equity Shares in violation of Section 7.2.1 hereof, such remedies (as applicable) shall apply first to the Equity Shares which, but for such remedies, would have been actually owned by such Person, and second to Equity Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Equity Shares based upon the relative number of Equity Shares held by each such Person.
Section 7.2.7 Exceptions.
(a) The Board of Trustees, in its sole discretion, may exempt (prospectively or retroactively) a Person from the restrictions contained in Sections 7.2.1(a)(i), (ii), (iii) or (iv) hereof, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if the Board of Trustees obtains such representations, covenants and undertakings as the Board of Trustees may deem appropriate in order to conclude that granting the exemption and/or establishing or increasing the Excepted Holder Limit, as the case may be, will not cause the Trust to lose its status as a REIT.
(b) Prior to granting any exception pursuant to Section 7.2.7(a) hereof, the Board of Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.
(c) Subject to Section 7.2.1(a)(ii) hereof, an underwriter, placement agent or initial purchaser that participates in a public offering, private placement or other private offering of Equity Shares (or securities convertible into or exchangeable for Equity Shares) may Beneficially Own or Constructively Own Equity Shares (or securities convertible into or exchangeable for Equity Shares) in excess of the Share Ownership Limit, but only to the extent necessary to facilitate such public offering, private placement or immediate resale of such Equity Shares and provided that the restrictions contained in Section 7.2.1(a) hereof will not be violated following the distribution by such underwriter, placement agent or initial purchaser of such Equity Shares.
Section 7.2.8 Change in Share Ownership Limit and Excepted Holder Limits.
(a) The Board of Trustees may from time to time increase or decrease the Share Ownership Limit; provided, however, that a decreased Share Ownership Limit will not be effective for any Person whose percentage ownership of Equity Shares is in excess of such decreased Share Ownership Limit until such time as such Person’s percentage of Equity Shares equals or falls below the decreased Share Ownership Limit, but until such time as such Person’s percentage of Equity Shares falls below such decreased Share Ownership Limit, any further acquisition of Equity Shares in excess of such decreased Share Ownership Limit will be in violation of the Share Ownership Limit and, provided further, that the new Share Ownership Limit would not allow five or fewer individuals (taking into account all Excepted Holders) to Beneficially Own more than 49.9% in value of the outstanding Equity Shares.

(b) The Board of Trustees may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the then current Share Ownership Limit.
(c) prior to any modification of the Share Ownership Limit and/or any Excepted Holder Limit pursuant to this Section 7.2.8 hereof, the Board of Trustees may, in its sole discretion, require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine and ensure the Trust’s status as a REIT.

Section 7.2.9 Legend. Each certificate, if any, for Equity Shares shall bear a legend summarizing the restrictions on transfer and ownership contained herein. Instead of a legend, the certificate, if any, may state that the Trust will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.
Section 7.3 Transfer of Equity Shares in Trust.
Section 7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) hereof that would result in a transfer of Equity Shares to a Charitable Trust, such Equity Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.2.1(b) hereof. The Charitable Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 7.3.6 hereof.
Section 7.3.2 Status of Shares Held by the Charitable Trustee. Equity Shares held by the Charitable Trustee shall be issued and outstanding Equity Shares of the Trust. The Prohibited Owner shall have no rights in the shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust.
Section 7.3.3 Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Equity Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that Equity Shares have been transferred to the Charitable Trustee shall be paid with respect to such Equity Shares to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Equity Shares have been transferred to the Charitable Trust, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that Equity Shares have been transferred to the Charitable Trust and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible trust action, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Trust has received notification that Equity Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.
Section 7.3.4 Sale of Shares by Charitable Trustee. Within 20 days of receiving notice from the Trust that Equity Shares have been transferred to the Charitable Trust, the Charitable Trustee of the Charitable Trust shall sell the Equity Shares held in the Charitable Trust to a Person, designated by the Charitable Trustee, whose ownership of the Equity Shares will not violate the ownership limitations set forth in Section 7.2.1(a) hereof. Upon such sale, the interest of the Charitable Beneficiary in the Equity Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4 hereof. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Equity Shares in the transaction that resulted in such transfer to the Charitable Trust (or, if the event which resulted in the Transfer to the Charitable Trust did not involve a purchase of such Equity Shares at Market Price, the Market Price of such Equity Shares on the trading day immediately preceding the day of the event which resulted in the Transfer of such Equity Shares to the Charitable Trust) and (2) the price per share received by the Charitable Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Equity Shares held in the Charitable Trust. The Charitable Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 7.3.3 hereof. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Equity Shares have been transferred to the Charitable Trust, such Equity Shares are sold by a Prohibited Owner, then (i) such Equity Shares shall be deemed to have been sold on behalf of, or in respect of, the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Equity Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4 hereof, such excess shall be paid to the Charitable Trustee upon demand.
Section 7.3.5 Purchase Right in Shares Transferred to the Charitable Trustee. Equity Shares transferred to the Charitable Trust shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, if the event which resulted in the Transfer to the Charitable Trust did not involve a purchase of such Equity Shares at Market Price, the Market Price of such Equity Shares on the trading day immediately preceding the day of the event which resulted in the Transfer of such Equity Shares to the Charitable Trust) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 hereof. The Trust may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Trust shall have the right to accept such offer until the Charitable Trustee has sold the Equity Shares held in the Charitable Trust pursuant to Section 7.3.4 hereof. Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the Equity Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary in accordance with Section 7.3.4 hereof and any dividends or other distributions held by the Charitable Trustee shall be paid to the Charitable Beneficiary.
Section 7.3.6 Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Equity Shares held in the Charitable Trust would not violate the restrictions set forth in Section 7.2.1(a) hereof in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under one of Sections 170(b)(1)(A), 2055 and 2522 of the Code.
Section 7.4 NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.
Section 7.5 Enforcement. The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.
Section 7.6 Non-Waiver. No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.
Section 7.7 Severability. If any provision of this Article VII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.
ARTICLE VIII
SHAREHOLDERS
Section 8.1 Meetings. There shall be an annual meeting of the shareholders, to be held on proper notice at such time and convenient location as shall be determined by or in the manner prescribed in the Bylaws, for the election of the Trustees, if required, and for the transaction of any other business within the powers of the Trust. Except as otherwise provided in the Declaration of Trust, special meetings of shareholders may be called only in the manner provided in the Bylaws. If there are no Trustees, the officers of the Trust shall promptly call a special meeting of the shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.
Section 8.2 Voting Rights. Subject to the provisions of any class or series of Shares then outstanding, the shareholders shall be entitled to vote only on the following matters: (a) election of Trustees as provided in Section 5.2 hereof and the removal of Trustees as provided in Section 5.3 hereof; (b) amendment of the Declaration of Trust as provided in Article X hereof; (c) termination of the Trust as provided in Section 12.2 hereof; (d) merger or consolidation of the Trust, or the sale or disposition of substantially all of the assets of the Trust, as provided in Article XI hereof; (e) such other matters with respect to which the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification; and (f) such other matters as may be properly brought before a meeting of shareholders pursuant to the Bylaws. Except with respect to the matters described in clauses (a) through (e) above, no action taken by the shareholders at any meeting shall in any way bind the Board of Trustees.
Section 8.3 Preemptive and Appraisal Rights. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified Shares pursuant to Section 6.4 hereof, or as may otherwise be provided by contract approved by the Board of Trustees, no holder of Shares shall, as such holder, have any preemptive right to purchase or subscribe for any additional Shares of the Trust or any other security of the Trust which it may issue or sell. Holders of shares of beneficial interest shall not be entitled to exercise any rights of an objecting shareholder provided for under Title 8 or Title 3, Subtitle 2 of the Maryland General Corporation Law or any successor statute unless the Board of Trustees, upon the affirmative vote of a majority of the Board of Trustees, shall determine that such rights apply, with respect to all or any classes or series of shares of beneficial interest, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.
Section 8.4 Extraordinary Actions. Except as specifically provided in Section 5.3 hereof (relating to removal of Trustees) and in Section 10.3 hereof (relating to certain amendments to the Declaration of Trust), notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of a greater number of votes, any such action shall be effective and valid if advised by the Board of Trustees and taken or approved by the affirmative vote of at least a majority of all the votes entitled to be cast on the matter.
Section 8.5 Board Approval. The submission of any action of the Trust to the shareholders for their consideration shall first be approved by the Board of Trustees.

ARTICLE IX
LIABILITY LIMITATION, INDEMNIFICATION
AND TRANSACTIONS WITH THE TRUST
Section 9.1 Limitation of Shareholder Liability. No shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his or her being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the property or the affairs of the Trust by reason of his or her being a shareholder.
Section 9.2 Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, no present or former Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages. Neither the amendment nor repeal of this Section 9.2, nor the adoption or amendment of any other provision of the Declaration of Trust inconsistent with this Section 9.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
Section 9.3 Indemnification. The Trust shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former Trustee or officer of the Trust or (b) any individual who, while a Trustee or officer of the Trust and at the request of the Trust, serves or has served as a trustee, director, officer, partner, member, manager, employee or agent of another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity or capacities. The Trust shall have the power, with the approval of its Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust.
Section 9.4 Transactions Between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restrictions in the Declaration of Trust or adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.
ARTICLE X
AMENDMENTS
Section 10.1 General. The Trust reserves the right from time to time to make any amendment to the Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Declaration of Trust, of any Shares. All rights and powers conferred by the Declaration of Trust on shareholders, Trustees and officers are granted subject to this reservation. An amendment to the Declaration of Trust shall be signed, acknowledged and filed as required by Maryland law. All references to the Declaration of Trust shall include all amendments thereto.
Section 10.2 By Trustees. The Trustees may amend the Declaration of Trust from time to time, in the manner provided by Title 8, without any action by the shareholders, (i) to qualify as a REIT under the Code or under Title 8, (ii) in any respect in which the charter of a corporation may be amended in accordance with Section 2-605 of the Corporations and Associations Article of the Annotated Code of Maryland and (iii) as otherwise provided in the Declaration of Trust.
Section 10.3 By Shareholders. Except as otherwise provided in the Declaration of Trust, any amendment to the Declaration of Trust shall be valid only if advised by the Board of Trustees and approved by the affirmative vote of at least a majority of all the votes entitled to be cast on the matter. Any amendment to Section 5.3 hereof or to this sentence of the Declaration of Trust shall be valid only if advised by the Board of Trustees and approved by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter.
ARTICLE XI
MERGER, CONSOLIDATION OR SALE OF TRUST PROPERTY
Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may (a) merge the Trust into another entity, (b) consolidate the Trust with one or more other entities into a new entity or (c) sell, lease, exchange or otherwise transfer all or substantially all of the Trust Property. Any such action must be advised by the Board of Trustees and, after notice to all shareholders entitled to vote on the matter, approved by the affirmative vote of at least a majority of all the votes entitled to be cast on the matter.
ARTICLE XII
DURATION AND TERMINATION OF TRUST
Section 12.1 Duration. The Trust shall continue perpetually unless terminated pursuant to Section 12.2 hereof or pursuant to any applicable provision of Title 8.
Section 12.2 Termination.
(a) Subject to the provisions of any class or series of Shares at the time outstanding, after approval by a majority of the entire Board of Trustees, the Trust may be terminated upon approval at any meeting of shareholders by the affirmative vote of at least a majority of all the votes entitled to be cast on the matter. Upon the termination of the Trust:
(i) The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under the Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust’s contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Trust to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business. The Trustees may appoint any officer of the Trust or any other person to supervise the winding up of the affairs of the Trust and delegate to such officer or such person any or all powers of the Trustees in this regard.
(iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as the Trustees deem necessary for their protection, the Trust may distribute the remaining property of the Trust among the shareholders so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares at the time outstanding shall be entitled, the remaining property of the Trust shall, subject to any participating or similar rights of Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.
(b) After termination of the Trust, the liquidation of its business and the distribution to the shareholders as herein provided, a majority of the Trustees or an authorized officer shall execute and file with the Trust’s records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all shareholders shall cease.
ARTICLE XIII
MISCELLANEOUS
Section 13.1 Governing Law. The rights of all parties and the validity, construction and effect of every provision of the Declaration of Trust shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

Section 13.2 Reliance by Third Parties. Any certificate shall be final and conclusive as to any person dealing with the Trust if executed by the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (a) the number or identity of Trustees, officers of the Trust or shareholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of the Board of Trustees or shareholders; (d) a copy of the Declaration of Trust or of the Bylaws as a true and complete copy as then in force; (e) an amendment to the Declaration of Trust; (f) the termination of the Trust; or (g) the existence of any fact relating to the affairs of the Trust. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trust on its behalf or by any officer, employee or agent of the Trust.
Section 13.3 Severability.
(a) The provisions of the Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, Title 8 or other applicable federal or state laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted a part of the Declaration of Trust, even without any amendment of the Declaration of Trust pursuant to Article X and without affecting or impairing any of the remaining provisions of the Declaration of Trust or rendering invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination. In the event of any such determination by the Board of Trustees, the Board shall amend the Declaration of Trust in the manner provided in Section 10.2 hereof.
(b) If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.
Section 13.4 Construction. In the Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of the Declaration of Trust. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference shall be made, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland. In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the Annotated Code of Maryland, the Trust shall be included within the definition of “corporation” for purposes of such provisions.
Section 13.5 Recordation. The Declaration of Trust and any amendment hereto shall be filed for record with the SDAT and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record the Declaration of Trust or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of the Declaration of Trust or any amendment hereto. A restated Declaration of Trust shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments thereto.
THIRD: The amendment to and restatement of the Declaration of Trust of the Trust as hereinabove set forth have been duly advised by the Board of Trustees and approved by the shareholders of the Trust as required by law.
FOURTH: The total number of shares of beneficial interest which the Trust had authority to issue immediately prior to this amendment and restatement was 1,000, consisting of 1,000 Common Shares, $0.01 par value per share. The aggregate par value of all shares of beneficial interest having par value was $10.

FIFTH: The total number of shares of beneficial interest which the Trust has authority to issue pursuant to the foregoing amendment and restatement of the Declaration of Trust is 600,000,000 consisting of 500,000,000 Common Shares, $0.01 par value per share, and 100,000,000 Preferred Shares, $0.01 par value per share. The aggregate par value of all authorized shares of beneficial interest having par value is $6,000,000.
The undersigned President acknowledges these Articles of Amendment and Restatement to be the trust act of the Trust and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[Signature page follows]

IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 3rd day of December, 2009.

ATTEST:	PEBBLEBROOK HOTEL TRUST

By:	/s/ Raymond D. Martz	By:	/s/ Jon E. Bortz
	Raymond D. Martz		Jon E. Bortz
	Secretary		President

PEBBLEBROOK HOTEL TRUST
ARTICLES SUPPLEMENTARY
ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF
7.875% SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES,
$0.01 PAR VALUE PER SHARE
PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Pursuant to authority expressly vested in the Board of Trustees of the Trust (the “Board”) by Article VI, Section 6.3 of the Declaration of Trust of the Trust (which, as amended and supplemented from time to time, together with these Articles Supplementary, is referred to herein as the “Declaration of Trust”), the Board has duly classified and designated 5,000,000 authorized but unissued preferred shares of beneficial interest, $0.01 par value per share, of the Trust as 7.875% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of the Trust (“Series A Preferred Shares”).
SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series A Preferred Shares are as follows, which, upon any restatement of the Declaration of Trust, shall become a part of Article VI of the Declaration of Trust, with any appropriate renumbering or relettering of the sections or subsections thereof:
7.875% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share
1. Designation and Number. A series of Preferred Shares, designated the “7.875% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share”, is hereby established. The number of authorized Series A Preferred Shares shall be 5,000,000.
2. Relative Seniority. The Series A Preferred Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares (as defined in the Declaration of Trust) and to all equity securities the terms of which provide that such equity securities shall rank junior to such Series A Preferred Shares; (b) on a parity with all equity securities issued by the Trust, other than those equity securities referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Trust which rank senior to the Series A Preferred Shares and which were issued in accordance with the terms of Section 7(d) hereof. The term “equity securities” shall not include convertible debt securities.
3. Distributions.
(a) Holders of Series A Preferred Shares shall be entitled to receive, when and as authorized by the Board and declared by the Trust, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of seven and seven-eighths percent (7.875%) per annum of the twenty-five dollars ($25.00) per share liquidation preference of the Series A Preferred Shares (equivalent to a fixed annual amount of $1.96875 per share). Such distributions shall accumulate on a daily basis and be cumulative from (but excluding) the original date of issuance and be payable quarterly in equal amounts in arrears on or about the fifteenth day of each January, April, July and October of each year, beginning on April 15, 2011 (each such day being hereinafter called a “Distribution Payment Date”); provided that if any Distribution Payment Date is not a Business Day (as hereinafter defined), then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day. Any distribution payable on the Series A Preferred Shares for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the share records of the Trust at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board for the payment of distributions that is not more than 90 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”).
(b) No distribution on the Series A Preferred Shares shall be authorized by the Board or declared by the Trust or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c) Notwithstanding anything to the contrary contained herein, distributions on the Series A Preferred Shares shall accumulate whether or not the restrictions referred to in Section 3(b) exist, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accumulated but unpaid distributions on the Series A Preferred Shares will accumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption as the case may be. Accumulated and unpaid distributions will not bear interest.
(d) If any Series A Preferred Shares are outstanding, no distributions will be authorized by the Board or declared by the Trust or paid or set apart for payment on any equity securities of the Trust of any other class or series ranking, as to distributions, on a parity with or junior to the Series A Preferred Shares unless full cumulative distributions have been or contemporaneously are authorized by the Board and declared by the Trust and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Shares for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series A Preferred Shares, all distributions authorized and declared, paid or set apart for payment upon the Series A Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series A Preferred Shares shall be authorized and declared and paid pro rata or authorized and declared and set apart for payment pro rata so that the amount of distributions authorized and declared per Series A Preferred Share and each such other equity security shall in all cases bear to each other the same ratio that accumulated distributions per Series A Preferred Share and other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series A Preferred Shares which may be in arrears.
(e) Except as provided in Section 3(d), unless full cumulative distributions on the Series A Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Common Shares or other equity securities of the Trust ranking junior to the Series A Preferred Shares as to distributions and upon liquidation) shall be authorized and declared or paid or set apart for payment nor shall any other distribution be authorized and declared or made upon the Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series A Preferred Shares as to distributions or upon liquidation, nor shall any Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series A Preferred Shares as to distributions or upon liquidation be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such equity securities) by the Trust (except by conversion into or exchange for other equity securities of the Trust ranking junior to the Series A Preferred Shares as to distributions and upon liquidation, by redemption, purchase or acquisition of equity securities under incentive, benefit or share purchase plans of the Trust for officers, trustees or employees or others performing or providing similar services, or by other redemption, purchase or acquisition of such equity securities for the purpose of preserving the Trust’s status as a real estate investment trust (“REIT”)) for federal income tax purposes.
(f) If, for any taxable year, the Trust elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended) any portion (the “Capital Gains Amount”) of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to the holders of Series A Preferred Shares shall be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series A Preferred Shares for the year bears to the Total Dividends. The Trust may elect to retain and pay income tax on its net long-term capital gains. In such a case, the holders of Series A Preferred Shares would include in income their appropriate share of the Trust’s undistributed long-term capital gains, as designated by the Trust.
(g) Holders of Series A Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series A Preferred Shares as described above. Any distribution payment made on the Series A Preferred Shares shall first be credited against the earliest accumulated but unpaid distribution due with respect to such shares which remains payable.

(h) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of the Trust’s equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.
(i) “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

4. Liquidation Rights.
(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust (referred to herein sometimes as a “liquidation”), the holders of Series A Preferred Shares then outstanding shall be entitled to be paid, or have the Trust declare and set apart for payment, out of the assets of the Trust legally available for distribution to shareholders (after payment or provision for payment of all debts and other liabilities of the Trust), a liquidation preference in cash of Twenty-five Dollars ($25.00) per Series A Preferred Share, plus an amount equal to all accumulated and unpaid distributions to, but not including, the date of payment (the “Liquidation Preference”), before any distribution of assets is made to holders of Common Shares or any other equity securities of the Trust that rank junior to the Series A Preferred Shares as to liquidation rights.
(b) If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Trust, the assets of the Trust are insufficient to pay the full amount of the Liquidation Preference to holders of Series A Preferred Shares and the corresponding amounts payable on all shares of other classes or series of equity securities of the Trust ranking on a parity with the Series A Preferred Shares as to liquidation rights, then the holders of the Series A Preferred Shares and all other such classes or series of equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
(c) Written notice of the effective date of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Shares at the address of such holder as the same shall appear on the share transfer records of the Trust.
(d) After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of Series A Preferred Shares will have no right or claim to any of the remaining assets of the Trust.

(e) None of a consolidation or merger of the Trust with or into another entity, a merger of another entity with or into the Trust, a statutory share exchange by the Trust or a sale, lease, transfer or conveyance of all or substantially all of the Trust’s assets or business shall be considered a liquidation, dissolution or winding up of the Trust.
5. Redemption
(a) Except as described in Section 6 below and this Section 5, the Series A Preferred Shares are not redeemable prior to March 11, 2016. To ensure that the Trust remains qualified as a REIT for federal income tax purposes, however, the Series A Preferred Shares shall be subject to the provisions of Article VII of the Declaration of Trust pursuant to which Series A Preferred Shares owned by a shareholder in excess of the Share Ownership Limit (as defined in Article VII of the Declaration of Trust) shall automatically be transferred to a Charitable Trust (as defined in Article VII of the Declaration of Trust) and the Trust shall have the right to purchase such shares, as provided in Article VII of the Declaration of Trust. On and after March 11, 2016, the Trust, at its option, upon giving notice as provided below, may redeem the Series A Preferred Shares, in whole or from time to time in part, for cash, at a redemption price of twenty-five dollars ($25.00) per share, plus all accumulated and unpaid distributions on such Series A Preferred Shares to, but not including, the date of such redemption (the “Redemption Right”).
(b) If fewer than all of the outstanding Series A Preferred Shares are to be redeemed pursuant to the Redemption Right, the shares to be redeemed may be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method determined by the Trust. If such redemption is to be by lot and, as a result of such redemption, any holder of Series A Preferred Shares would become a holder of a number of Series A Preferred Shares in excess of the Share Ownership Limit because such holder’s Series A Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series A Preferred Shares of such holder such that no holder will hold in excess of the Share Ownership Limit subsequent to such redemption.
(c) Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series A Preferred Shares shall have been or contemporaneously are declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series A Preferred Shares shall be redeemed unless all outstanding Series A Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the redemption or purchase by the Trust of Series A Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series A Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series A Preferred Shares. In addition, unless full cumulative distributions on all Series A

Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series A Preferred Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series A Preferred Shares as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series A Preferred Shares for the purpose of preserving the Trust’s status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Shares).
(d) Immediately prior to or upon any redemption of Series A Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid distributions to, but not including, the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series A Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series A Preferred Shares for which a notice of redemption has been given.
(e) The following provisions set forth the procedures for redemption pursuant to the Redemption Right:
(i) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Trust, postage prepaid, no less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Shares except as to the holder to whom notice was defective or not given.
(ii) In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series A Preferred Shares to be redeemed; (D) the place or places where the certificates, to the extent Series A Preferred Shares are certificated, for the Series A Preferred Shares are to be surrendered (if so required in the notice) for payment of the redemption price; and (E) that distributions on the Series A Preferred Shares to be redeemed will cease to accumulate on such redemption date. If fewer than all of the Series A Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series A Preferred Shares held by such holder to be redeemed.
(iii) If the Trust shall so require and the notice shall so state, on or after the redemption date, each holder of Series A Preferred Shares to be redeemed shall present and surrender the certificates evidencing his Series A Preferred Shares, to the extent such shares are certificated, to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions to, but not including, the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series A Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares evidenced by any such certificate evidencing Series A Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares. In the event that the Series A Preferred Shares to be redeemed are uncertificated, such shares shall be redeemed in accordance with the notice and the applicable procedures of any depository and no further action on the part of the holders of such shares shall be required.
(iv) From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series A Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions to, but not including, the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust’s share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to, but not including, the redemption date) of the Series A Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series A Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares, to the extent such shares are certificated, at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price

(including all accumulated and unpaid distributions to, but not including, the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series A Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.
(f) Subject to applicable law and the limitation on purchases when distributions on the Series A Preferred Shares are in arrears, the Trust may, at any time and from time to time, purchase any Series A Preferred Shares in the open market, by tender or by private agreement.
(g) Any Series A Preferred Shares that shall at any time have been redeemed or otherwise acquired shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more classified and designated as part of a particular series by the Board.
6. Special Optional Redemption by the Trust.
(a) Upon the occurrence of a Change of Control (as defined below), the Trust will have the option upon written notice mailed by the Trust, postage pre-paid, no less than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of the Series A Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust, to redeem the Series A Preferred Shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash at twenty-five dollars ($25.00) per share plus accrued and unpaid distributions, if any, to, but not including, the redemption date (“Special Optional Redemption Right”). No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Shares except as to the holder to whom notice was defective or not given. If, prior to the Change of Control Conversion Date (as defined below), the Trust has provided or provides notice of redemption with respect to the Series A Preferred Shares (whether pursuant to the Redemption Right or the Special Optional Redemption Right), the holders of Series A Preferred Shares will not have the conversion right described below in Section 9.
A “Change of Control” is when, after the original issuance of the Series A Preferred Shares, the following have occurred and are continuing:
(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Trust entitling that person to exercise more than 50% of the total voting power of all shares of the Trust entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), and
(ii) following the closing of any transaction referred to in (i) above, neither the Trust nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE Amex Equities (the “NYSE Amex”), or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.
(b) In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series A Preferred Shares to be redeemed; (D) the place or places where the certificates for the Series A Preferred Shares, to the extent Series A Preferred Shares are certificated, are to be surrendered (if so required in the notice) for payment of the redemption price; (E) that the Series A Preferred Shares are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; (F) that holders of the Series A Preferred Shares to which the notice relates will not be able to tender such Series A Preferred Shares for conversion in connection with the Change of Control and each Series A Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date; and (G) that distributions on the Series A Preferred Shares to be redeemed will cease to accumulate on such redemption date. If fewer than all of the Series A Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series A Preferred Shares held by such holder to be redeemed.
If fewer than all of the outstanding Series A Preferred Shares are to be redeemed pursuant to the Special Optional Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Trust. If such redemption is to be by lot and, as a result of such redemption, any holder of Series A Preferred Shares would become a holder of a number of Series A Preferred Shares in excess of the Share Ownership Limit because such holder’s Series A Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series A Preferred Shares of such holder such that no holder will hold in excess of the Share Ownership Limit subsequent to such redemption.
(c) Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series A Preferred Shares shall have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series A Preferred Shares shall be redeemed unless all outstanding Series A Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase by the Trust of Series A Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series A Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series A Preferred Shares. In addition, unless full cumulative distributions on all Series A Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series A Preferred Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series A Preferred Shares as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series A Preferred Shares for the purpose of preserving the Trust’s status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Shares).
(d) Immediately prior to any redemption of Series A Preferred Shares pursuant to the Special Optional Redemption Right, the Trust shall pay, in cash, any accumulated and unpaid distributions to, but not including, the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series A Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series A Preferred Shares for which a notice of redemption has been given.

(e) If the Trust shall so require and the notice shall so state, on or after the redemption date, each holder of Series A Preferred Shares to be redeemed shall present and surrender the certificates evidencing his Series A Preferred Shares, to the extent such shares are certificated, to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions to, but not including, the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series A Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares evidenced by any such certificate evidencing Series A Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares. In the event that the Series A Preferred Shares to be redeemed are uncertificated, such shares shall be redeemed in accordance with the notice and the applicable procedures of any depository and no further action on the part of the holders of such shares shall be required.
(f) From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series A Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions to, but not including, the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust’s share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to, but not including, the redemption date) of the Series A Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series A Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares, to the extent such shares are certificated, at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to, but not including, the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series A Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.
(g) Any Series A Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more classified and designated as part of a particular series by the Board.

7. Voting Rights.
(a) Holders of the Series A Preferred Shares will not have any voting rights, except as set forth below. In any matter in which the holders of Series A Preferred Shares are entitled to vote, each such holder shall have the right to one vote for each Series A Preferred Share held by such holder. If the holders of the Series A Preferred Shares and the holders of another series of preferred shares are entitled to vote together as a single class on any matter, the holders of the Series A Preferred Shares and the holders of such other preferred shares shall each have one vote for each $25.00 of liquidation preference.

(b) Whenever distributions on any Series A Preferred Shares shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Distribution Default”), the number of trustees then constituting the Board shall be increased by two and the holders of Series A Preferred Shares (voting as a single class with all other equity securities upon which like voting rights have been conferred and are exercisable (“Parity Preferred Shares”)) will be entitled to vote for the election of a total of two additional trustees of the Trust (each, a “Preferred Share Trustee”) at a special meeting called by the holders of at least 33% of the outstanding Series A Preferred Shares or the holders of at least 33% of any other series of Parity Preferred Shares so in arrears if such request is received 90 or more days before the date fixed for the next annual or special meeting of shareholders, or at the next annual or special meeting of shareholders, and at each subsequent annual or special meeting until all distributions accumulated on the Series A Preferred Shares for the past distribution periods and the then-current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set apart for payment in full.
(c) If and when all accumulated distributions and the distribution for the then current distribution period on the Series A Preferred Shares shall have been paid in full or authorized and declared and set aside for payment in full, the holders of Series A Preferred Shares shall be divested of the voting rights set forth in Section 7(b) (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the current distribution period have been paid in full or authorized by the Board and set aside for payment in full on all other series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate and the number of trustees shall be reduced accordingly. Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series A Preferred Shares when they have the voting rights set forth in Section 7(b) and all other series of Parity Preferred Shares (voting as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series A Preferred Shares when they have the voting rights set forth in Section 7(b) and all other series of Parity Preferred Shares (voting as a single class). The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.
(d) So long as any Series A Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote of the holders of at least two-thirds of the Series A Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to the Series A Preferred Shares with respect to payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, or reclassify any authorized equity securities of the Trust into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or (ii) amend, alter or repeal the provisions of the Declaration of Trust, whether by merger or consolidation (in either case, an “Event”) or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Shares or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth in (ii) above, so long as Series A Preferred Shares remain outstanding with the terms thereof materially unchanged or the holders of Series A Preferred Shares receive shares of stock or beneficial interest or other equity securities with rights, preferences, privileges and voting powers substantially similar, taken as a whole, to the rights, preferences, privileges and voting powers of the Series A Preferred Shares, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series A Preferred Shares or the holders thereof; and provided further that any increase in the amount of the authorized Series A Preferred Shares or the creation or issuance, or increase in the amounts authorized, of any other class or series of equity securities ranking on a parity with or junior to the Series A Preferred Shares with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
(e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

8. Information Rights. During any period in which the Trust is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series A Preferred Shares are outstanding, the Trust will (i) transmit by mail or other permissible means under the Exchange Act to all holders of the Series A Preferred Shares, as their names and addresses appear in the Trust’s record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Trust would have been required to file with the Securities and Exchange Commission (the “SEC”), pursuant to Section 13 or Section 15(d) of the Exchange Act if the Trust were subject thereto (other than any exhibits that would have been required), and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series A Preferred Shares. The Trust will mail (or otherwise provide) the reports to the holders of Series A Preferred Shares within 15 days after the respective dates by which the Trust would have been required to file such reports with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.
9. Conversion. The Series A Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except as provided in this Section 9.
(a) Upon the occurrence of a Change of Control, each holder of Series A Preferred Shares shall have the right, unless, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem the Series A Preferred Shares pursuant to the Redemption Right or Special Optional Redemption Right, to convert some or all of the Series A Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number Common Shares, per Series A
Preferred Share to be converted (the “Common Share Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case no additional amount for such accrued and unpaid distribution will be included in such sum) by (ii) the Common Share Price (as defined below) and (B) 2.3234 (the “Share Cap”), subject to the immediately succeeding paragraph.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a Common Share distribution), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Shares as follows: the adjusted Share Cap as the result of a Share Split shall be the number of Common Shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of Common Shares outstanding after giving effect to such Share Split and the denominator of which is the number of Common Shares outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of Common Shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 11,617,000 Common Shares (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
In the case of a Change of Control pursuant to which Common Shares shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series A Preferred Shares shall receive upon conversion of such Series A Preferred Shares the kind and amount of Alternative Form Consideration which such holder of Series A Preferred Shares would have owned or been entitled to receive upon the Change of Control had such holder of Series A Preferred Shares held a number of Common Shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).
In the event that holders of Common Shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series A Preferred Shares shall receive shall be the form of consideration elected by the holders of the Common Shares who participate in the determination (based on the weighted average of elections) and shall be subject to any limitations to which all holders of Common Shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.
The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with Section 9(c) below that is no less than 20 days nor more than 35 days after the date on which the Trust provides such notice pursuant to Section 9(c).
The “Common Share Price” shall be (i) the amount of cash consideration per Common Share, if the consideration to be received in the Change of Control by holders of Common Shares is solely cash, and (ii) the average of the closing prices per Common Share on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of Common Shares is other than solely cash.
(b) No fractional Common Shares shall be issued upon the conversion of Series A Preferred Shares. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Share Price.
(c) Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the Series A Preferred Shares at their addresses as they appear on the Trust’s share transfer records and notice shall be provided to the Trust’s transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any Series A Preferred Shares except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series A Preferred Shares may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Share Price; (v) the Change of Control Conversion Date, which shall be a Business Day occurring within 20 to 35 days following the date of such notice; (vi) that if, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem all or any portion of the Series A Preferred Shares, the holder will not be able to convert Series A Preferred Shares and such Series A Preferred Shares shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series A Preferred Share; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series A Preferred Shares must follow to exercise the Change of Control Conversion Right.
(d) The Trust shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Trust’s website, in any event prior to the opening of business on the first Business Day following any date on which the Trust provides notice pursuant to Section 9(c) above to the holders of Series A Preferred Shares.
(e) In order to exercise the Change of Control Conversion Right, a holder of Series A Preferred Shares shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates evidencing the Series A Preferred Shares, to the extent such shares are certificated, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Trust’s transfer agent. Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of Series A Preferred Shares to be converted; and (iii) that the Series A Preferred Shares are to be converted pursuant to the applicable terms of the Series A Preferred Shares. Notwithstanding the foregoing, if the Series A Preferred Shares are held in global form, such notice shall comply with applicable procedures of The Depository Trust Company (“DTC”).
(f) Holders of Series A Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Trust’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn Series A Preferred Shares; (ii) if certificated Series A Preferred Shares have been issued, the certificate numbers of the withdrawn Series A Preferred Shares; and (iii) the number of Series A Preferred Shares, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the Series A Preferred Shares are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.
(g) Series A Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem such Series A Preferred Shares, whether pursuant to its Redemption Right or Special Optional Redemption Right. If the Trust elects to redeem Series A Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series A Preferred Shares shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to, but not including, the redemption date.
(h) The Trust shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.
(i) Notwithstanding anything to the contrary contained herein, no holder of Series A Preferred Shares will be entitled to convert such Series A Preferred Shares into Common Shares to the extent that receipt of such Common Shares would cause the holder of such Common Shares (or any other person) to Beneficially Own or Constructively Own, within the meaning of the Declaration of Trust, Common Shares of the Trust in excess of the Share Ownership Limit, as such term is defined in the Declaration of Trust, as applicable.
10. Application of Article VII. The Series A Preferred Shares are subject to the provisions of Article VII of the Declaration of Trust.
THIRD: The Series A Preferred Shares have been classified and designated by the Board under the authority contained in the Declaration of Trust.
FOURTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.
FIFTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.
SIXTH: The undersigned Executive Vice President and Chief Investment Officer of the Trust acknowledges these Articles Supplementary to be the act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President and Chief Investment Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[Signature page follows.]

IN WITNESS WHEREOF, PEBBLEBROOK HOTEL TRUST has caused these Articles Supplementary to be signed in its name and on its behalf by its Executive Vice President and Chief Investment Officer witnessed by its Executive Vice President, Chief Financial Officer, Treasurer and Secretary on March 9, 2011.

WITNESS:		PEBBLEBROOK HOTEL TRUST

By:	/s/ Raymond D. Martz	By:	/s/ Thomas C. Fisher
	Raymond D. Martz Executive Vice President, Chief Financial Officer, Treasurer and Secretary		Thomas C. Fisher Executive Vice President and Chief Investment Officer

PEBBLEBROOK HOTEL TRUST
ARTICLES SUPPLEMENTARY
Pebblebrook Hotel Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) as follows:
FIRST: Under a power set forth in Article VI of the declaration of trust of the Trust, as amended and restated and as supplemented by Articles Supplementary accepted for record by the SDAT on March 9, 2011 (which, as hereinafter amended, restated or supplemented from time to time is herein called the “Declaration of Trust”), the Board of Trustees of the Trust (the “Board of Trustees”), by resolution duly adopted, classified and designated 4,000,000 authorized but unissued preferred shares of beneficial interest (the “Additional Series A Preferred Shares”), par value $.01 per share, of the Trust as additional 7.875% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series A Preferred Shares”), having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series A Preferred Shares set forth in the Declaration of Trust.
SECOND: The Additional Series A Preferred Shares have been classified and designated by the Board of Trustees under the authority contained in the Declaration of Trust. After giving effect to the classification and designation of the Additional Series A Preferred Shares set forth herein, the total number of Series A Preferred Shares that the Trust has authority to issue is 9,000,000 shares.
THIRD: These Articles Supplementary have been approved by the Board of Trustees in the manner and by the vote required by law.
FOURTH: The undersigned officer of the Trust acknowledges these Articles Supplementary to be the act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[Signature page follows.]

IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be executed under seal in its name and on its behalf by the undersigned officer and attested to by its Secretary on this 10th day of July, 2011.

ATTEST:	PEBBLEBROOK HOTEL TRUST

By:

/s/ Raymond D. Martz	/s/ Jon E. Bortz (SEAL)
Name: Raymond D. Martz Title: Secretary	Name: Jon E. Bortz Title: Chairman, President and Chief Executive Officer

PEBBLEBROOK HOTEL TRUST
ARTICLES SUPPLEMENTARY
ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF
8.00% SERIES B CUMULATIVE REDEEMABLE PREFERRED SHARES,
$0.01 PAR VALUE PER SHARE
PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Pursuant to authority expressly vested in the Board of Trustees of the Trust (the “Board”) by Article VI, Section 6.3 of the Declaration of Trust of the Trust (which, as amended and supplemented from time to time, together with these Articles Supplementary, is referred to herein as the “Declaration of Trust”), the Board has duly classified and designated 3,400,000 authorized but unissued preferred shares of beneficial interest, $0.01 par value per share, of the Trust as 8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of the Trust (“Series B Preferred Shares”).
SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series B Preferred Shares are as follows, which, upon any restatement of the Declaration of Trust, shall become a part of Article VI of the Declaration of Trust, with any appropriate renumbering or relettering of the sections or subsections thereof:
8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share
1. Designation and Number. A series of Preferred Shares, designated the “8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share”, is hereby established. The number of authorized Series B Preferred Shares shall be 3,400,000.
2. Relative Seniority. The Series B Preferred Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares (as defined in the Declaration of Trust) and to all equity securities the terms of which provide that such equity securities shall rank junior to such Series B Preferred Shares; (b) on a parity with the 7.875% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of the Trust and all other equity securities issued by the Trust, other than those equity securities referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Trust which rank senior to the Series B Preferred Shares and which were issued in accordance with the terms of Section 7(d) hereof. The term “equity securities” shall not include convertible debt securities.
3. Distributions.
(a) Holders of Series B Preferred Shares shall be entitled to receive, when and as authorized by the Board and declared by the Trust, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of eight percent (8.00%) per annum of the twenty-five dollars ($25.00) per share liquidation preference of the Series B Preferred Shares (equivalent to a fixed annual amount of $2.00 per share). Such distributions shall accumulate on a daily basis and be cumulative from (but excluding) the original date of issuance and be payable quarterly in equal amounts in arrears on or about the fifteenth day of each January, April, July and October of each year, beginning on October 17, 2011 (each such day being hereinafter called a “Distribution Payment Date”); provided that if any Distribution Payment Date is not a Business Day (as hereinafter defined), then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day. Any distribution payable on the Series B Preferred Shares for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the share records of the Trust at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board for the payment of distributions that is not more than 90 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”).
(b) No distribution on the Series B Preferred Shares shall be authorized by the Board or declared by the Trust or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c) Notwithstanding anything to the contrary contained herein, distributions on the Series B Preferred Shares shall accumulate whether or not the restrictions referred to in Section 3(b) exist, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accumulated but unpaid distributions on the Series B Preferred Shares will accumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption as the case may be. Accumulated and unpaid distributions will not bear interest.
(d) If any Series B Preferred Shares are outstanding, no distributions will be authorized by the Board or declared by the Trust or paid or set apart for payment on any equity securities of the Trust of any other class or series ranking, as to distributions, on a parity with or junior to the Series B Preferred Shares unless full cumulative distributions have been or contemporaneously are authorized by the Board and declared by the Trust and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Shares for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series B Preferred Shares, all distributions authorized and declared, paid or set apart for payment upon the Series B Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series B Preferred Shares shall be authorized and declared and paid pro rata, or authorized and declared and set apart for payment pro rata, so that the amount of distributions authorized and declared per Series B Preferred Share and each such other equity security ranking on a parity, as to distributions, shall in all cases bear to each other the same ratio that accumulated distributions per Series B Preferred Share and other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series B Preferred Shares which may be in arrears.
(e) Except as provided in Section 3(d), unless full cumulative distributions on the Series B Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Common Shares or other equity securities of the Trust ranking junior to the Series B Preferred Shares as to distributions and upon liquidation) shall be authorized and declared or paid or set apart for payment nor shall any other distribution be authorized and declared or made upon the Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series B Preferred Shares as to distributions or upon liquidation, nor shall any Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series B Preferred Shares as to distributions or upon liquidation be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such equity securities) by the Trust (except by conversion into or exchange for other equity securities of the Trust ranking junior to the Series B Preferred Shares as to distributions and upon liquidation, by redemption, purchase or acquisition of equity securities under incentive, benefit or share purchase plans of the Trust for officers, trustees or employees or others performing or providing similar services, or by other redemption, purchase or acquisition of such equity securities for the purpose of preserving the Trust’s status as a real estate investment trust (“REIT”)) for federal income tax purposes.
(f) If, for any taxable year, the Trust elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended) any portion (the “Capital Gains Amount”) of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to the holders of Series B Preferred Shares shall be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series B Preferred Shares for the year bears to the Total Dividends. The Trust may elect to retain and pay income tax on its net long-term capital gains. In such a case, the holders of Series B Preferred Shares would include in income their appropriate share of the Trust’s undistributed long-term capital gains, as designated by the Trust.
(g) Holders of Series B Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series B Preferred Shares as described above. Any distribution payment made on the Series B Preferred Shares shall first be credited against the earliest accumulated but unpaid distribution due with respect to such shares which remains payable.

(h) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of the Trust’s equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

(i) “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
4. Liquidation Rights.
(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust (referred to herein sometimes as a “liquidation”), the holders of Series B Preferred Shares then outstanding shall be entitled to be paid, or have the Trust declare and set apart for payment, out of the assets of the Trust legally available for distribution to shareholders (after payment or provision for payment of all debts and other liabilities of the Trust), a liquidation preference in cash of Twenty-five Dollars ($25.00) per Series B Preferred Share, plus an amount equal to all accumulated and unpaid distributions to, but not including, the date of payment (the “Liquidation Preference”), before any distribution of assets is made to holders of Common Shares or any other equity securities of the Trust that rank junior to the Series B Preferred Shares as to liquidation rights.
(b) If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Trust, the assets of the Trust are insufficient to pay the full amount of the Liquidation Preference to holders of Series B Preferred Shares and the corresponding amounts payable on all shares of other classes or series of equity securities of the Trust ranking on a parity with the Series B Preferred Shares as to liquidation rights, then the holders of the Series B Preferred Shares and all other such classes or series of equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
(c) Written notice of the effective date of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Shares at the address of such holder as the same shall appear on the share transfer records of the Trust.
(d) After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of Series B Preferred Shares will have no right or claim to any of the remaining assets of the Trust.

(e) None of a consolidation or merger of the Trust with or into another entity, a merger of another entity with or into the Trust, a statutory share exchange by the Trust or a sale, lease, transfer or conveyance of all or substantially all of the Trust’s assets or business shall be considered a liquidation, dissolution or winding up of the Trust.
5. Redemption
(a) Except as described in Section 6 below and this Section 5, the Series B Preferred Shares are not redeemable prior to September 21, 2016. To ensure that the Trust remains qualified as a REIT for federal income tax purposes, however, the Series B Preferred Shares shall be subject to the provisions of Article VII of the Declaration of Trust pursuant to which Series B Preferred Shares owned by a shareholder in excess of the Share Ownership Limit (as defined in Article VII of the Declaration of Trust) shall automatically be transferred to a Charitable Trust (as defined in Article VII of the Declaration of Trust) and the Trust shall have the right to purchase such shares, as provided in Article VII of the Declaration of Trust. On and after September 21, 2016, the Trust, at its option, upon giving notice as provided below, may redeem the Series B Preferred Shares, in whole or from time to time in part, for cash, at a redemption price of twenty-five dollars ($25.00) per share, plus all accumulated and unpaid distributions on such Series B Preferred Shares to, but not including, the date of such redemption (the “Redemption Right”).
(b) If fewer than all of the outstanding Series B Preferred Shares are to be redeemed pursuant to the Redemption Right, the shares to be redeemed may be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method determined by the Trust. If such redemption is to be by lot and, as a result of such redemption, any holder of Series B Preferred Shares would become a holder of a number of Series B Preferred Shares in excess of the Share Ownership Limit because such holder’s Series B Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series B Preferred Shares of such holder such that no holder will hold in excess of the Share Ownership Limit subsequent to such redemption.
(c) Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series B Preferred Shares shall have been or contemporaneously are declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series B Preferred Shares shall be redeemed unless all outstanding Series B Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the redemption or purchase by the Trust of Series B Preferred Shares pursuant to

Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series B Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series B Preferred Shares. In addition, unless full cumulative distributions on all Series B Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series B Preferred Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series B Preferred Shares as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series B Preferred Shares for the purpose of preserving the Trust’s status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Shares).
(d) Immediately prior to or upon any redemption of Series B Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid distributions to, but not including, the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series B Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series B Preferred Shares for which a notice of redemption has been given.
(e) The following provisions set forth the procedures for redemption pursuant to the Redemption Right:
(i) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Trust, postage prepaid, no less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B Preferred Shares except as to the holder to whom notice was defective or not given.
(ii) In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series B Preferred Shares to be redeemed; (D) the place or places where the certificates, to the extent Series B Preferred Shares are certificated, for the Series B Preferred Shares are to be surrendered (if so required in the notice) for payment of the redemption price; and (E) that distributions on the Series B Preferred Shares to be redeemed will cease to accumulate on such redemption date. If fewer than all of the Series B Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series B Preferred Shares held by such holder to be redeemed.
(iii) If the Trust shall so require and the notice shall so state, on or after the redemption date, each holder of Series B Preferred Shares to be redeemed shall present and surrender the certificates evidencing his Series B Preferred Shares, to the extent such shares are certificated, to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions to, but not including, the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series B Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares evidenced by any such certificate evidencing Series B Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares. In the event that the Series B Preferred Shares to be redeemed are uncertificated, such shares shall be redeemed in accordance with the notice and the applicable procedures of any depository and no further action on the part of the holders of such shares shall be required.
(iv) From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series B Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions to, but not including, the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust’s share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to, but not including, the redemption date) of the Series B Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series B Preferred Shares to be redeemed shall (A) state the date of such deposit, (B)

specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares, to the extent such shares are certificated, at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to, but not including, the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series B Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.
(f) Subject to applicable law and the limitation on purchases when distributions on the Series B Preferred Shares are in arrears, the Trust may, at any time and from time to time, purchase any Series B Preferred Shares in the open market, by tender or by private agreement.
(g) Any Series B Preferred Shares that shall at any time have been redeemed or otherwise acquired shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more classified and designated as part of a particular series by the Board.
6. Special Optional Redemption by the Trust.
(a) Upon the occurrence of a Change of Control (as defined below), the Trust will have the option upon written notice mailed by the Trust, postage pre-paid, no less than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of the Series B Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust, to redeem the Series B Preferred Shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash at twenty-five dollars ($25.00) per share plus accrued and unpaid distributions, if any, to, but not including, the redemption date (“Special Optional Redemption Right”). No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B Preferred Shares except as to the holder to whom notice was defective or not given. If, prior to the Change of Control Conversion Date (as defined below), the Trust has provided or provides notice of redemption with respect to the Series B Preferred Shares (whether pursuant to the Redemption Right or the Special Optional Redemption Right), the holders of Series B Preferred Shares will not have the conversion right described below in Section 9.
A “Change of Control” is when, after the original issuance of the Series B Preferred Shares, the following have occurred and are continuing:
(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Trust entitling that person to exercise more than 50% of the total voting power of all shares of the Trust entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), and
(ii) following the closing of any transaction referred to in (i) above, neither the Trust nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE Amex Equities (the “NYSE Amex”), or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.
(b) In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series B Preferred Shares to be redeemed; (D) the place or places where the certificates for the Series B Preferred Shares, to the extent Series B Preferred Shares are certificated, are to be surrendered (if so required in the notice) for payment of the redemption price; (E) that the Series B Preferred Shares are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; (F) that holders of the Series B Preferred Shares to which the notice relates will not be able to tender such Series B Preferred Shares for conversion in connection with the Change of Control and each Series B Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date; and (G) that distributions on the Series B Preferred Shares to be redeemed will cease to accumulate on such redemption date. If fewer than all of the Series B Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series B Preferred Shares held by such holder to be redeemed.
If fewer than all of the outstanding Series B Preferred Shares are to be redeemed pursuant to the Special Optional Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Trust. If such redemption is to be by lot and, as a result of such redemption, any holder of Series B Preferred Shares would become a holder of a number of Series B Preferred Shares in excess of the Share Ownership Limit because such holder’s Series B Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series B Preferred Shares of such holder such that no holder will hold in excess of the Share Ownership Limit subsequent to such redemption.
(c) Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series B Preferred Shares shall have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series B Preferred Shares shall be redeemed unless all outstanding Series B Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase by the Trust of Series B Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series B Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series B Preferred Shares. In addition, unless full cumulative distributions on all Series B Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series B Preferred Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series B Preferred Shares as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series B Preferred Shares for the purpose of preserving the Trust’s status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Shares).
(d) Immediately prior to any redemption of Series B Preferred Shares pursuant to the Special Optional Redemption Right, the Trust shall pay, in cash, any accumulated and unpaid distributions to, but not including, the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series B Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series B Preferred Shares for which a notice of redemption has been given.

(e) If the Trust shall so require and the notice shall so state, on or after the redemption date, each holder of Series B Preferred Shares to be redeemed shall present and surrender the certificates evidencing his Series B Preferred Shares, to the extent such shares are certificated, to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions to, but not including, the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series B Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares evidenced by any such certificate evidencing Series B Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares. In the event that the Series B Preferred Shares to be redeemed are uncertificated, such shares shall be redeemed in accordance with the notice and the applicable procedures of any depository and no further action on the part of the holders of such shares shall be required.
(f) From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series B Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions to, but not including, the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust’s share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to, but not including, the redemption date) of the Series B Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series B Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares, to the extent such shares are certificated, at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to, but not including, the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series B Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.

(g) Any Series B Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more classified and designated as part of a particular series by the Board.
7. Voting Rights.
(a) Holders of the Series B Preferred Shares will not have any voting rights, except as set forth below. In any matter in which the holders of Series B Preferred Shares are entitled to vote, each such holder shall have the right to one vote for each Series B Preferred Share held by such holder. If the holders of the Series B Preferred Shares and the holders of another series of preferred shares are entitled to vote together as a single class on any matter, the holders of the Series B Preferred Shares and the holders of such other preferred shares shall each have one vote for each $25.00 of liquidation preference.

(b) Whenever distributions on any Series B Preferred Shares shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Distribution Default”), the number of trustees then constituting the Board shall be increased by two and the holders of Series B Preferred Shares (voting as a single class with all other equity securities upon which like voting rights have been conferred and are exercisable (“Parity Preferred Shares”)) will be entitled to vote for the election of a total of two additional trustees of the Trust (each, a “Preferred Share Trustee”) at a special meeting called by the holders of at least 33% of the outstanding Series B Preferred Shares or the holders of at least 33% of any other series of Parity Preferred Shares so in arrears if such request is received 90 or more days before the date fixed for the next annual or special meeting of shareholders, or at the next annual or special meeting of shareholders, and at each subsequent annual or special meeting until all distributions accumulated on the Series B Preferred Shares for the past distribution periods and the then-current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set apart for payment in full.
(c) If and when all accumulated distributions and the distribution for the then current distribution period on the Series B Preferred Shares shall have been paid in full or authorized and declared and set aside for payment in full, the holders of Series B Preferred Shares shall be divested of the voting rights set forth in Section 7(b) (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the current distribution period have been paid in full or authorized by the Board and set aside for payment in full on all other series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate and the number of trustees shall be reduced accordingly. Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series B Preferred Shares when they have the voting rights set forth in Section 7(b) and all other series of Parity Preferred Shares (voting as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series B Preferred Shares when they have the voting rights set forth in Section 7(b) and all other series of Parity Preferred Shares (voting as a single class). The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.
(d) So long as any Series B Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to the Series B Preferred Shares with respect to payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, or reclassify any authorized equity securities of the Trust into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or (ii) amend, alter or repeal the provisions of the Declaration of Trust, whether by merger or consolidation (in either case, an “Event”) or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Shares or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth in (ii) above, so long as Series B Preferred Shares remain outstanding with the terms thereof materially unchanged or the holders of Series B Preferred Shares receive shares of stock or beneficial interest or other equity securities with rights, preferences, privileges and voting powers substantially similar, taken as a whole, to the rights, preferences, privileges and voting powers of the Series B Preferred Shares, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series B Preferred Shares or the holders thereof; and provided further that any increase in the amount of the authorized Series B Preferred Shares or the creation or issuance, or increase in the amounts authorized, of any other class or series of equity securities ranking on a parity with or junior to the Series B Preferred Shares with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.
8. Information Rights. During any period in which the Trust is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series B Preferred Shares are outstanding, the Trust will (i) transmit by mail or other permissible means under the Exchange Act to all holders of the Series B Preferred Shares, as their names and addresses appear in the Trust’s record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Trust would have been required to file with the Securities and Exchange Commission (the “SEC”), pursuant to Section 13 or Section 15(d) of the Exchange Act if the Trust were subject thereto (other than any exhibits that would have been required), and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series B Preferred Shares. The Trust will mail (or otherwise provide) the reports to the holders of Series B Preferred Shares within 15 days after the respective dates by which the Trust would have been required to file such reports with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.
9. Conversion. The Series B Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except as provided in this Section 9.
(a) Upon the occurrence of a Change of Control, each holder of Series B Preferred Shares shall have the right, unless, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem the Series B Preferred Shares pursuant to the Redemption Right or Special Optional Redemption Right, to convert some or all of the Series B Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number Common Shares, per Series B Preferred Share to be converted (the “Common Share Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case no additional amount for such accrued and unpaid distribution will be included in such sum) by (ii) the Common Share Price (as defined below) and (B) 3.4483 (the “Share Cap”), subject to the immediately succeeding paragraph.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a Common Share distribution), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Shares as follows: the adjusted Share Cap as the result of a Share Split shall be the number of Common Shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of Common Shares outstanding after giving effect to such Share Split and the denominator of which is the number of Common Shares outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of Common Shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 11,724,220 Common Shares (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
In the case of a Change of Control pursuant to which Common Shares shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series B Preferred Shares shall receive upon conversion of such Series B Preferred Shares the kind and amount of Alternative Form Consideration which such holder of Series B Preferred Shares would have owned or been entitled to receive upon the Change of Control had such holder of Series B Preferred Shares held a number of Common Shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).
In the event that holders of Common Shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series B Preferred Shares shall receive shall be the form of consideration elected by the holders of the Common Shares who participate in the determination (based on the weighted average of elections) and shall be subject to any limitations to which all holders of Common Shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with Section 9(c) below that is no less than 20 days nor more than 35 days after the date on which the Trust provides such notice pursuant to Section 9(c).
The “Common Share Price” shall be (i) the amount of cash consideration per Common Share, if the consideration to be received in the Change of Control by holders of Common Shares is solely cash, and (ii) the average of the closing prices per Common Share on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of Common Shares is other than solely cash.
(b) No fractional Common Shares shall be issued upon the conversion of Series B Preferred Shares. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Share Price.
(c) Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the Series B Preferred Shares at their addresses as they appear on the Trust’s share transfer records and notice shall be provided to the Trust’s transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any Series B Preferred Shares except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series B Preferred Shares may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Share Price; (v) the Change of Control Conversion Date, which shall be a Business Day occurring within 20 to 35 days following the date of such notice; (vi) that if, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem all or any portion of the Series B Preferred Shares, the holder will not be able to convert Series B Preferred Shares and such Series B Preferred Shares shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series B Preferred Share; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series B Preferred Shares must follow to exercise the Change of Control Conversion Right.
(d) The Trust shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Trust’s website, in any event prior to the opening of business on the first Business Day following any date on which the Trust provides notice pursuant to Section 9(c) above to the holders of Series B Preferred Shares.
(e) In order to exercise the Change of Control Conversion Right, a holder of Series B Preferred Shares shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates evidencing the Series B Preferred Shares, to the extent such shares are certificated, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Trust’s transfer agent. Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of Series B Preferred Shares to be converted; and (iii) that the Series B Preferred Shares are to be converted pursuant to the applicable terms of the Series B Preferred Shares. Notwithstanding the foregoing, if the Series B Preferred Shares are held in global form, such notice shall comply with applicable procedures of The Depository Trust Company (“DTC”).
(f) Holders of Series B Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Trust’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn Series B Preferred Shares; (ii) if certificated Series B Preferred Shares have been issued, the certificate numbers of the withdrawn Series B Preferred Shares; and (iii) the number of Series B Preferred Shares, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the Series B Preferred Shares are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.
(g) Series B Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem such Series B Preferred Shares, whether pursuant to its Redemption Right or Special Optional Redemption Right. If the Trust elects to redeem Series B Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series B Preferred Shares shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to, but not including, the redemption date.
(h) The Trust shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.
(i) Notwithstanding anything to the contrary contained herein, no holder of Series B Preferred Shares will be entitled to convert such Series B Preferred Shares into Common Shares to the extent that receipt of such Common Shares would cause the holder of such Common Shares (or any other person) to Beneficially Own or Constructively Own, within the meaning of the Declaration of Trust, Common Shares of the Trust in excess of the Share Ownership Limit, as such term is defined in the Declaration of Trust, as applicable.
10. Application of Article VII. The Series B Preferred Shares are subject to the provisions of Article VII of the Declaration of Trust.
THIRD: The Series B Preferred Shares have been classified and designated by the Board under the authority contained in the Declaration of Trust.

FOURTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.
FIFTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.
SIXTH: The undersigned Chairman of the Board, President and Chief Executive Officer of the Trust acknowledges these Articles Supplementary to be the act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned Chairman of the Board, President and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[Signature page follows.]

IN WITNESS WHEREOF, PEBBLEBROOK HOTEL TRUST has caused these Articles Supplementary to be signed in its name and on its behalf by its Chairman of the Board, President and Chief Executive Officer witnessed by its Executive Vice President, Chief Financial Officer, Treasurer and Secretary on September 15, 2011.

WITNESS:		PEBBLEBROOK HOTEL TRUST

By:	/s/ Raymond D. Martz	By:	/s/ Jon E. Bortz
	Raymond D. Martz Executive Vice President, Chief Financial Officer, Treasurer and Secretary		Jon E. Bortz Chairman of the Board, President and Chief Executive Officer

PEBBLEBROOK HOTEL TRUST

ARTICLES SUPPLEMENTARY
ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF
6.50% SERIES C CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST,
$0.01 PAR VALUE PER SHARE

PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Pursuant to authority expressly vested in the Board of Trustees of the Trust (the “Board”) by Article VI, Section 6.3 of the Declaration of Trust of the Trust (which, as amended and supplemented from time to time, together with these Articles Supplementary, is referred to herein as the “Declaration of Trust”), the Board has duly classified and designated 4,000,000 authorized but unissued preferred shares of beneficial interest, $0.01 par value per share, of the Trust as 6.50% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of the Trust (“Series C Preferred Shares”).
SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series C Preferred Shares are as follows, which, upon any restatement of the Declaration of Trust, shall become a part of Article VI of the Declaration of Trust, with any appropriate renumbering or relettering of the sections or subsections thereof:
6.50% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share
1.Designation and Number. A series of Preferred Shares, designated the “6.50% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share”, is hereby established. The number of authorized Series C Preferred Shares shall be 4,000,000.
2. Relative Seniority. The Series C Preferred Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares (as defined in the Declaration of Trust) and to all equity securities the terms of which provide that such equity securities shall rank junior to such Series C Preferred Shares; (b) on a parity with the 7.875% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of the Trust, the 8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of the Trust and all other equity securities issued by the Trust, other than those equity securities referred to in clauses (a) and (c) (collectively, the “Parity Preferred Shares”); and (c) junior to all equity securities issued by the Trust which rank senior to the Series C Preferred Shares and which are issued in accordance with the terms of Section 7(d) hereof. The term “equity securities” shall not include convertible debt securities.
3. Distributions.
(a) Holders of Series C Preferred Shares shall be entitled to receive, when and as authorized by the Board and declared by the Trust, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of six and one-half percent (6.50%) per annum of the twenty-five dollars ($25.00) per share liquidation preference of the Series C Preferred Shares (equivalent to a fixed annual amount of $1.625 per share). Such distributions shall accumulate on a daily basis and be cumulative from (but excluding) the original date of issuance and be payable quarterly in equal amounts in arrears on or about the fifteenth day of each January, April, July and October of each year, beginning on April 15, 2013 (each such day being hereinafter called a “Distribution Payment Date”); provided that if any Distribution Payment Date is not a Business Day (as hereinafter defined), then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day. Any distribution payable on the Series C Preferred Shares for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the share records of the Trust at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board for the payment of distributions that is not more than 90 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”).

(b) No distribution on the Series C Preferred Shares shall be authorized by the Board or declared by the Trust or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.
(c) Notwithstanding anything to the contrary contained herein, distributions on the Series C Preferred Shares shall accumulate whether or not the restrictions referred to in Section 3(b) exist, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accumulated but unpaid distributions on the Series C Preferred Shares will accumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption as the case may be. Accumulated and unpaid distributions will not bear interest.
(d) If any Series C Preferred Shares are outstanding, no distributions will be authorized by the Board or declared by the Trust or paid or set apart for payment on any equity securities of the Trust of any other class or series ranking, as to distributions, on a parity with or junior to the Series C Preferred Shares unless full cumulative distributions have been or contemporaneously are authorized by the Board and declared by the Trust and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Shares for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series C Preferred Shares, all distributions authorized and declared, paid or set apart for payment upon the Series C Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series C Preferred Shares shall be authorized and declared and paid pro rata, or authorized and declared and set apart for payment pro rata, so that the amount of distributions authorized and declared per Series C Preferred Share and each such other equity security ranking on a parity, as to distributions, shall in all cases bear to each other the same ratio that accumulated distributions per Series C Preferred Share and such other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series C Preferred Shares which may be in arrears.
(e) Except as provided in Section 3(d), unless full cumulative distributions on the Series C Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Common Shares or other equity securities of the Trust ranking junior to the Series C Preferred Shares as to distributions and upon liquidation) shall be authorized and declared or paid or set apart for payment nor shall any other distribution be authorized and declared or made upon the Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series C Preferred Shares as to distributions or upon liquidation, nor shall any Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series C Preferred Shares as to distributions or upon liquidation be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such equity securities) by the Trust (except by conversion into or exchange for other equity securities of the Trust ranking junior to the Series C Preferred Shares as to distributions and upon liquidation, by redemption, purchase or acquisition of equity securities under incentive, benefit or share purchase plans of the Trust for officers, trustees or employees or others performing or providing similar services, or by other redemption, purchase or acquisition of such equity securities for the purpose of preserving the Trust’s status as a real estate investment trust (“REIT”)) for federal income tax purposes.
(f) If, for any taxable year, the Trust elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended) any portion (the “Capital Gains Amount”) of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to the holders of Series C Preferred Shares shall be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series C Preferred Shares for the year bears to the Total Dividends. The Trust may elect to retain and pay income tax on its net long-term capital gains. In such a case, the holders of Series C Preferred Shares would include in income their appropriate share of the Trust’s undistributed long-term capital gains, as designated by the Trust.
(g) Holders of Series C Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series C Preferred Shares as described above. Any distribution payment made on the Series C Preferred Shares shall first be credited against the earliest accumulated but unpaid distribution due with respect to such shares which remains payable.
(h) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of the Trust’s equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.
(i) “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
4. Liquidation Rights.
(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust (referred to herein sometimes as a “liquidation”), the holders of Series C Preferred Shares then outstanding shall be entitled to be paid, or have the Trust declare and set apart for payment, out of the assets of the Trust legally available for distribution to shareholders (after payment or provision for payment of all debts and other liabilities of the Trust), a liquidation preference in cash of twenty-five dollars ($25.00) per Series C Preferred Share, plus an amount equal to all accumulated and unpaid distributions to, but not including, the date of payment (the “Liquidation Preference”), before any distribution of assets is made to holders of Common Shares or any other equity securities of the Trust that rank junior to the Series C Preferred Shares as to liquidation rights.
(b) If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Trust, the assets of the Trust are insufficient to pay the full amount of the Liquidation Preference to holders of Series C Preferred Shares and the corresponding amounts payable on all shares of other classes or series of equity securities of the Trust ranking on a parity with the Series C Preferred Shares as to liquidation rights, then the holders of the Series C Preferred Shares and all other such classes or series of equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
(c) Written notice of the effective date of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series C Preferred Shares at the address of such holder as the same shall appear on the share transfer records of the Trust.
(d) After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of Series C Preferred Shares will have no right or claim to any of the remaining assets of the Trust.
(e) None of a consolidation or merger of the Trust with or into another entity, a merger of another entity with or into the Trust, a statutory share exchange by the Trust or a sale, lease, transfer or conveyance of all or substantially all of the Trust’s assets or business shall be considered a liquidation, dissolution or winding up of the Trust.
5. Redemption
(a) Except as described in Section 6 below and this Section 5, the Series C Preferred Shares are not redeemable prior to March 18, 2018. To ensure that the Trust remains qualified as a REIT for federal income tax purposes, however, the Series C Preferred Shares shall be subject to the provisions of Article VII of the Declaration of Trust pursuant to which Series C Preferred Shares owned by a shareholder in excess of the Share Ownership Limit (as defined in Article VII of the Declaration of Trust) shall automatically be transferred to a Charitable Trust (as defined in Article VII of the Declaration of Trust) and the Trust shall have the right to purchase such shares, as provided in Article VII of the Declaration of Trust. On and after March 18, 2018, the Trust, at its option, upon giving notice as provided below, may redeem the Series C Preferred Shares, in whole or from time to time in part, for cash, at a redemption price of twenty-five dollars ($25.00) per share, plus all accumulated and unpaid distributions on such Series C Preferred Shares to, but not including, the date of such redemption (the “Redemption Right”).

(b) If fewer than all of the outstanding Series C Preferred Shares are to be redeemed pursuant to the Redemption Right, the shares to be redeemed may be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method determined by the Trust. If such redemption is to be by lot and, as a result of such redemption, any holder of Series C Preferred Shares would become a holder of a number of Series C Preferred Shares in excess of the Share Ownership Limit because such holder’s Series C Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series C Preferred Shares of such holder such that no holder will hold in excess of the Share Ownership Limit subsequent to such redemption.
(c) Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series C Preferred Shares shall have been or contemporaneously are declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series C Preferred Shares shall be redeemed unless all outstanding Series C Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the redemption or purchase by the Trust of Series C Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series C Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series C Preferred Shares. In addition, unless full cumulative distributions on all Series C Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series C Preferred Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series C Preferred Shares as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series C Preferred Shares for the purpose of preserving the Trust’s status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series C Preferred Shares).
(d) Immediately prior to or upon any redemption of Series C Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid distributions to, but not including, the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series C Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series C Preferred Shares for which a notice of redemption has been given.
(e) The following provisions set forth the procedures for redemption pursuant to the Redemption Right:
(i) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Trust, postage prepaid, no less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series C Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series C Preferred Shares except as to the holder to whom notice was defective or not given.
(ii) In addition to any information required by law or by the applicable rules of any exchange upon which Series C Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series C Preferred Shares to be redeemed; (D) the place or places where the certificates, to the extent Series C Preferred Shares are certificated, for the Series C Preferred Shares are to be surrendered (if so required in the notice) for payment of the redemption price; and (E) that distributions on the Series C Preferred Shares to be redeemed will cease to accumulate on such redemption date. If fewer than all of the Series C Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series C Preferred Shares held by such holder to be redeemed.

(iii) If the Trust shall so require and the notice shall so state, on or after the redemption date, each holder of Series C Preferred Shares to be redeemed shall present and surrender the certificates evidencing his Series C Preferred Shares, to the extent such shares are certificated, to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions to, but not including, the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series C Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares evidenced by any such certificate evidencing Series C Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares. In the event that the Series C Preferred Shares to be redeemed are uncertificated, such shares shall be redeemed in accordance with the notice and the applicable procedures of any depository and no further action on the part of the holders of such shares shall be required.
(iv) From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series C Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions to, but not including, the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust’s share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to, but not including, the redemption date) of the Series C Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series C Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares, to the extent such shares are certificated, at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to, but not including, the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series C Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.
(f) Subject to applicable law and the limitation on purchases when distributions on the Series C Preferred Shares are in arrears, the Trust may, at any time and from time to time, purchase any Series C Preferred Shares in the open market, by tender or by private agreement.
(g) Any Series C Preferred Shares that shall at any time have been redeemed or otherwise acquired shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more classified and designated as part of a particular series by the Board.
6. Special Optional Redemption by the Trust.
(a) Upon the occurrence of a Change of Control (as defined below), the Trust will have the option upon written notice mailed by the Trust, postage pre-paid, no less than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of the Series C Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust, to redeem the Series C Preferred Shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash at twenty-five dollars ($25.00) per share plus accrued and unpaid distributions, if any, to, but not including, the redemption date (“Special Optional Redemption Right”). No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series C Preferred Shares except as to the holder to whom notice was defective or not given. If, prior to the Change of Control Conversion Date (as defined below), the Trust has provided or provides notice of redemption with respect to the Series C Preferred Shares (whether pursuant to the Redemption Right or the Special Optional Redemption Right), the holders of Series C Preferred Shares to which such notice of redemption relates will not have the conversion right described below in Section 9 and such Series C Preferred Shares will instead be redeemed in accordance with such notice.
A “Change of Control” is when, after the original issuance of the Series C Preferred Shares, the following have occurred and are continuing:
(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Trust entitling that person to exercise more than 50% of the total voting power of all shares of the Trust entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), and
(ii) following the closing of any transaction referred to in (i) above, neither the Trust nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE MKT LLC (the “NYSE MKT”), or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.
(b) In addition to any information required by law or by the applicable rules of any exchange upon which the Series C Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series C Preferred Shares to be redeemed; (D) the place or places where the certificates for the Series C Preferred Shares, to the extent Series C Preferred Shares are certificated, are to be surrendered (if so required in the notice) for payment of the redemption price; (E) that the Series C Preferred Shares are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; (F) that holders of the Series C Preferred Shares to which the notice relates will not be able to tender such Series C Preferred Shares for conversion in connection with the Change of Control and each Series C Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date; and (G) that distributions on the Series C Preferred Shares to be redeemed will cease to accumulate on such redemption date. If fewer than all of the Series C Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series C Preferred Shares held by such holder to be redeemed.
If fewer than all of the outstanding Series C Preferred Shares are to be redeemed pursuant to the Special Optional Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Trust. If such redemption is to be by lot and, as a result of such redemption, any holder of Series C Preferred Shares would become a holder of a number of Series C Preferred Shares in excess of the Share Ownership Limit because such holder’s Series C Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series C Preferred Shares of such holder such that no holder will hold in excess of the Share Ownership Limit subsequent to such redemption.
(c) Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series C Preferred Shares shall have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series C Preferred Shares shall be redeemed unless all outstanding Series C Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase by the Trust of Series C Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series C Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series C Preferred Shares. In addition, unless full cumulative distributions on all Series C Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series C Preferred Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series C Preferred Shares as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series C Preferred Shares for the purpose of preserving the Trust’s status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series C Preferred Shares).
(d) Immediately prior to any redemption of Series C Preferred Shares pursuant to the Special Optional Redemption Right, the Trust shall pay, in cash, any accumulated and unpaid distributions to, but not including, the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series C Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series C Preferred Shares for which a notice of redemption has been given.
(e) If the Trust shall so require and the notice shall so state, on or after the redemption date, each holder of Series C Preferred Shares to be redeemed shall present and surrender the certificates evidencing his Series C Preferred Shares, to the extent such shares are certificated, to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions to, but not including, the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series C Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares evidenced by any such certificate evidencing Series C Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares. In the event that the Series C Preferred Shares to be redeemed are uncertificated, such shares shall be redeemed in accordance with the notice and the applicable procedures of any depository and no further action on the part of the holders of such shares shall be required.
(f) From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series C Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions to, but not including, the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust’s share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to, but not including, the redemption date) of the Series C Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series C Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares, to the extent such shares are certificated, at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to, but not including, the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series C Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.
(g) Any Series C Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more classified and designated as part of a particular series by the Board.
7. Voting Rights.
(a) Holders of the Series C Preferred Shares will not have any voting rights, except as set forth below. In any matter in which the holders of Series C Preferred Shares are entitled to vote, each such holder shall have the right to one vote for each Series C Preferred Share held by such holder. If the holders of the Series C Preferred Shares and the holders of another series of preferred shares are entitled to vote together as a single class on any matter, the holders of the Series C Preferred Shares and the holders of such other preferred shares shall each have one vote for each $25.00 of liquidation preference. Holders of the Series C Preferred Shares shall have exclusive voting rights on any amendment to the Declaration of Trust (including these Articles Supplementary) that would alter only the contract rights, as expressly set forth in the Declaration of Trust, of the Series C Preferred Shares.
(b) Whenever distributions on any Series C Preferred Shares shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Distribution Default”), the number of trustees then constituting the Board shall be increased by two and the holders of Series C Preferred Shares (voting as a single class with all other Parity Preferred Shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two additional trustees of the Trust (each, a “Preferred Share Trustee”) at a special meeting called by the holders of at least 33% of the outstanding Series C Preferred Shares or the holders of at least 33% of any other series of Parity Preferred Shares so in arrears if such request is received 90 or more days before the date fixed for the next annual or special meeting of shareholders, or at the next annual or special meeting of shareholders, and at each subsequent annual or special meeting until all distributions accumulated on the Series C Preferred Shares for the past distribution periods and the then-current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set apart for payment in full.
(c) If and when all accumulated distributions and the distribution for the then current distribution period on the Series C Preferred Shares shall have been paid in full or authorized and declared and set aside for payment in full, the holders of Series C Preferred Shares shall be divested of the voting rights set forth in Section 7(b) (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the current distribution period have been paid in full or authorized by the Board and set aside for payment in full on all other series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate and the number of trustees shall be reduced accordingly. Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series C Preferred Shares when they have the voting rights set forth in Section 7(b) and all other series of Parity Preferred Shares (voting as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series C Preferred Shares when they have the voting rights set forth in Section 7(b) and all other series of Parity Preferred Shares (voting as a single class). The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.
(d) So long as any Series C Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote of the holders of at least two-thirds of the Series C Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to the Series C Preferred Shares with respect to payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, or reclassify any authorized equity securities of the Trust into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or (ii) amend, alter or repeal the provisions of the Declaration of Trust, whether by merger or consolidation (in either case, an “Event”) or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Shares or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth in (ii) above, so long as Series C Preferred Shares remain outstanding with the terms thereof materially unchanged or the holders of Series C Preferred Shares receive shares of stock or beneficial interest or other equity securities with rights, preferences, privileges and voting powers substantially similar, taken as a whole, to the rights, preferences, privileges and voting powers of the Series C Preferred Shares, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series C Preferred Shares or the holders thereof; and provided further that any increase in the amount of the authorized Series C Preferred Shares or the creation or issuance, or increase in the amounts authorized, of any other class or series of equity securities ranking on a parity with or junior to the Series C Preferred Shares with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
(e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series C Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.
8. Information Rights. During any period in which the Trust is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series C Preferred Shares are outstanding, the Trust will (i) transmit by mail to all holders of the Series C Preferred Shares, as their names and addresses appear in the Trust’s record books and without cost to such holders, copies of reports containing substantially the same information as would have appeared in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that the Trust would have been required to file with the Securities and Exchange Commission (the “SEC”), pursuant to Section 13 or Section 15(d) of the Exchange Act if the Trust were subject thereto (other than any exhibits that would have been required), and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series C Preferred Shares. The Trust will mail (or otherwise provide) the reports to the holders of Series C Preferred Shares within 15 days after the respective dates by which the Trust would have been required to file such reports with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.
9. Conversion. The Series C Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except as provided in this Section 9.
(a) Upon the occurrence of a Change of Control, each holder of Series C Preferred Shares shall have the right, unless, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem the Series C Preferred Shares pursuant to the Redemption Right or Special Optional Redemption Right, to convert some or all of the Series C Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number Common Shares, per Series C Preferred Share to be converted (the “Common Share Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case no additional amount for such accrued and unpaid distribution will be included in such sum) by (ii) the Common Share Price (as defined below) and (B) 2.0325 (the “Share Cap”), subject to the immediately succeeding paragraph.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a Common Share distribution), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Shares as follows: the adjusted Share Cap as the result of a Share Split shall be the number of Common Shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of Common Shares outstanding after giving effect to such Share Split and the denominator of which is the number of Common Shares outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of Common Shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 8,130,000 Common Shares (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap and for additional issuances of Series C Preferred Shares in subsequent offerings, if any.
In the case of a Change of Control pursuant to which Common Shares shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series C Preferred Shares shall receive upon conversion of such Series C Preferred Shares the kind and amount of Alternative Form Consideration which such holder of Series C Preferred Shares would have owned or been entitled to receive upon the Change of Control had such holder of Series C Preferred Shares held a number of Common Shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).
In the event that holders of Common Shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series C Preferred Shares shall receive shall be the form of consideration elected by the holders of the Common Shares who participate in the determination (based on the weighted average of elections) and shall be subject to any limitations to which all holders of Common Shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.
The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with Section 9(c) below that is no less than 20 days nor more than 35 days after the date on which the Trust provides such notice pursuant to Section 9(c).
The “Common Share Price” shall be (i) the amount of cash consideration per Common Share, if the consideration to be received in the Change of Control by holders of Common Shares is solely cash, and (ii) the average of the closing prices per Common Share on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of Common Shares is other than solely cash.

(b) No fractional Common Shares shall be issued upon the conversion of Series C Preferred Shares. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Share Price.
(c) Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the Series C Preferred Shares at their addresses as they appear on the Trust’s share transfer records and notice shall be provided to the Trust’s transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any Series C Preferred Shares except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series C Preferred Shares may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Share Price; (v) the Change of Control Conversion Date, which shall be a Business Day occurring within 20 to 35 days following the date of such notice; (vi) that if, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem all or any portion of the Series C Preferred Shares, the holder will not be able to convert Series C Preferred Shares and such Series C Preferred Shares shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series C Preferred Share; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series C Preferred Shares must follow to exercise the Change of Control Conversion Right.
(d) The Trust shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Trust’s website, in any event prior to the opening of business on the first Business Day following any date on which the Trust provides notice pursuant to Section 9(c) above to the holders of Series C Preferred Shares.
(e) In order to exercise the Change of Control Conversion Right, a holder of Series C Preferred Shares shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates evidencing the Series C Preferred Shares, to the extent such shares are certificated, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Trust’s transfer agent. Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of Series C Preferred Shares to be converted; and (iii) that the Series C Preferred Shares are to be converted pursuant to the applicable terms of the Series C Preferred Shares. Notwithstanding the foregoing, if the Series C Preferred Shares are held in global form, such notice shall comply with applicable procedures of The Depository Trust Company (“DTC”).
(f) Holders of Series C Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Trust’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn Series C Preferred Shares; (ii) if certificated Series C Preferred Shares have been issued, the certificate numbers of the withdrawn Series C Preferred Shares; and (iii) the number of Series C Preferred Shares, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the Series C Preferred Shares are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.
(g) Series C Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem such Series C Preferred Shares, whether pursuant to its Redemption Right or Special Optional Redemption Right. If the Trust elects to redeem Series C Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series C Preferred Shares shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to, but not including, the redemption date.
(h) The Trust shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.

(i) Notwithstanding anything to the contrary contained herein, no holder of Series C Preferred Shares will be entitled to convert such Series C Preferred Shares into Common Shares to the extent that receipt of such Common Shares would cause the holder of such Common Shares (or any other person) to Beneficially Own or Constructively Own, within the meaning of the Declaration of Trust, Common Shares of the Trust in excess of the Share Ownership Limit, as such term is defined in the Declaration of Trust, as applicable.
10. Application of Article VII. The Series C Preferred Shares are subject to the provisions of Article VII of the Declaration of Trust.
THIRD: The Series C Preferred Shares have been classified and designated by the Board under the authority contained in the Declaration of Trust.
FOURTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.
FIFTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.
SIXTH: The undersigned Chairman of the Board, President and Chief Executive Officer of the Trust acknowledges these Articles Supplementary to be the act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned Chairman of the Board, President and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows.]

IN WITNESS WHEREOF, PEBBLEBROOK HOTEL TRUST has caused these Articles Supplementary to be signed in its name and on its behalf by its Chairman of the Board, President and Chief Executive Officer witnessed by its Executive Vice President, Chief Financial Officer, Treasurer and Secretary on March 13, 2013.

WITNESS:		PEBBLEBROOK HOTEL TRUST

By:	/s/ Raymond D. Martz	By:	/s/ Jon E. Bortz
	Raymond D. Martz		Jon E. Bortz
	Executive Vice President, Chief Financial Officer, Treasurer and Secretary		Chairman of the Board, President and Chief Executive Officer

PEBBLEBROOK HOTEL TRUST
ARTICLES SUPPLEMENTARY
PROHIBITING THE ELECTION OF SECTION 3-803 OF THE MGCL WITHOUT SHAREHOLDER APPROVAL
PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Under a power contained in Section 3-802(c) of Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”), the Board of Trustees of the Trust (the “Board”) has resolved to prohibit the Trust from electing to be subject to Section 3-803 of the MGCL unless a proposal to repeal such prohibition is approved by the affirmative vote of at least a majority of the votes cast on the matter by shareholders of the Trust entitled to vote generally in the election of trustees of the Trust.
SECOND: The action to prohibit the Trust from electing to be subject to Section 3-803 of the MGCL without the shareholder approval referenced above has been approved by the Board in the manner and by the vote required by law.
THIRD: The undersigned Chairman of the Board, President and Chief Executive Officer of the Trust acknowledges these Articles Supplementary to be the act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned Chairman of the Board, President and Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows.]

IN WITNESS WHEREOF, PEBBLEBROOK HOTEL TRUST has caused these Articles Supplementary to be signed in its name and on its behalf by its Chairman of the Board, President and Chief Executive Officer and witnessed by its Executive Vice President, Chief Financial Officer, Treasurer and Secretary on October 26, 2015.

WITNESS:		PEBBLEBROOK HOTEL TRUST

By:	/s/ Raymond D. Martz	By:	/s/ Jon E. Bortz

	Raymond D. Martz		Jon E. Bortz
	Executive Vice President, Chief Financial Officer, Treasurer and Secretary		Chairman of the Board, President and Chief Executive Officer

PEBBLEBROOK HOTEL TRUST
ARTICLES SUPPLEMENTARY
ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF
6.375% SERIES D CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST,
$0.01 PAR VALUE PER SHARE

PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Pursuant to authority expressly vested in the Board of Trustees of the Trust (the “Board”) by Article VI, Section 6.3 of the Declaration of Trust of the Trust (which, as amended and supplemented from time to time, together with these Articles Supplementary, is referred to herein as the “Declaration of Trust”), the Board has duly classified and designated 5,000,000 authorized but unissued preferred shares of beneficial interest, $0.01 par value per share, of the Trust as 6.375% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of the Trust (“Series D Preferred Shares”).
SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series D Preferred Shares are as follows, which, upon any restatement of the Declaration of Trust, shall become a part of Article VI of the Declaration of Trust, with any appropriate renumbering or relettering of the sections or subsections thereof:
6.375% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share
1.Designation and Number. A series of Preferred Shares, designated the “6.375% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share”, is hereby established. The number of authorized Series D Preferred Shares shall be 5,000,000.

2.Relative Seniority. The Series D Preferred Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares (as defined in the Declaration of Trust) and to all equity securities the terms of which provide that such equity securities shall rank junior to such Series D Preferred Shares; (b) on a parity with the 8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of the Trust, the 6.50% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of the Trust and all other equity securities issued by the Trust, other than those equity securities referred to in clauses (a) and (c) (collectively, the “Parity Preferred Shares”); and (c) junior to all equity securities issued by the Trust which rank senior to the Series D Preferred Shares and which are issued in accordance with the terms of Section 7(d) hereof. The term “equity securities” shall not include convertible debt securities.

3.Distributions.

(a)Holders of Series D Preferred Shares shall be entitled to receive, when and as authorized by the Board and declared by the Trust, out of assets legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 6.375% per annum of the $25.00 per share liquidation preference of the Series D Preferred Shares (equivalent to a fixed annual amount of $1.59375 per share). Such distributions shall accumulate on a daily basis and be cumulative from and including the original date of issuance and be payable quarterly in equal amounts in arrears on the fifteenth day of each January, April, July and October of each year, beginning on July 15, 2016 (each such day being hereinafter called a “Distribution Payment Date”); provided that if any Distribution Payment Date is not a Business Day (as defined below), then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day. Any distribution payable on the Series D Preferred Shares for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the share records of the Trust at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board for the payment of distributions that is not more than 90 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”).

(b)No distribution on the Series D Preferred Shares shall be authorized by the Board or declared by the Trust or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)Notwithstanding anything to the contrary contained herein, distributions on the Series D Preferred Shares shall accumulate whether or not the restrictions referred to in Section 3(b) exist, whether or not the Trust has earnings, whether or not there are assets legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accumulated but unpaid distributions on the Series D Preferred Shares will accumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption as the case may be. Accumulated and unpaid distributions will not bear interest.

(d)If any Series D Preferred Shares are outstanding, no distributions will be authorized by the Board or declared by the Trust or paid or set apart for payment on any equity securities of the Trust of any other class or series ranking, as to distributions, on a parity with or junior to the Series D Preferred Shares unless full cumulative distributions have been or contemporaneously are authorized by the Board and declared by the Trust and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series D Preferred Shares for all past distribution periods. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series D Preferred Shares, all distributions authorized and declared, paid or set apart for payment upon the Series D Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series D Preferred Shares shall be authorized and declared and paid pro rata, or authorized and declared and set apart for payment pro rata, so that the amount of distributions authorized and declared per Series D Preferred Share and each such other equity security ranking on a parity, as to distributions, shall in all cases bear to each other the same ratio that accumulated distributions per Series D Preferred Share and such other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series D Preferred Shares which may be in arrears.

(e)Except as provided in Section 3(d), unless full cumulative distributions on the Series D Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods, no distributions (other than in Common Shares or other equity securities of the Trust ranking junior to the Series D Preferred Shares as to distributions and upon liquidation) shall be authorized and declared or paid or set apart for payment nor shall any other distribution be authorized and declared or made upon the Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series D Preferred Shares as to distributions or upon liquidation, nor shall any Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series D Preferred Shares as to distributions or upon liquidation be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such equity securities) by the Trust (except by conversion into or exchange for other equity securities of the Trust ranking junior to the Series D Preferred Shares as to distributions and upon liquidation, by redemption, purchase or acquisition of equity securities under incentive, benefit or share purchase plans of the Trust for officers, trustees or employees or others performing or providing similar services, or by other redemption, purchase or acquisition of such equity securities for the purpose of preserving the Trust’s status as a real estate investment trust (“REIT”)) for federal income tax purposes.

(f)If, for any taxable year, the Trust elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended) any portion (the “Capital Gains Amount”) of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes and series of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to the holders of Series D Preferred Shares shall be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series D Preferred Shares for the year bears to the Total Dividends. The Trust may elect to retain and pay income tax on its net long-term capital gains. In such a case, the holders of Series D Preferred Shares would include in income their appropriate share of the Trust’s undistributed long-term capital gains, as designated by the Trust.

(g)Holders of Series D Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series D Preferred Shares as described above. Any distribution payment made on the Series D Preferred Shares shall first be credited against the earliest accumulated but unpaid distribution due with respect to such shares which remains payable.

(h)In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of the Trust’s equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

(i)“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

4.Liquidation Rights.

(a)In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust (referred to herein sometimes as a “liquidation”), the holders of Series D Preferred Shares then outstanding shall be entitled to be paid, or have the Trust declare and set apart for payment, out of the assets of the Trust legally available for distribution to shareholders (after payment or provision for payment of all debts and other liabilities of the Trust), a liquidation preference in cash of $25.00 per Series D Preferred Share, plus an amount equal to all accumulated and unpaid distributions to, but not including, the date of payment (the “Liquidation Preference”), before any distribution of assets is made to holders of Common Shares or any other equity securities of the Trust that rank junior to the Series D Preferred Shares as to liquidation rights.

(b)If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Trust, the assets of the Trust are insufficient to pay the full amount of the Liquidation Preference to holders of Series D Preferred Shares and the corresponding amounts payable on all Parity Preferred Shares, then the holders of the Series D Preferred Shares and all Parity Preferred Shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c)Written notice of the effective date of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series D Preferred Shares at the address of such holder as the same shall appear on the share transfer records of the Trust.

(d)After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of Series D Preferred Shares will have no right or claim to any of the remaining assets of the Trust.

(e)None of a consolidation, merger or conversion of the Trust with or into another entity, a merger of another entity with or into the Trust, a statutory share exchange by the Trust or a sale, lease, transfer or conveyance of all or substantially all of the Trust’s assets or business shall be considered a liquidation, dissolution or winding up of the Trust.

5.Redemption

(a)Except as described in Section 6 below and this Section 5, the Series D Preferred Shares are not redeemable prior to June 9, 2021. To ensure that the Trust remains qualified as a REIT for federal income tax purposes, however, the Series D Preferred Shares shall be subject to the provisions of Article VII of the Declaration of Trust pursuant to which Series D Preferred Shares owned by a shareholder in excess of the Share Ownership Limit (as defined in Article VII of the Declaration of Trust) shall automatically be transferred to a Charitable Trust (as defined in Article VII of the Declaration of Trust) and the Trust shall have the right to purchase such shares, as provided in Article VII of the Declaration of Trust. On and after June 9, 2021, the Trust, at its option, upon giving notice as provided below, may redeem the Series D Preferred Shares, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus all accumulated and unpaid distributions on such Series D Preferred Shares to, but not including, the date of such redemption (the “Redemption Right”).

(b)If fewer than all of the outstanding Series D Preferred Shares are to be redeemed pursuant to the Redemption Right, the shares to be redeemed may be selected pro rata (as nearly as practicable without creating fractional shares) or by lot. If such redemption is to be by lot and, as a result of such redemption, any holder of Series D Preferred Shares would become a holder of a number of Series D Preferred Shares in excess of the Share Ownership Limit because such holder’s Series D Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series D Preferred Shares of such holder such that no holder will hold in excess of the Share Ownership Limit subsequent to such redemption.

(c)Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series D Preferred Shares shall have been or contemporaneously are declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, no Series D Preferred Shares shall be redeemed unless all outstanding Series D Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the redemption or purchase by the Trust of Series D Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series D Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series D Preferred Shares. In addition, unless full cumulative distributions on all Series D Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series D Preferred Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series D Preferred Shares as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series D Preferred Shares for the purpose of preserving the Trust’s status as a REIT for federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series D Preferred Shares).

(d)Immediately prior to or upon any redemption of Series D Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid distributions to, but not including, the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series D Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series D Preferred Shares for which a notice of redemption has been given.

(e)The following provisions set forth the procedures for redemption pursuant to the Redemption Right:

(i)Notice of redemption will be mailed by the Trust, postage prepaid, no less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series D Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series D Preferred Shares except as to the holder to whom notice was defective or not given.

(ii)In addition to any information required by law or by the applicable rules of any exchange upon which Series D Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series D Preferred Shares to be redeemed; (D) the place or places where the certificates, to the extent Series D Preferred Shares are certificated, for the Series D Preferred Shares are to be surrendered (if so required in the notice) for payment of the redemption price; and (E) that distributions on the Series D Preferred Shares to be redeemed will cease to accumulate on such redemption date. If fewer than all of the Series D Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series D Preferred Shares held by such holder to be redeemed.

(iii)If the Trust shall so require and the notice shall so state, on or after the redemption date, each holder of Series D Preferred Shares to be redeemed shall present and surrender the certificates evidencing such holder’s Series D Preferred Shares, to the extent such shares are certificated, to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions to, but not including, the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series D Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares evidenced by any such certificate evidencing Series D Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares. In the event that the Series D Preferred Shares to be redeemed are uncertificated, such shares shall be redeemed in accordance with the notice and the applicable procedures of any depository and no further action on the part of the holders of such shares shall be required.

(iv)From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series D Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions to, but not including, the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust’s share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to, but not including, the redemption date) of the Series D Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series D Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares, to the extent such shares are certificated, at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to, but not including, the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series D Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.

(f)Subject to applicable law and the limitation on purchases when distributions on the Series D Preferred Shares are in arrears, the Trust may, at any time and from time to time, purchase any Series D Preferred Shares in the open market, by tender or by private agreement.

(g)Any Series D Preferred Shares that shall at any time have been redeemed or otherwise acquired shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Shares, without designation as to class or series until such shares are once more classified and designated as part of a particular class or series by the Board.

6.Special Optional Redemption by the Trust.

(a)Upon the occurrence of a Change of Control (as defined below), the Trust will have the option upon written notice mailed by the Trust, postage pre-paid, no less than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of the Series D Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust, to redeem the Series D Preferred Shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash at $25.00 per share plus accrued and unpaid distributions, if any, to, but not including, the redemption date (“Special Optional Redemption Right”). No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series D Preferred Shares except as to the holder to whom notice was defective or not given. If, prior to the Change of Control Conversion Date (as defined below), the Trust has provided or provides notice of redemption with respect to the Series D Preferred Shares (whether pursuant to the Redemption Right or the Special Optional Redemption Right), the holders of Series D Preferred Shares to which such notice of redemption relates will not have the conversion right described below in Section 9 and such Series D Preferred Shares will instead be redeemed in accordance with such notice.

    A “Change of Control” is when, after the original issuance of the Series D Preferred Shares, the following have occurred and are continuing:
(1)the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Trust entitling that person to exercise more than 50% of the total voting power of all shares of the Trust entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), and

(2)following the closing of any transaction referred to in (i) above, neither the Trust nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE MKT LLC (the “NYSE MKT”), or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

(b)In addition to any information required by law or by the applicable rules of any exchange upon which the Series D Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date;

(B) the redemption price; (C) the number of Series D Preferred Shares to be redeemed; (D) the place or places where the certificates for the Series D Preferred Shares, to the extent Series D Preferred Shares are certificated, are to be surrendered (if so required in the notice) for payment of the redemption price; (E) that the Series D Preferred Shares are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; (F) that holders of the Series D Preferred Shares to which the notice relates will not be able to tender such Series D Preferred Shares for conversion in connection with the Change of Control and each Series D Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date; and (G) that distributions on the Series D Preferred Shares to be redeemed will cease to accumulate on such redemption date. If fewer than all of the Series D Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series D Preferred Shares held by such holder to be redeemed.

If fewer than all of the outstanding Series D Preferred Shares are to be redeemed pursuant to the Special Optional Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot. If such redemption is to be by lot and, as a result of such redemption, any holder of Series D Preferred Shares would become a holder of a number of Series D Preferred Shares in excess of the Share Ownership Limit because such holder’s Series D Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series D Preferred Shares of such holder such that no holder will hold in excess of the Share Ownership Limit subsequent to such redemption.
(c)Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series D Preferred Shares shall have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, no Series D Preferred Shares shall be redeemed unless all outstanding Series D Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase by the Trust of Series D Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series D Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series D Preferred Shares. In addition, unless full cumulative distributions on all Series D Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series D Preferred Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series D Preferred Shares as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series D Preferred Shares for the purpose of preserving the Trust’s status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series D Preferred Shares).

(d)Immediately prior to any redemption of Series D Preferred Shares pursuant to the Special Optional Redemption Right, the Trust shall pay, in cash, any accumulated and unpaid distributions to, but not including, the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series D Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series D Preferred Shares for which a notice of redemption has been given.

(e)If the Trust shall so require and the notice shall so state, on or after the redemption date, each holder of Series D Preferred Shares to be redeemed shall present and surrender the certificates evidencing such holder’s Series D Preferred Shares, to the extent such shares are certificated, to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions to, but not including, the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series D Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares evidenced by any such certificate evidencing Series D Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares. In the event that the Series D Preferred Shares to be redeemed are uncertificated, such shares shall be redeemed in accordance with the notice and the applicable procedures of any depository and no further action on the part of the holders of such shares shall be required.

(f)From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series D Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions to, but not including, the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust’s share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to, but not including, the redemption date) of the Series D Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series D Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares, to the extent such shares are certificated, at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to, but not including, the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series D Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.

(g)Any Series D Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to class or series until such shares are once more classified and designated as part of a particular class or series by the Board.

7.Voting Rights.

(a)Holders of the Series D Preferred Shares will not have any voting rights, except as set forth below. In any matter in which the holders of Series D Preferred Shares are entitled to vote, each such holder shall have the right to one vote for each Series D Preferred Share held by such holder. If the holders of the Series D Preferred Shares and the holders of another class or series of preferred shares are entitled to vote together as a single class on any matter, the holders of the Series D Preferred Shares and the holders of such other preferred shares shall each have one vote for each $25.00 of liquidation preference. Holders of the Series D Preferred Shares shall have exclusive voting rights on any amendment to the Declaration of Trust (including these Articles Supplementary) that would alter only the contract rights, as expressly set forth in the Declaration of Trust, of the Series D Preferred Shares.

(b)Whenever distributions on any Series D Preferred Shares shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Distribution Default”), the number of trustees then constituting the Board shall be increased by two and the holders of Series D Preferred Shares (voting together as a single class with all other Parity Preferred Shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two additional trustees of the Trust (each, a “Preferred Share Trustee”) at a special meeting called by the holders of at least 33% of the outstanding Series D Preferred Shares or the holders of at least 33% of any other class or series of Parity Preferred Shares so in arrears if such request is received 90 or more days before the date fixed for the next annual or special meeting of shareholders, or at the next annual or special meeting of shareholders, and at each subsequent annual or special meeting until all distributions accumulated on the Series D Preferred Shares for the past distribution periods shall have been fully paid or authorized and a sum sufficient for the payment thereof set apart for payment in full.

(c)If and when all accumulated distributions on the Series D Preferred Shares shall have been paid in full or authorized and declared and set apart for payment in full, the holders of Series D Preferred Shares shall be divested of the voting rights set forth in Section 7(b) (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions have been paid in full or authorized by the Board and set apart for payment in full on all other classes or series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate and the number of trustees shall be reduced accordingly. Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series D Preferred Shares when they have the voting rights set forth in Section 7(b) and all other classes or series of Parity Preferred Shares (voting together as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series D Preferred Shares when they have the voting rights set forth in Section 7(b) and all other series of Parity Preferred Shares (voting together as a single class). The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.

(d)So long as any Series D Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote of the holders of at least two-thirds of the Series D Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to the Series D Preferred Shares with respect to payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, or reclassify any authorized equity securities of the Trust into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or (ii) amend, alter or repeal the provisions of the Declaration of Trust, whether by merger or consolidation (in either case, an “Event”) or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Shares or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth in (ii) above, so long as Series D Preferred Shares remain outstanding with the terms thereof materially unchanged or the holders of Series D Preferred Shares receive shares of stock or beneficial interest or other equity securities with rights, preferences, privileges and voting powers substantially similar, taken as a whole, to the rights, preferences, privileges and voting powers of the Series D Preferred Shares, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series D Preferred Shares or the holders thereof; and provided further that any increase in the amount of the authorized Series D Preferred Shares or the creation or issuance, or increase in the amounts authorized, of any other class or series of equity securities ranking on a parity with or junior to the Series D Preferred Shares with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(e)The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series D Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

8.Information Rights. During any period in which the Trust is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series D Preferred Shares are outstanding, the Trust will (i) transmit by mail to all holders of the Series D Preferred Shares, as their names and addresses appear in the Trust’s record books and without cost to such holders, copies of reports containing substantially the same information as would have appeared in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that the Trust would have been required to file with the Securities and Exchange Commission (the “SEC”), pursuant to Section 13 or Section 15(d) of the Exchange Act if the Trust were subject thereto (other than any exhibits that would have been required), and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series D Preferred Shares. The Trust will mail (or otherwise provide) the reports to the holders of Series D Preferred Shares within 15 days after the respective dates by which the Trust would have been required to file such reports with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

9.Conversion. The Series D Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except as provided in this Section 9.

(a)Upon the occurrence of a Change of Control, each holder of Series D Preferred Shares shall have the right, unless, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem the Series D Preferred Shares pursuant to the Redemption Right or Special Optional Redemption Right, to convert some or all of the Series D Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number Common Shares, per Series D Preferred Share to be converted (the “Common Share Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case no additional amount for such accrued and unpaid distribution will be included in such sum) by (ii) the Common Share Price (as defined below) and (B) 1.9794 (the “Share Cap”), subject to the immediately succeeding paragraph.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a Common Share distribution), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Shares as follows: the adjusted Share Cap as the result of a Share Split shall be the number of Common Shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of Common Shares outstanding after giving effect to such Share Split and the denominator of which is the number of Common Shares outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of Common Shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 9,897,070 Common Shares (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap and for additional issuances of Series D Preferred Shares in subsequent offerings, if any.
In the case of a Change of Control pursuant to which Common Shares shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series D Preferred Shares shall receive upon conversion of such Series D Preferred Shares the kind and amount of Alternative Form Consideration which such holder of Series D Preferred Shares would have owned or been entitled to receive upon the Change of Control had such holder of Series D Preferred Shares held a number of Common Shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).
In the event that holders of Common Shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series D Preferred Shares shall receive shall be the form of consideration elected by the holders of the Common Shares who participate in the determination (based on the weighted average of elections) and shall be subject to any limitations to which all holders of Common Shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.
The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with Section 9(c) below that is no less than 20 days nor more than 35 days after the date on which the Trust provides such notice pursuant to Section 9(c).
The “Common Share Price” shall be (i) the amount of cash consideration per Common Share, if the consideration to be received in the Change of Control by holders of Common Shares is solely cash, and (ii) the average of the closing prices per Common Share on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of Common Shares is other than solely cash.
(b)No fractional Common Shares shall be issued upon the conversion of Series D Preferred Shares. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Share Price.

(c)Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the Series D Preferred Shares at their addresses as they appear on the Trust’s share transfer records and notice shall be provided to the Trust’s transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any Series D Preferred Shares except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series D Preferred Shares may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Share Price; (v) the Change of Control Conversion Date, which shall be a Business Day occurring within 20 to 35 days following the date of such notice; (vi) that if, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem all or any portion of the Series D Preferred Shares, the holder will not be able to convert Series D Preferred Shares and such Series D Preferred Shares shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series D Preferred Share; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series D Preferred Shares must follow to exercise the Change of Control Conversion Right.

(d)The Trust shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Trust’s website, in any event prior to the opening of business on the first Business Day following any date on which the Trust provides notice pursuant to Section 9(c) above to the holders of Series D Preferred Shares.

(e)In order to exercise the Change of Control Conversion Right, a holder of Series D Preferred Shares shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates evidencing the Series D Preferred Shares, to the extent such shares are certificated, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Trust’s transfer agent. Such notice shall state: (i) the relevant

Change of Control Conversion Date; (ii) the number of Series D Preferred Shares to be converted; and (iii) that the Series D Preferred Shares are to be converted pursuant to the applicable terms of the Series D Preferred Shares. Notwithstanding the foregoing, if the Series D Preferred Shares are held in global form, such notice shall comply with applicable procedures of The Depository Trust Company (“DTC”).

(f)Holders of Series D Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Trust’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn Series D Preferred Shares; (ii) if certificated Series D Preferred Shares have been issued, the certificate numbers of the withdrawn Series D Preferred Shares; and (iii) the number of Series D Preferred Shares, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the Series D Preferred Shares are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.

(g)Series D Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem such Series D Preferred Shares, whether pursuant to its Redemption Right or Special Optional Redemption Right. If the Trust elects to redeem Series D Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series D Preferred Shares shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to, but not including, the redemption date.

(h)The Trust shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.

(i)Notwithstanding anything to the contrary contained herein, no holder of Series D Preferred Shares will be entitled to convert such Series D Preferred Shares into Common Shares to the extent that receipt of such Common Shares would cause the holder of such Common Shares (or any other person) to Beneficially Own or Constructively Own, within the meaning of the Declaration of Trust, Common Shares of the Trust in excess of the Share Ownership Limit, as such term is defined in the Declaration of Trust, as applicable.

10.Application of Article VII. The Series D Preferred Shares are subject to the provisions of Article VII of the Declaration of Trust.

THIRD: The Series D Preferred Shares have been classified and designated by the Board under the authority contained in the Declaration of Trust.
FOURTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.
FIFTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.
SIXTH: The undersigned Executive Vice President and Chief Investment Officer of the Trust acknowledges these Articles Supplementary to be the act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President and Chief Investment Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows.]

IN WITNESS WHEREOF, PEBBLEBROOK HOTEL TRUST has caused these Articles Supplementary to be signed in its name and on its behalf by its Executive Vice President and Chief Investment Officer witnessed by its Executive Vice President, Chief Financial Officer, Treasurer and Secretary on June 3, 2016.

WITNESS:		PEBBLEBROOK HOTEL TRUST

By:	/s/ Raymond D. Martz	By:	/s/ Thomas C. Fisher

	Raymond D. Martz		Thomas C. Fisher
	Executive Vice President, Chief Financial Officer, Treasurer and Secretary		Executive Vice President and Chief Investment Officer

PEBBLEBROOK HOTEL TRUST

ARTICLES SUPPLEMENTARY

ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF
6.375% SERIES E CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST,
$0.01 PAR VALUE PER SHARE

PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Pursuant to authority expressly vested in the Board of Trustees of the Trust (the “Board”) by Article VI, Section 6.3 of the Declaration of Trust of the Trust (which, as amended and supplemented from time to time, together with these Articles Supplementary, is referred to herein as the “Declaration of Trust”), the Board has duly divided and classified 4,400,000 authorized but unissued preferred shares of beneficial interest, $0.01 par value per share, of the Trust into a series designated as “6.375% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share,” of the Trust (“Series E Preferred Shares”).
SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the Series E Preferred Shares are as follows, which, upon any restatement of the Declaration of Trust, shall become a part of Article VI of the Declaration of Trust, with any appropriate renumbering or relettering of the sections or subsections thereof:
6.375% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share
1.Designation and Number. A series of Preferred Shares, designated the “6.375% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share”, is hereby established. The number of authorized Series E Preferred Shares shall be 4,400,000.

2.Relative Seniority. The Series E Preferred Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares (as defined in the Declaration of Trust) and to all equity securities the terms of which provide that such equity securities shall rank junior to such Series E Preferred Shares; (b) on a parity with all equity securities issued by the Trust, other than those equity securities referred to in clauses (a) and (c) of this Section 2; and (c) junior to all equity securities issued by the Trust which rank senior to the Series E Preferred Shares in accordance with Section 7(d) hereof. The term “equity securities” shall not include convertible debt securities.

3.Distributions.

(a)Holders of Series E Preferred Shares shall be entitled to receive, when and as authorized by the Trustees, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 6.375% per annum of the twenty-five dollars ($25.00) per share liquidation preference of the Series E Preferred Shares (equivalent to a fixed annual amount of $1.59375 per share). Such distributions shall accumulate on a daily basis and be cumulative from (and including) October 15, 2018 and be payable quarterly in equal amounts in arrears on or about the fifteenth day of each January, April, July and October of each year, beginning on January 15, 2019 (each such day being hereinafter called a “Distribution Payment Date”); provided that if any Distribution Payment Date is not a Business Day (as hereinafter defined), then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day. Any distribution payable on the Series E Preferred Shares for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the share records of the Trust at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Trustees for the payment of distributions that is not more than 90 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”).

(b)No distribution on the Series E Preferred Shares shall be authorized by the Trustees or paid or set aside for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting aside of funds or provides that such authorization, payment or setting aside of funds would constitute a breach thereof, or a default thereunder, or if such authorization, payment or setting aside of funds shall be restricted or prohibited by law.

(c)Notwithstanding anything to the contrary contained herein, distributions on the Series E Preferred Shares shall accrue whether or not the restrictions referred to in clause (b) exist, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series E Preferred Shares will accumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption as the case may be. Accrued but unpaid distributions will not bear interest.

(d)If any Series E Preferred Shares are outstanding, no distributions will be authorized or paid or set apart for payment on any equity securities of the Trust of any other class or series ranking, as to distributions, on a parity with or junior to the Series E Preferred Shares unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series E Preferred Shares for all past distribution periods. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series E Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series E Preferred Shares, all distributions authorized, paid or set apart for payment upon the Series E Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series E Preferred Shares shall be authorized and paid pro rata or authorized and set apart for payment pro rata so that the amount of distributions authorized per Series E Preferred Share and each such other equity security shall in all cases bear to each other the same ratio that accrued distributions per Series E Preferred Share and other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series E Preferred Shares which may be in arrears.

(e)Except as provided in clause (d), unless full cumulative distributions on the Series E Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods, no distributions (other than in Common Shares or other equity securities of the Trust ranking junior to the Series E Preferred Shares as to distributions and upon liquidation) shall be authorized or paid or set apart for payment nor shall any other distribution be authorized or made upon the Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series E Preferred Shares as to distributions or upon liquidation, nor shall any Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series E Preferred Shares as to distributions or upon liquidation be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such equity securities) by the Trust (except by conversion into or exchange for other equity securities of the Trust ranking junior to the Series E Preferred Shares as to distributions and upon liquidation, by redemption, purchase or acquisition of equity securities under incentive, benefit or share purchase plans of the Trust for officers, trustees or employees or others performing or providing similar services, or by other redemption, purchase or acquisition of such equity securities for the purpose of preserving the Trust’s status as a real estate investment trust (“REIT”) for federal income tax purposes).

(f)Holders of Series E Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series E Preferred Shares as described above. Any distribution payment made on the Series E Preferred Shares shall first be credited against the earliest accrued and unpaid distribution due with respect to such shares which remains payable.

(g)In determining whether a distribution by dividend, redemption or other acquisition of the Trust’s equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

(h)“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

4.Liquidation Rights.

(a)In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust (referred to herein sometimes as a “liquidation”), the holders of Series E Preferred Shares then outstanding shall be entitled to receive, out of the assets of the Trust legally available for distribution to shareholders (after payment or provision for payment of all debts and other liabilities of the Trust), liquidating distributions in cash or property at fair market value as determined by the Trustees equal to a liquidation preference of Twenty-five Dollars ($25.00) per Series E Preferred Share, plus an amount equal to all accrued and unpaid distributions to and including the date of payment, before any distribution of assets is made to holders of Common Shares or any other equity securities of the Trust that rank junior to the Series E Preferred Shares as to liquidation rights.

(b)If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Trust, the assets of the Trust are insufficient to make full payment to holders of Series E Preferred Shares and to the corresponding amounts payable on all shares of other classes or series of equity securities of the Trust ranking on a parity with the Series E Preferred Shares as to liquidation rights, then the holders of the Series E Preferred Shares and all other such classes or series of equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c)Written notice of any such liquidation of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 days nor more than 60 days prior to the payment date stated therein, to each record holder of the Series E Preferred Shares at the respective address of such holders as the same shall appear on the share transfer records of the Trust.

(d)After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series E Preferred Shares will have no right or claim to any of the remaining assets of the Trust.

(e)None of a consolidation or merger of the Trust with or into another entity, a merger of another entity with or into the Trust, a statutory share exchange by the Trust or a sale, lease, transfer or conveyance of all or substantially all of the Trust’s property or business shall be considered a liquidation of the Trust.

5.Redemption.

(a)To ensure that the Trust remains qualified as a REIT for federal income tax purposes, however, the Series E Preferred Shares shall be subject to the provisions of Article VII of the Declaration of Trust pursuant to which Series E Preferred Shares owned by a shareholder in excess of the Share Ownership Limit (as defined in Article VII of the Declaration of Trust) shall automatically be transferred to a Charitable Trust (as defined in Article VII of the Declaration of Trust) and the Trust shall have the right to purchase such shares, as provided in Article VII of the Declaration of Trust. The Trust, at its option, upon giving notice as provided below, may redeem the Series E Preferred Shares, in whole or from time to time in part, for cash, at a redemption price of twenty-five dollars ($25.00) per share, plus all accrued and unpaid distributions on such Series E Preferred Shares to and including the date of such redemption (the “Redemption Right”).

(b)If fewer than all of the outstanding Series E Preferred Shares are to be redeemed pursuant to the Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Trustees. If such redemption is to be by lot and, as a result of such redemption, any holder of Series E Preferred Shares would become a holder of a number of Series E Preferred Shares in excess of the Share Ownership Limit because such holder’s Series E Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series E Preferred Shares of such holder such that no holder will hold in excess of the Share Ownership Limit subsequent to such redemption.

(c)Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series E Preferred Shares shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, no Series E Preferred Shares shall be redeemed unless all outstanding Series E Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase by the Trust of Series E Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series E Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series E Preferred Shares. In addition, unless full cumulative distributions on all Series E Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series E Preferred Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series E Preferred Shares as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series E Preferred Shares for the purpose of preserving the Trust’s status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series E Preferred Shares).

(d)Immediately prior to any redemption of Series E Preferred Shares, the Trust shall pay, in cash, any accrued and unpaid distributions through the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series E Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series E Preferred Shares for which a notice of redemption has been given.

(e)The following provisions set forth the procedures for redemption pursuant to the Redemption Right:

(i)Notice of redemption will be mailed by the Trust, postage prepaid, no less than 30 days nor more than 60 days before the redemption date, addressed to the respective holders of record of the Series E Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series E Preferred Shares except as to the holder to whom notice was defective or not given.

(ii)In addition to any information required by law or by the applicable rules of any exchange upon which the Series E Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series E Preferred Shares to be redeemed; (D) the place or places where the certificates for the Series E Preferred Shares are to be surrendered for payment of the redemption price; and (E) that distributions on the Series E Preferred Shares to be redeemed will cease to accrue on such redemption date. If fewer than all of the Series E Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series E Preferred Shares held by such holder to be redeemed.

(iii)On or after the redemption date, each holder of Series E Preferred Shares to be redeemed shall present and surrender the certificates representing his Series E Preferred Shares to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accrued and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series E Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares evidenced by any such certificate evidencing Series E Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares.

(iv)From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series E Preferred Shares designated for redemption in such notice shall cease to accrue and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accrued and unpaid distributions up to the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust’s share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accrued and unpaid distributions to the redemption date) of the Series E Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series E Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accrued and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series E Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.
(f)Any Series E Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Trustees.

6.Special Optional Redemption by the Trust.

(a)Upon the occurrence of a Change of Control (as defined below), the Trust will have the option upon written notice mailed by the Trust, postage pre-paid, no less than 30 days nor more than 60 days before the redemption date and addressed to the holders of record of the Series E Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust, to redeem the Series E Preferred Shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash at twenty-five dollars ($25.00) per share, plus accrued and unpaid distributions, if any, to and including the redemption date (“Special Optional Redemption Right”). No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series E Preferred Shares except as to the holder to whom notice was defective or not given. If, prior to the Change of Control Conversion Date (as defined below), the Trust has provided or provides notice of redemption with respect to the Series E Preferred Shares (whether pursuant to the Redemption Right or the Special Optional Redemption Right), the holders of Series E Preferred Shares will not have the conversion right described below in Section 9.

A “Change of Control” is when, after the original issuance of the Series E Preferred Shares, the following have occurred and are continuing:
(i)the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Trust entitling that person to exercise more than 50% of the total voting power of all shares of the Trust entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), and
(ii)following the closing of any transaction referred to in (i) above, neither the Trust nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American LLC (the “NYSE American”), or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.
(b)In addition to any information required by law or by the applicable rules of any exchange upon which the Series E Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series E Preferred Shares to be redeemed; (D) the place or places where the certificates for the Series E Preferred Shares are to be surrendered for payment of the redemption price; (E) that the Series E Preferred Shares are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; (F) that holders of the Series E Preferred Shares to which the notice relates will not be able to tender such Series E Preferred Shares for conversion in connection with the Change of Control and each Series E Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date; and (G) that distributions on the Series E Preferred Shares to be redeemed will cease to accrue on such redemption date. If fewer than all of the Series E Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series E Preferred Shares held by such holder to be redeemed.
If fewer than all of the outstanding Series E Preferred Shares are to be redeemed pursuant to the Special Optional Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Trustees. If such redemption is to be by lot and, as a result of such redemption, any holder of Series E Preferred Shares would become a holder of a number of Series E Preferred Shares in excess of the Share Ownership Limit because such holder’s Series E Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series E Preferred Shares of such holder such that no holder will hold in excess of the Share Ownership Limit subsequent to such redemption.
(c)Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series E Preferred Shares shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, no Series E Preferred Shares shall be redeemed unless all outstanding Series E Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase by the Trust of Series E Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series E Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series E Preferred Shares. In addition, unless full cumulative distributions on all Series E Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series E Preferred Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series E Preferred Shares as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series E Preferred Shares for the purpose of preserving the Trust’s status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series E Preferred Shares).
(d)Immediately prior to any redemption of Series E Preferred Shares pursuant to the Special Optional Redemption Right, the Trust shall pay, in cash, any accrued and unpaid distributions through the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series E Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series E Preferred Shares for which a notice of redemption has been given.
(e)On or after the redemption date, each holder of Series E Preferred Shares to be redeemed shall present and surrender the certificates representing his Series E Preferred Shares to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accrued and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series E Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares evidenced by any such certificate evidencing Series E Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares.
(f)From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series E Preferred Shares designated for redemption in such notice shall cease to accrue and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accrued and unpaid distributions up to the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust’s share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accrued and unpaid distributions to the redemption date) of the Series E Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series E

Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accrued and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series E Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.
(g)Any Series E Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Trustees.

7.Voting Rights.

(a)Holders of the Series E Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law. In any matter in which the holders of Series E Preferred Shares are entitled to vote, each such holder shall have the right to one vote for each Series E Preferred Share held by such holder. If the holders of the Series E Preferred Shares and the holders of another series of preferred shares are entitled to vote together as a single class on any matter, the holders of the Series E Preferred Shares and the holders of such other preferred shares shall each have one vote for each $25.00 of liquidation preference.

(b)Whenever distributions on any Series E Preferred Shares shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Distribution Default”), the holders of Series E Preferred Shares (voting separately as a single class together with all other equity securities upon which like voting rights have been conferred and are exercisable (“Parity Preferred Shares”)) will be entitled to vote for the election of a total of two additional trustees of the Trust (each, a “Preferred Share Trustee”) at a special meeting called by the holders of at least 10% of the outstanding Series E Preferred Shares or the holders of at least 10% of any other series of Parity Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders) or, if the request for a special meeting is received by the Trust less than 90 days before the date fixed for the next annual or special meeting of shareholders, at the next annual meeting of shareholders, and at each subsequent annual meeting until all distributions accrued on the Series E Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set apart for payment in full.

(c)If and when all accrued distributions and the distribution for the then current distribution period on the Series E Preferred Shares shall have been paid in full or authorized and set aside for payment in full, the holders of Series E Preferred Shares shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accrued distributions and the distribution for the current distribution period have been paid in full or authorized by the Trustees and set aside for payment in full on all other series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate. Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series E Preferred Shares when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Shares (voting as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series E Preferred Shares when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Shares (voting as a single class). The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.

(d)So long as any Series E Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote of the holders of at least two-thirds of the Series E Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to the Series E Preferred Shares with respect to payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, or reclassify any authorized equity securities of the Trust into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or (ii) amend, alter or repeal the provisions of the Declaration of Trust (including these Articles Supplementary), whether by merger or consolidation (in either case, an “Event”) or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series E Preferred Shares or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth in (ii) above, so long as Series E Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity and such surviving entity may thereafter be the issuer of the Series E Preferred Shares, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series E Preferred Shares or the holders thereof; and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other class or series of equity securities, or (y) any increase in the amount of authorized Series E Preferred Shares or any other class or series of equity securities, in the case of each of (x) or (y) above ranking on a parity with or junior to the Series E Preferred Shares with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(e)The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series E Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

8.Information Rights. During any period in which the Trust is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series E Preferred Shares are outstanding, the Trust will (i) transmit by mail or other permissible means under the Exchange Act to all holders of the Series E Preferred Shares, as their names and addresses appear in the Trust’s record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Trust would have been required to file with the Securities and Exchange Commission (the “SEC”), pursuant to Section 13 or Section 15(d) of the Exchange Act if the Trust were subject thereto (other than any exhibits that would have been required), and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series E Preferred Shares. The Trust will mail (or otherwise provide) the reports to the holders of Series E Preferred Shares within 15 days after the respective dates by which the Trust would have been required to file such reports with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act
9.
10.Conversion. The Series E Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except as provided in this Section 9.

(a)Upon the occurrence of a Change of Control, each holder of Series E Preferred Shares shall have the right, unless, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem the Series E Preferred Shares pursuant to the Redemption Right or Special Optional Redemption Right, to convert some or all of the Series E Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of Common Shares per Series E Preferred Share (the “Common Share Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference per Series E Preferred Share to be converted, plus (y) the amount of any accrued and unpaid distributions to and including the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case no additional amount for such accrued and unpaid distribution will be included in such sum) by (ii) the Common Share Price (as defined below) (such quotient, the “Conversion Rate”), and (B) 1.9372 (the “Share Cap”), subject to the immediately succeeding paragraph.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a Common Share distribution), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Shares as follows: the adjusted Share Cap as the result of a Share Split shall be the number of Common Shares that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of Common Shares outstanding after giving effect to such Share Split and the denominator of which is the number of Common Shares outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of Common Shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 8,523,497 Common Shares (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
In the case of a Change of Control pursuant to which Common Shares shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series E Preferred Shares shall receive upon conversion of such Series E Preferred Shares the kind and amount of Alternative Form Consideration which such holder of Series E Preferred Shares would have owned or been entitled to receive upon the Change of Control had such holder of Series E Preferred Shares held a number of Common Shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).
In the event that holders of Common Shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series E Preferred Shares shall receive shall be the form of consideration elected by the holders of the Common Shares who participate in the determination (based on the weighted average of elections) and shall be subject to any limitations to which all holders of Common Shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.
The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with clause (c) below that is no less than 20 days nor more than 35 days after the date on which the Trust provides such notice pursuant to clause (c) below.
The “Common Share Price” shall be (i) if the consideration to be received in the Change of Control by holders of Common Shares is solely cash, the amount of cash consideration per Common Share, and (ii) if the consideration to be received in the Change of Control by holders of Common Shares is other than solely cash, the average of the closing price per Common Share on the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control.
(b)No fractional Common Shares shall be issued upon the conversion of Series E Preferred Shares. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Share Price.
(c)Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the Series E Preferred Shares at their addresses as they appear on the Trust’s share transfer records and notice shall be provided to the Trust’s transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any Series E Preferred Shares except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series E Preferred Shares may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Share Price; (v) the Change of Control Conversion Date, which shall be a Business Day occurring within 20 to 35 days following the date of such notice; (vi) that if, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem all or any portion of the Series E Preferred Shares, the holder will not be able to convert Series E Preferred Shares and such Series E Preferred Shares shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series E Preferred Share; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series E Preferred Shares must follow to exercise the Change of Control Conversion Right.
(d)The Trust shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Trust’s website, in any event prior to the opening of business on the first Business Day following any date on which the Trust provides notice pursuant to clause (c) above to the holders of Series E Preferred Shares.
(e)In order to exercise the Change of Control Conversion Right, a holder of Series E Preferred Shares shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing the Series E Preferred Shares to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Trust’s transfer agent. Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of Series E Preferred Shares to be converted; and (iii) that the Series E Preferred Shares are to be converted pursuant to the applicable provisions of the Series E Preferred Shares. Notwithstanding the foregoing, if the Series E Preferred Shares are held in global form, such notice shall comply with applicable procedures of The Depository Trust Company (“DTC”).
(f)Holders of Series E Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Trust’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn Series E Preferred Shares; (ii) if certificated Series E Preferred Shares have been issued, the certificate numbers of the withdrawn Series E Preferred Shares; and (iii) the number of Series E Preferred Shares, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the Series E Preferred Shares are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.
(g)Series E Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem such Series E Preferred Shares, whether pursuant to its Redemption Right or Special Optional Redemption Right. If the Trust elects to redeem Series E Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series E Preferred Shares shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to and including the redemption date.
(h)The Trust shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.
(i)Notwithstanding anything to the contrary contained herein, no holder of Series E Preferred Shares will be entitled to convert such Series E Preferred Shares into Common Shares to the extent that receipt of such Common Shares would cause the holder of such Common Shares (or any other person) to Beneficially Own or Constructively Own, within the meaning of the Declaration of Trust, Common Shares of the Trust in excess of the Share Ownership Limit, as such term is defined in the Declaration of Trust, as applicable.
11.Application of Article VII. The Series E Preferred Shares are subject to the provisions of Article VII of the Declaration of Trust.

THIRD: The Series E Preferred Shares have been classified and designated by the Board under the authority contained in the Declaration of Trust.
FOURTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.
FIFTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.
SIXTH: The undersigned Executive Vice President and Chief Investment Officer of the Trust acknowledges these Articles Supplementary to be the act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President and Chief Investment Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.
[Signature page follows.]

IN WITNESS WHEREOF, PEBBLEBROOK HOTEL TRUST has caused these Articles Supplementary to be signed in its name and on its behalf by its Executive Vice President and Chief Investment Officer witnessed by its Executive Vice President, Chief Financial Officer, Treasurer and Secretary on November 30, 2018.

WITNESS		PEBBLEBROOK HOTEL TRUST

By:	/s/ Raymond D. Martz	By:	/s/ Thomas C. Fisher
	Raymond D. Martz		Thomas C. Fisher
	Executive Vice President, Chief		Executive Vice President and Chief
	Financial Officer, Treasurer and Secretary		Investment Officer

PEBBLEBROOK HOTEL TRUST

ARTICLES SUPPLEMENTARY

ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF
6.3% SERIES F CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST,
$0.01 PAR VALUE PER SHARE

PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Pursuant to authority expressly vested in the Board of Trustees of the Trust (the “Board”) by Article VI, Section 6.3 of the Declaration of Trust of the Trust (which, as amended and supplemented from time to time, together with these Articles Supplementary, is referred to herein as the “Declaration of Trust”), the Board has duly divided and classified 6,000,000 authorized but unissued preferred shares of beneficial interest, $0.01 par value per share, of the Trust into a series designated as “6.3% Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share,” of the Trust (“Series F Preferred Shares”).
SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the Series F Preferred Shares are as follows, which, upon any restatement of the Declaration of Trust, shall become a part of Article VI of the Declaration of Trust, with any appropriate renumbering or relettering of the sections or subsections thereof:
6.3% Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share
1.Designation and Number. A series of Preferred Shares, designated the “6.3% Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share”, is hereby established. The number of authorized Series F Preferred Shares shall be 6,000,000.

2.Relative Seniority. The Series F Preferred Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares (as defined in the Declaration of Trust) and to all equity securities the terms of which provide that such equity securities shall rank junior to such Series F Preferred Shares; (b) on a parity with all equity securities issued by the Trust, other than those equity securities referred to in clauses (a) and (c) of this Section 2; and (c) junior to all equity securities issued by the Trust which rank senior to the Series F Preferred Shares in accordance with Section 7(d) hereof. The term “equity securities” shall not include convertible debt securities.

3.Distributions.

(a)Holders of Series F Preferred Shares shall be entitled to receive, when and as authorized by the Trustees, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 6.3% per annum of the twenty-five dollars ($25.00) per share liquidation preference of the Series F Preferred Shares (equivalent to a fixed annual amount of $1.575 per share). Such distributions shall accumulate on a daily basis and be cumulative from (and including) October 15, 2018 and be payable quarterly in equal amounts in arrears on the fifteenth day of each January, April, July and October of each year, beginning on January 15, 2019 (each such day being hereinafter called a “Distribution Payment Date”); provided that if any Distribution Payment Date is not a Business Day (as hereinafter defined), then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day. Any distribution payable on the Series F Preferred Shares for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the share records of the Trust at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Trustees for the payment of distributions that is not more than 90 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”).

(b)No distribution on the Series F Preferred Shares shall be authorized by the Trustees or paid or set aside for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting aside of funds or provides that such authorization, payment or setting aside of funds would constitute a breach thereof, or a default thereunder, or if such authorization, payment or setting aside of funds shall be restricted or prohibited by law.

(c)Notwithstanding anything to the contrary contained herein, distributions on the Series F Preferred Shares shall accrue whether or not the restrictions referred to in clause (b) exist, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series F Preferred Shares will accumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption as the case may be. Accrued but unpaid distributions will not bear interest.

(d)If any Series F Preferred Shares are outstanding, no distributions will be authorized or paid or set apart for payment on any equity securities of the Trust of any other class or series ranking, as to distributions, on a parity with or junior to the Series F Preferred Shares unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series F Preferred Shares for all past distribution periods. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series F Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series F Preferred Shares, all distributions authorized, paid or set apart for payment upon the Series F Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series F Preferred Shares shall be authorized and paid pro rata or authorized and set apart for payment pro rata so that the amount of distributions authorized per Series F Preferred Share and each such other equity security shall in all cases bear to each other the same ratio that accrued distributions per Series F Preferred Share and other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series F Preferred Shares which may be in arrears.

(e)Except as provided in clause (d), unless full cumulative distributions on the Series F Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods, no distributions (other than in Common Shares or other equity securities of the Trust ranking junior to the Series F Preferred Shares as to distributions and upon liquidation) shall be authorized or paid or set apart for payment nor shall any other distribution be authorized or made upon the Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series F Preferred Shares as to distributions or upon liquidation, nor shall any Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series F Preferred Shares as to distributions or upon liquidation be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such equity securities) by the Trust (except by conversion into or exchange for other equity securities of the Trust ranking junior to the Series F Preferred Shares as to distributions and upon liquidation, by redemption, purchase or acquisition of equity securities under incentive, benefit or share purchase plans of the Trust for officers, trustees or employees or others performing or providing similar services, or by other redemption, purchase or acquisition of such equity securities for the purpose of preserving the Trust’s status as a real estate investment trust (“REIT”) for federal income tax purposes).

(f)Holders of Series F Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series F Preferred Shares as described above. Any distribution payment made on the Series F Preferred Shares shall first be credited against the earliest accrued and unpaid distribution due with respect to such shares which remains payable.

(g)In determining whether a distribution by dividend, redemption or other acquisition of the Trust’s equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

(h)“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

4.Liquidation Rights.

(a)In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust (referred to herein sometimes as a “liquidation”), the holders of Series F Preferred Shares then outstanding shall be entitled to receive, out of the assets of the Trust legally available for distribution to shareholders (after payment or provision for payment of all debts and other liabilities of the Trust), liquidating distributions in cash or property at fair market value as determined by the Trustees equal to a liquidation preference of twenty-five dollars ($25.00) per Series F Preferred Share, plus an amount equal to all accrued and unpaid distributions to, but not including, the date of payment, before any distribution of assets is made to holders of Common Shares or any other equity securities of the Trust that rank junior to the Series F Preferred Shares as to liquidation rights.

(b)If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Trust, the assets of the Trust are insufficient to make full payment to holders of Series F Preferred Shares and to the corresponding amounts payable on all shares of other classes or series of equity securities of the Trust ranking on a parity with the Series F Preferred Shares as to liquidation rights, then the holders of the Series F Preferred Shares and all other such classes or series of equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c)Written notice of any such liquidation of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 days nor more than 60 days prior to the payment date stated therein, to each record holder of the Series F Preferred Shares at the respective address of such holders as the same shall appear on the share transfer records of the Trust.

(d)After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series F Preferred Shares will have no right or claim to any of the remaining assets of the Trust.

(e)None of a consolidation or merger of the Trust with or into another entity, a merger of another entity with or into the Trust, a statutory share exchange by the Trust or a sale, lease, transfer or conveyance of all or substantially all of the Trust’s property or business shall be considered a liquidation of the Trust.

5.Redemption.

(a)Except as described in Section 6 below and this Section 5, the Series F Preferred Shares are not redeemable prior to May 25, 2021. To ensure that the Trust remains qualified as a REIT for federal income tax purposes, however, the Series F Preferred Shares shall be subject to the provisions of Article VII of the Declaration of Trust pursuant to which Series F Preferred Shares owned by a shareholder in excess of the Share Ownership Limit (as defined in Article VII of the Declaration of Trust) shall automatically be transferred to a Charitable Trust (as defined in Article VII of the Declaration of Trust) and the Trust shall have the right to purchase such shares, as provided in Article VII of the Declaration of Trust. On and after May 25, 2021, the Trust, at its option, upon giving notice as provided below, may redeem the Series F Preferred Shares, in whole or from time to time in part, for cash, at a redemption price of twenty-five dollars ($25.00) per share, plus all accrued and unpaid distributions on such Series F Preferred Shares to, but not including, the date of such redemption (the “Redemption Right”).
(b)If fewer than all of the outstanding Series F Preferred Shares are to be redeemed pursuant to the Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Trustees. If such redemption is to be by lot and, as a result of such redemption, any holder of Series F Preferred Shares would become a holder of a number of Series F Preferred Shares in excess of the Share Ownership Limit because such holder’s Series F Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series F Preferred Shares of such holder such that no holder will hold in excess of the Share Ownership Limit subsequent to such redemption.

(c)Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series F Preferred Shares shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, no Series F Preferred Shares shall be redeemed unless all outstanding Series F Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase by the Trust of Series F Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series F Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series F Preferred Shares. In addition, unless full cumulative distributions on all Series F Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series F Preferred Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series F Preferred Shares as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series F Preferred Shares for the purpose of preserving the Trust’s status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series F Preferred Shares).

(d)Immediately prior to any redemption of Series F Preferred Shares, the Trust shall pay, in cash, any accrued and unpaid distributions to, but not including, the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series F Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series F Preferred Shares for which a notice of redemption has been given.

(e)The following provisions set forth the procedures for redemption pursuant to the Redemption Right:

(i)Notice of redemption will be mailed by the Trust, postage prepaid, no less than 30 days nor more than 60 days before the redemption date, addressed to the respective holders of record of the Series F Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series F Preferred Shares except as to the holder to whom notice was defective or not given.

(ii)In addition to any information required by law or by the applicable rules of any exchange upon which the Series F Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series F Preferred Shares to be redeemed; (D) the place or places where the certificates for the Series F Preferred Shares are to be surrendered for payment of the redemption price; and (E) that distributions on the Series F Preferred Shares to be redeemed will cease to accrue on such redemption date. If fewer than all of the Series F Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series F Preferred Shares held by such holder to be redeemed.

(iii)On or after the redemption date, each holder of Series F Preferred Shares to be redeemed shall present and surrender the certificates representing his Series F Preferred Shares to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accrued and unpaid distributions to, but not including, the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series F Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares evidenced by any such certificate evidencing Series F Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares.

(iv)From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series F Preferred Shares designated for redemption in such notice shall cease to accrue and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accrued and unpaid distributions to, but not including, the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust’s share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accrued and unpaid distributions to, but not including, the redemption date) of the Series F Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series F Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accrued and unpaid distributions to, but not including, the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series F Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.

(f)Any Series F Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Trustees.

6.Special Optional Redemption by the Trust.

(a)Upon the occurrence of a Change of Control (as defined below), the Trust will have the option upon written notice mailed by the Trust, postage pre-paid, no less than 30 days nor more than 60 days before the redemption date and addressed to the holders of record of the Series F Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust, to redeem the Series F Preferred Shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash at twenty-five dollars ($25.00) per share, plus accrued and unpaid distributions, if any, to, but not including, the redemption date (“Special Optional Redemption Right”). No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series F Preferred Shares except as to the holder to whom notice was defective or not given. If, prior to the Change of Control Conversion Date (as defined below), the Trust has provided or provides notice of redemption with respect to the Series F Preferred Shares (whether pursuant to the Redemption Right or the Special Optional Redemption Right), the holders of Series F Preferred Shares will not have the conversion right described below in Section 9.

A “Change of Control” is when, after the original issuance of the Series F Preferred Shares, the following have occurred and are continuing:
(i)the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Trust entitling that person to exercise more than 50% of the total voting power of all shares of the Trust entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), and
(ii)following the closing of any transaction referred to in (i) above, neither the Trust nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American LLC (the “NYSE American”), or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.
(b)In addition to any information required by law or by the applicable rules of any exchange upon which the Series F Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series F Preferred Shares to be redeemed; (D) the place or places where the certificates for the Series F Preferred Shares are to be surrendered for payment of the redemption price; (E) that the Series F Preferred Shares are being redeemed pursuant to the Special Optional

Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; (F) that holders of the Series F Preferred Shares to which the notice relates will not be able to tender such Series F Preferred Shares for conversion in connection with the Change of Control and each Series F Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date; and (G) that distributions on the Series F Preferred Shares to be redeemed will cease to accrue on such redemption date. If fewer than all of the Series F Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series F Preferred Shares held by such holder to be redeemed.
If fewer than all of the outstanding Series F Preferred Shares are to be redeemed pursuant to the Special Optional Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Trustees. If such redemption is to be by lot and, as a result of such redemption, any holder of Series F Preferred Shares would become a holder of a number of Series F Preferred Shares in excess of the Share Ownership Limit because such holder’s Series F Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series F Preferred Shares of such holder such that no holder will hold in excess of the Share Ownership Limit subsequent to such redemption.
(c)Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series F Preferred Shares shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, no Series F Preferred Shares shall be redeemed unless all outstanding Series F Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase by the Trust of Series F Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series F Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series F Preferred Shares. In addition, unless full cumulative distributions on all Series F Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series F Preferred Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series F Preferred Shares as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series F Preferred Shares for the purpose of preserving the Trust’s status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series F Preferred Shares).
(d)Immediately prior to any redemption of Series F Preferred Shares pursuant to the Special Optional Redemption Right, the Trust shall pay, in cash, any accrued and unpaid distributions to, but not including, the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series F Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series F Preferred Shares for which a notice of redemption has been given.
(e)On or after the redemption date, each holder of Series F Preferred Shares to be redeemed shall present and surrender the certificates representing his Series F Preferred Shares to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accrued and unpaid distributions to, but not including, the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series F Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares evidenced by any such certificate evidencing Series F Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares.
(f)From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series F Preferred Shares designated for redemption in such notice shall cease to accrue and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accrued and unpaid distributions to, but not including, the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust’s share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accrued and unpaid distributions to, but not including, the redemption date) of the Series F Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series F Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accrued and unpaid distributions to, but not including, the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series F Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.
(g)Any Series F Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Trustees.
7.Voting Rights.
(a)Holders of the Series F Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law. In any matter in which the holders of Series F Preferred Shares are entitled to vote, each such holder shall have the right to one vote for each Series F Preferred Share held by such holder. If the holders of the Series F Preferred Shares and the holders of another series of preferred shares are entitled to vote together as a single class on any matter, the holders of the Series F Preferred Shares and the holders of such other preferred shares shall each have one vote for each $25.00 of liquidation preference.
(b)Whenever distributions on any Series F Preferred Shares shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Distribution Default”), the holders of Series F Preferred Shares (voting separately as a single class together with all other equity securities upon which like voting rights have been conferred and are exercisable (“Parity Preferred Shares”)) will be entitled to vote for the election of a total of two additional trustees of the Trust (each, a “Preferred Share Trustee”) at a special meeting called by the holders of at least 10% of the outstanding Series F Preferred Shares or the holders of at least 10% of any other series of Parity Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders) or, if the request for a special meeting is received by the Trust less than 90 days before the date fixed for the next annual or special meeting of shareholders, at the next annual meeting of shareholders, and at each subsequent annual meeting until all distributions accrued on the Series F Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set apart for payment in full.
(c)If and when all accrued distributions and the distribution for the then current distribution period on the Series F Preferred Shares shall have been paid in full or authorized and set aside for payment in full, the holders of Series F Preferred Shares shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accrued distributions and the distribution for the current distribution period have been paid in full or authorized by the Trustees and set aside for payment in full on all other series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate. Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series F Preferred Shares when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Shares (voting as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series F Preferred Shares when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Shares (voting as a single class). The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.

(d)So long as any Series F Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote of the holders of at least two-thirds of the Series F Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to the Series F Preferred Shares with respect to payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, or reclassify any authorized equity securities of the Trust into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or (ii) amend, alter or repeal the provisions of the Declaration of Trust (including these Articles Supplementary), whether by merger or consolidation (in either case, an “Event”) or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series F Preferred Shares or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth in (ii) above, so long as Series F Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity and such surviving entity may thereafter be the issuer of the Series F Preferred Shares, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series F Preferred Shares or the holders thereof; and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other class or series of equity securities, or (y) any increase in the amount of authorized Series F Preferred Shares or any other class or series of equity securities, in the case of each of (x) or (y) above ranking on a parity with or junior to the Series F Preferred Shares with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
(e)The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series F Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.
8.Information Rights. During any period in which the Trust is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series F Preferred Shares are outstanding, the Trust will (i) transmit by mail or other permissible means under the Exchange Act to all holders of the Series F Preferred Shares, as their names and addresses appear in the Trust’s record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Trust would have been required to file with the Securities and Exchange Commission (the “SEC”), pursuant to Section 13 or Section 15(d) of the Exchange Act if the Trust were subject thereto (other than any exhibits that would have been required), and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series F Preferred Shares. The Trust will mail (or otherwise provide) the reports to the holders of Series F Preferred Shares within 15 days after the respective dates by which the Trust would have been required to file such reports with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.
9.Conversion. The Series F Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except as provided in this Section 9.
(a)Upon the occurrence of a Change of Control, each holder of Series F Preferred Shares shall have the right, unless, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem the Series F Preferred Shares pursuant to the Redemption Right or Special Optional Redemption Right, to convert some or all of the Series F Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of Common Shares per Series F Preferred Share (the “Common Share Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference per Series F Preferred Share to be converted, plus (y) the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case no additional amount for such accrued and unpaid distribution will be included in such sum), by (ii) the Common Share Price (as defined below) (such quotient, the “Conversion Rate”), and (B) 2.0649 (the “Share Cap”), subject to the immediately succeeding paragraph.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a Common Share distribution), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Shares as follows: the adjusted Share Cap as the result of a Share Split shall be the number of Common Shares that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of Common Shares outstanding after giving effect to such Share Split and the denominator of which is the number of Common Shares outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of Common Shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 12,389,324 Common Shares (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
In the case of a Change of Control pursuant to which Common Shares shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series F Preferred Shares shall receive upon conversion of such Series F Preferred Shares the kind and amount of Alternative Form Consideration which such holder of Series F Preferred Shares would have owned or been entitled to receive upon the Change of Control had such holder of Series F Preferred Shares held a number of Common Shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).
In the event that holders of Common Shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series F Preferred Shares shall receive shall be the form of consideration elected by the holders of the Common Shares who participate in the determination (based on the weighted average of elections) and shall be subject to any limitations to which all holders of Common Shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.
The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with clause (c) below that is no less than 20 days nor more than 35 days after the date on which the Trust provides such notice pursuant to clause (c) below.
The “Common Share Price” shall be (i) if the consideration to be received in the Change of Control by holders of Common Shares is solely cash, the amount of cash consideration per Common Share, and (ii) if the consideration to be received in the Change of Control by holders of Common Shares is other than solely cash, the average of the closing price per Common Share on the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control.
(b)No fractional Common Shares shall be issued upon the conversion of Series F Preferred Shares. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Share Price.
(c)Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the Series F Preferred Shares at their addresses as they appear on the Trust’s share transfer records and notice shall be provided to the Trust’s transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any Series F Preferred Shares except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series F Preferred Shares may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Share Price; (v) the Change of Control Conversion Date, which shall be a Business Day occurring within 20 to 35 days following the date of such notice; (vi) that if, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem all or any portion of the Series F Preferred Shares, the holder will not be able to convert Series F Preferred Shares and such Series F Preferred Shares shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series F Preferred Share; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series F Preferred Shares must follow to exercise the Change of Control Conversion Right.

(d)The Trust shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Trust’s website, in any event prior to the opening of business on the first Business Day following any date on which the Trust provides notice pursuant to clause (c) above to the holders of Series F Preferred Shares.
(e)In order to exercise the Change of Control Conversion Right, a holder of Series F Preferred Shares shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing the Series F Preferred Shares to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Trust’s transfer agent. Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of Series F Preferred Shares to be converted; and (iii) that the Series F Preferred Shares are to be converted pursuant to the applicable provisions of the Series F Preferred Shares. Notwithstanding the foregoing, if the Series F Preferred Shares are held in global form, such notice shall comply with applicable procedures of The Depository Trust Company (“DTC”).
(f)Holders of Series F Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Trust’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn Series F Preferred Shares; (ii) if certificated Series F Preferred Shares have been issued, the certificate numbers of the withdrawn Series F Preferred Shares; and (iii) the number of Series F Preferred Shares, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the Series F Preferred Shares are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.
(g)Series F Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem such Series F Preferred Shares, whether pursuant to its Redemption Right or Special Optional Redemption Right. If the Trust elects to redeem Series F Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series F Preferred Shares shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to, but not including, the redemption date.
(h)The Trust shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.
(i)Notwithstanding anything to the contrary contained herein, no holder of Series F Preferred Shares will be entitled to convert such Series F Preferred Shares into Common Shares to the extent that receipt of such Common Shares would cause the holder of such Common Shares (or any other person) to Beneficially Own or Constructively Own, within the meaning of the Declaration of Trust, Common Shares of the Trust in excess of the Share Ownership Limit, as such term is defined in the Declaration of Trust, as applicable.
10.Application of Article VII. The Series F Preferred Shares are subject to the provisions of Article VII of the Declaration of Trust.
THIRD: The Series F Preferred Shares have been classified and designated by the Board under the authority contained in the Declaration of Trust.
FOURTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

FIFTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.
SIXTH: The undersigned Executive Vice President and Chief Investment Officer of the Trust acknowledges these Articles Supplementary to be the act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President and Chief Investment Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[Signature page follows.]

IN WITNESS WHEREOF, PEBBLEBROOK HOTEL TRUST has caused these Articles Supplementary to be signed in its name and on its behalf by its Executive Vice President and Chief Investment Officer witnessed by its Executive Vice President, Chief Financial Officer, Treasurer and Secretary on November 30, 2018.

WITNESS		PEBBLEBROOK HOTEL TRUST

By:	/s/ Raymond D. Martz	By:	/s/ Thomas C. Fisher
	Raymond D. Martz		Thomas C. Fisher
	Executive Vice President, Chief		Executive Vice President and Chief
	Financial Officer, Treasurer and Secretary		Investment Officer

PEBBLEBROOK HOTEL TRUST
ARTICLES SUPPLEMENTARY
ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF
6.375% SERIES G CUMULATIVE REDEEMABLE PREFERRED SHARES OF
BENEFICIAL INTEREST,
$0.01 PAR VALUE PER SHARE
PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Pursuant to authority expressly vested in the Board of Trustees of the Trust (the “Board”) by Article VI, Section 6.3 of the Declaration of Trust of the Trust (which, as amended and supplemented from time to time, together with these Articles Supplementary, is referred to herein as the “Declaration of Trust”), the Board has duly classified and designated 9,200,000 authorized but unissued preferred shares of beneficial interest, $0.01 par value per share, of the Trust as 6.375% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of the Trust (“Series G Preferred Shares”).
SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series G Preferred Shares are as follows, which, upon any restatement of the Declaration of Trust, shall become a part of Article VI of the Declaration of Trust, with any appropriate renumbering or relettering of the sections or subsections thereof:
6.375% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share
1.Designation and Number. A series of Preferred Shares, designated the “6.375% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share”, is hereby established. The number of authorized Series G Preferred Shares shall be 9,200,000.
2.Relative Seniority. The Series G Preferred Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares (as defined in the Declaration of Trust) and to all equity securities the terms of which provide that such equity securities shall rank junior to such Series G Preferred Shares; (b) on a parity with the 6.50% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of the Trust, the 6.375% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of the Trust, the 6.375% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of the Trust, the 6.30% Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of the Trust and all other equity securities issued by the Trust, other than those equity securities referred to in clauses (a) and (c) (collectively, the “Parity Preferred Shares”); and (c) junior to all equity securities issued by the Trust which rank senior to the Series G Preferred Shares and which are issued in accordance with the terms of Section 7(d) hereof. The term “equity securities” shall not include convertible debt securities.
3.Distributions.
(a)Holders of Series G Preferred Shares shall be entitled to receive, when and as authorized by the Board and declared by the Trust, out of assets legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 6.375% per annum of the $25.00 per share liquidation preference of the Series G Preferred Shares (equivalent to a fixed annual amount of $1.59375 per share). Such distributions shall accumulate on a daily basis and be cumulative from and including the original date of issuance and be payable quarterly in equal amounts in arrears on the fifteenth day of each January, April, July and October of each year, beginning on October 15, 2021 (each such day being hereinafter called a “Distribution Payment Date”); provided that if any Distribution Payment Date is not a Business Day (as defined below), then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day. Any distribution payable on the Series G Preferred Shares for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the share records of the Trust at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board for the payment of distributions that is not more than 90 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”).

(b)No distribution on the Series G Preferred Shares shall be authorized by the Board or declared by the Trust or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.
(c)Notwithstanding anything to the contrary contained herein, distributions on the Series G Preferred Shares shall accumulate whether or not the restrictions referred to in Section 3(b) exist, whether or not the Trust has earnings, whether or not there are assets legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accumulated but unpaid distributions on the Series G Preferred Shares will accumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption as the case may be. Accumulated and unpaid distributions will not bear interest.
(d)If any Series G Preferred Shares are outstanding, no distributions will be authorized by the Board or declared by the Trust or paid or set apart by the Trust for payment on any equity securities of the Trust of any other class or series ranking, as to distributions, on a parity with or junior to the Series G Preferred Shares unless full cumulative distributions have been or contemporaneously are authorized by the Board and declared by the Trust and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series G Preferred Shares for all past distribution periods. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series G Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series G Preferred Shares, all distributions authorized and declared, paid or set apart for payment upon the Series G Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series G Preferred Shares shall be authorized and declared and paid pro rata, or authorized and declared and set apart for payment pro rata, so that the amount of distributions authorized and declared per Series G Preferred Share and each such other equity security ranking on a parity, as to distributions, shall in all cases bear to each other the same ratio that accumulated distributions per Series G Preferred Share and such other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series G Preferred Shares which may be in arrears.
(e)Except as provided in Section 3(d), unless full cumulative distributions on the Series G Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods, no distributions (other than in Common Shares or other equity securities of the Trust ranking junior to the Series G Preferred Shares as to distributions and upon liquidation) shall be authorized and declared or paid or set apart for payment nor shall any other distribution be authorized and declared or made upon the Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series G Preferred Shares as to distributions or upon liquidation, nor shall any Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series G Preferred Shares as to distributions or upon liquidation be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such equity securities) by the Trust (except by conversion into or exchange for other equity securities of the Trust ranking junior to the Series G Preferred Shares as to distributions and upon liquidation, by redemption, purchase or acquisition of equity securities under incentive, benefit or share purchase plans of the Trust for officers, trustees or employees or others performing or providing similar services, or by other redemption, purchase or acquisition of such equity securities for the purpose of preserving the Trust’s status as a real estate investment trust (“REIT”)) for federal income tax purposes.
(f)If, for any taxable year, the Trust elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended) any portion (the “Capital Gains Amount”) of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes and series of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to the holders of Series G Preferred Shares shall be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series G Preferred Shares for the year bears to the Total Dividends. The Trust may elect to retain and pay income tax on its net long-term capital gains. In such a case, the holders of Series G Preferred Shares would include in income their appropriate share of the Trust’s undistributed long-term capital gains, as designated by the Trust.
(g)Holders of Series G Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series G Preferred Shares as described above. Any distribution payment made on the Series G Preferred Shares shall first be credited against the earliest accumulated but unpaid distribution due with respect to such shares which remains payable.

(h)In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of the Trust’s equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.
(i)"Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
4.Liquidation Rights.
(a)In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust (referred to herein sometimes as a “liquidation”), the holders of Series G Preferred Shares then outstanding shall be entitled to be paid, or have the Trust declare and set apart for payment, out of the assets of the Trust legally available for distribution to shareholders (after payment or provision for payment of all debts and other liabilities of the Trust), a liquidation preference in cash of $25.00 per Series G Preferred Share, plus an amount equal to all accumulated and unpaid distributions to, but not including, the date of payment (the “Liquidation Preference”), before any distribution of assets is made to holders of Common Shares or any other equity securities of the Trust that rank junior to the Series G Preferred Shares as to liquidation rights.
(b)If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Trust, the assets of the Trust are insufficient to pay the full amount of the Liquidation Preference to holders of Series G Preferred Shares and the corresponding amounts payable on all Parity Preferred Shares, then the holders of the Series G Preferred Shares and all Parity Preferred Shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
(c)Written notice of the effective date of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series G Preferred Shares at the address of such holder as the same shall appear on the share transfer records of the Trust.
(d)After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of Series G Preferred Shares will have no right or claim to any of the remaining assets of the Trust.
(e)None of a consolidation, merger or conversion of the Trust with or into another entity, a merger of another entity with or into the Trust, a statutory share exchange by the Trust or a sale, lease, transfer or conveyance of all or substantially all of the Trust’s assets or business shall be considered a liquidation, dissolution or winding up of the Trust.
5.Redemption
(a)Except as described in Section 6 below and this Section 5, the Series G Preferred Shares are not redeemable prior to May 13, 2026. To ensure that the Trust remains qualified as a REIT for federal income tax purposes, however, the Series G Preferred Shares shall be subject to the provisions of Article VII of the Declaration of Trust pursuant to which Series G Preferred Shares owned by a shareholder in excess of the Share Ownership Limit (as defined in Article VII of the Declaration of Trust) shall automatically be transferred to a Charitable Trust (as defined in Article VII of the Declaration of Trust) and the Trust shall have the right to purchase such shares, as provided in Article VII of the Declaration of Trust. On and after May 13, 2026, the Trust, at its option, upon giving notice as provided below, may redeem the Series G Preferred Shares, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus all accumulated and unpaid distributions on such Series G Preferred Shares to, but not including, the date of such redemption (the “Redemption Right”).
(b)If fewer than all of the outstanding Series G Preferred Shares are to be redeemed pursuant to the Redemption Right, the shares to be redeemed may be selected pro rata (as nearly as practicable without creating fractional shares) or by lot. If such redemption is to be by lot and, as a result of such redemption, any holder of Series G Preferred Shares would become a holder of a number of Series G Preferred Shares in excess of the Share Ownership Limit because such holder’s Series G Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series G Preferred Shares of such holder such that no holder will hold in excess of the Share Ownership Limit subsequent to such redemption.

(c)Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series G Preferred Shares shall have been or contemporaneously are declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, no Series G Preferred Shares shall be redeemed unless all outstanding Series G Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the redemption or purchase by the Trust of Series G Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series G Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series G Preferred Shares. In addition, unless full cumulative distributions on all Series G Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series G Preferred Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series G Preferred Shares as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series G Preferred Shares for the purpose of preserving the Trust’s status as a REIT for federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series G Preferred Shares).
(d)Immediately prior to or upon any redemption of Series G Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid distributions to, but not including, the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series G Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series G Preferred Shares for which a notice of redemption has been given.
(e)The following provisions set forth the procedures for redemption pursuant to the Redemption Right:
(i)Notice of redemption will be mailed by the Trust, postage prepaid, no less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series G Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series G Preferred Shares except as to the holder to whom notice was defective or not given.
(ii)In addition to any information required by law or by the applicable rules of any exchange upon which Series G Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series G Preferred Shares to be redeemed; (D) the place or places where the certificates, to the extent Series G Preferred Shares are certificated, for the Series G Preferred Shares are to be surrendered (if so required in the notice) for payment of the redemption price; and (E) that distributions on the Series G Preferred Shares to be redeemed will cease to accumulate on such redemption date. If fewer than all of the Series G Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series G Preferred Shares held by such holder to be redeemed.
(iii)If the Trust shall so require and the notice shall so state, on or after the redemption date, each holder of Series G Preferred Shares to be redeemed shall present and surrender the certificates evidencing such holder’s Series G Preferred Shares, to the extent such shares are certificated, to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions to, but not including, the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series G Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares evidenced by any such certificate evidencing Series G Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares. In the event that the Series G Preferred Shares to be redeemed are uncertificated, such shares shall be redeemed in accordance with the notice and the applicable procedures of any depository and no further action on the part of the holders of such shares shall be required.
(iv)From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series G Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions to, but not including, the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust’s share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to, but not including, the redemption date) of the Series G Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series G Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares, to the extent such shares are certificated, at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to, but not including, the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series G Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.
(f)Subject to applicable law and the limitation on purchases when distributions on the Series G Preferred Shares are in arrears, the Trust may, at any time and from time to time, purchase any Series G Preferred Shares in the open market, by tender or by private agreement.
(g)Any Series G Preferred Shares that shall at any time have been redeemed or otherwise acquired shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Shares, without designation as to class or series until such shares are once more classified and designated as part of a particular class or series by the Board.
6.Special Optional Redemption by the Trust.
(a)Upon the occurrence of a Change of Control (as defined below), the Trust will have the option upon written notice mailed by the Trust, postage pre-paid, no less than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of the Series G Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust, to redeem the Series G Preferred Shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash at $25.00 per share plus accrued and unpaid distributions, if any, to, but not including, the redemption date (“Special Optional Redemption Right”). No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series G Preferred Shares except as to the holder to whom notice was defective or not given. If, prior to the Change of Control Conversion Date (as defined below), the Trust has provided or provides notice of redemption with respect to the Series G Preferred Shares (whether pursuant to the Redemption Right or the Special Optional Redemption Right), the holders of Series G Preferred Shares to which such notice of redemption relates will not have the conversion right described below in Section 9 and such Series G Preferred Shares will instead be redeemed in accordance with such notice.
A “Change of Control” is when, after the original issuance of the Series G Preferred Shares, the following have occurred and are continuing:
(i)the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Trust entitling that person to exercise more than 50% of the total voting power of all shares of the Trust entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), and
(ii)following the closing of any transaction referred to in (i) above, neither the Trust nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American LLC (the “NYSE American”), or the NASDAQ Global Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.
(b)In addition to any information required by law or by the applicable rules of any exchange upon which the Series G Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series G Preferred Shares to be redeemed; (D) the place or places where the certificates for the Series G Preferred Shares, to the extent Series G Preferred Shares are certificated, are to be surrendered (if so required in the notice) for payment of the redemption price; (E) that the Series G Preferred Shares are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; (F) that holders of the Series G Preferred Shares to which the notice relates will not be able to tender such Series G Preferred Shares for conversion in connection with the Change of

Control and each Series G Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date; and (G) that distributions on the Series G Preferred Shares to be redeemed will cease to accumulate on such redemption date. If fewer than all of the Series G Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series G Preferred Shares held by such holder to be redeemed.
If fewer than all of the outstanding Series G Preferred Shares are to be redeemed pursuant to the Special Optional Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot. If such redemption is to be by lot and, as a result of such redemption, any holder of Series G Preferred Shares would become a holder of a number of Series G Preferred Shares in excess of the Share Ownership Limit because such holder’s Series G Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series G Preferred Shares of such holder such that no holder will hold in excess of the Share Ownership Limit subsequent to such redemption.
(c)Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series G Preferred Shares shall have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, no Series G Preferred Shares shall be redeemed unless all outstanding Series G Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase by the Trust of Series G Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series G Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series G Preferred Shares. In addition, unless full cumulative distributions on all Series G Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series G Preferred Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series G Preferred Shares as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series G Preferred Shares for the purpose of preserving the Trust’s status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series G Preferred Shares).
(d)Immediately prior to any redemption of Series G Preferred Shares pursuant to the Special Optional Redemption Right, the Trust shall pay, in cash, any accumulated and unpaid distributions to, but not including, the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series G Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series G Preferred Shares for which a notice of redemption has been given.
(e)If the Trust shall so require and the notice shall so state, on or after the redemption date, each holder of Series G Preferred Shares to be redeemed shall present and surrender the certificates evidencing such holder’s Series G Preferred Shares, to the extent such shares are certificated, to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions to, but not including, the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series G Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares evidenced by any such certificate evidencing Series G Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares. In the event that the Series G Preferred Shares to be redeemed are uncertificated, such shares shall be redeemed in accordance with the notice and the applicable procedures of any depository and no further action on the part of the holders of such shares shall be required.
(f)From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series G Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions to, but not including, the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust’s share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to, but not including, the redemption date) of the Series G Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series G Preferred Shares to be redeemed shall (A) state the date of such deposit, (B)

specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares, to the extent such shares are certificated, at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to, but not including, the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series G Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.
(g)Any Series G Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to class or series until such shares are once more classified and designated as part of a particular class or series by the Board.
7.Voting Rights.
(a)Holders of the Series G Preferred Shares will not have any voting rights, except as set forth in this Section 7. In any matter in which the holders of Series G Preferred Shares are entitled to vote, each such holder shall have the right to one vote for each Series G Preferred Share held by such holder. If the holders of the Series G Preferred Shares and the holders of another class or series of preferred shares are entitled to vote together as a single class on any matter, the holders of the Series G Preferred Shares and the holders of such other preferred shares shall each have one vote for each $25.00 of liquidation preference. Holders of the Series G Preferred Shares shall have exclusive voting rights on any amendment to the Declaration of Trust (including these Articles Supplementary) that would alter only the contract rights, as expressly set forth in the Declaration of Trust, of the Series G Preferred Shares.
(b)Whenever distributions on any Series G Preferred Shares shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Distribution Default”), the number of trustees then constituting the Board shall be increased by two and the holders of Series G Preferred Shares (voting together as a single class with all other Parity Preferred Shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two additional trustees of the Trust (each, a “Preferred Share Trustee”) at a special meeting called by the holders of at least 33% of the outstanding Series G Preferred Shares or the holders of at least 33% of any other class or series of Parity Preferred Shares so in arrears if such request is received 90 or more days before the date fixed for the next annual or special meeting of shareholders, or at the next annual or special meeting of shareholders, and at each subsequent annual or special meeting until all distributions accumulated on the Series G Preferred Shares for the past distribution periods shall have been fully paid or authorized and a sum sufficient for the payment thereof set apart for payment in full.
(c)If and when all accumulated distributions on the Series G Preferred Shares shall have been paid in full or authorized and declared and set apart for payment in full, the holders of Series G Preferred Shares shall be divested of the voting rights set forth in Section 7(b) (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions have been paid in full or authorized by the Board and set apart for payment in full on all other classes or series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate and the number of trustees shall be reduced accordingly. Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series G Preferred Shares when they have the voting rights set forth in Section 7(b) and all other classes or series of Parity Preferred Shares (voting together as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series G Preferred Shares when they have the voting rights set forth in Section 7(b) and all other series of Parity Preferred Shares (voting together as a single class). The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.
(d)So long as any Series G Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote of the holders of at least two-thirds of the Series G Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to the Series G Preferred Shares with respect to payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, or reclassify any authorized equity securities of the Trust into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or (ii) amend, alter or repeal the provisions of the Declaration of Trust, whether by merger or consolidation (in either case, an “Event”) or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series G Preferred Shares or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth in (ii) above, so long as Series G Preferred Shares remain outstanding with the terms thereof materially unchanged or the holders of Series G

Preferred Shares receive shares of stock or beneficial interest or other equity securities with rights, preferences, privileges and voting powers substantially similar, taken as a whole, to the rights, preferences, privileges and voting powers of the Series G Preferred Shares, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series G Preferred Shares or the holders thereof; and provided further that any increase in the amount of the authorized Series G Preferred Shares or the creation or issuance, or increase in the amounts authorized, of any other class or series of equity securities ranking on a parity with or junior to the Series G Preferred Shares with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
(e)The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series G Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.
8.Information Rights. During any period in which the Trust is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series G Preferred Shares are outstanding, the Trust will (i) transmit by mail to all holders of the Series G Preferred Shares, as their names and addresses appear in the Trust’s record books and without cost to such holders, copies of reports containing substantially the same information as would have appeared in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that the Trust would have been required to file with the Securities and Exchange Commission (the “SEC”), pursuant to Section 13 or Section 15(d) of the Exchange Act if the Trust were subject thereto (other than any exhibits that would have been required), and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series G Preferred Shares. The Trust will mail (or otherwise provide) the reports to the holders of Series G Preferred Shares within 15 days after the respective dates by which the Trust would have been required to file such reports with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.
9.Conversion. The Series G Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except as provided in this Section 9.
(a)Upon the occurrence of a Change of Control, each holder of Series G Preferred Shares shall have the right, unless, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem the Series G Preferred Shares pursuant to the Redemption Right or Special Optional Redemption Right, to convert some or all of the Series G Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number Common Shares, per Series G Preferred Share to be converted (the “Common Share Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case no additional amount for such accrued and unpaid distribution will be included in such sum) by (ii) the Common Share Price (as defined below) and (B) 2.1231 (the “Share Cap”), subject to the immediately succeeding paragraph.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a Common Share distribution), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Shares as follows: the adjusted Share Cap as the result of a Share Split shall be the number of Common Shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of Common Shares outstanding after giving effect to such Share Split and the denominator of which is the number of Common Shares outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of Common Shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 16,984,800 Common Shares (or equivalent Alternative Conversion Consideration, as applicable) subject to increase to the extent the underwriters’ exercise their overallotment option in full, not to exceed in total 19,532,520 (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap and for additional issuances of Series G Preferred Shares in subsequent offerings, if any.
In the case of a Change of Control pursuant to which Common Shares shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series G Preferred Shares shall receive upon conversion of such Series G Preferred Shares the kind and amount of Alternative Form Consideration which such holder of Series G Preferred Shares would have owned or been entitled to receive upon the Change of Control had such holder of Series G Preferred Shares held a number of Common Shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).
In the event that holders of Common Shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series G Preferred Shares shall receive shall be the form of consideration elected by the holders of the Common Shares who participate in the determination (based on the weighted average of elections) and shall be subject to any limitations to which all holders of Common Shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.
The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with Section 9(c) below that is no less than 20 days nor more than 35 days after the date on which the Trust provides such notice pursuant to Section 9(c).
The “Common Share Price” shall be (i) the amount of cash consideration per Common Share, if the consideration to be received in the Change of Control by holders of Common Shares is solely cash, and (ii) the average of the closing prices per Common Share on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of Common Shares is other than solely cash.
(b)No fractional Common Shares shall be issued upon the conversion of Series G Preferred Shares. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Share Price.
(c)Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the Series G Preferred Shares at their addresses as they appear on the Trust’s share transfer records and notice shall be provided to the Trust’s transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any Series G Preferred Shares except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series G Preferred Shares may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Share Price; (v) the Change of Control Conversion Date, which shall be a Business Day occurring within 20 to 35 days following the date of such notice; (vi) that if, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem all or any portion of the Series G Preferred Shares, the holder will not be able to convert Series G Preferred Shares and such Series G Preferred Shares shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series G Preferred Share; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series G Preferred Shares must follow to exercise the Change of Control Conversion Right.
(d)The Trust shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Trust’s website, in any event prior to the opening of business on the first Business Day following any date on which the Trust provides notice pursuant to Section 9(c) above to the holders of Series G Preferred Shares.
(e)In order to exercise the Change of Control Conversion Right, a holder of Series G Preferred Shares shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates evidencing the Series G Preferred Shares, to the extent such shares are certificated, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Trust’s transfer agent. Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of Series G Preferred Shares to be converted; and (iii) that the Series G Preferred Shares are to be converted pursuant to the applicable terms of the Series G Preferred Shares. Notwithstanding the foregoing, if the Series G Preferred Shares are held in global form, such notice shall comply with applicable procedures of The Depository Trust Company (“DTC”).

(f)Holders of Series G Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Trust’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn Series G Preferred Shares; (ii) if certificated Series G Preferred Shares have been issued, the certificate numbers of the withdrawn Series G Preferred Shares; and (iii) the number of Series G Preferred Shares, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the Series G Preferred Shares are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.
(g)Series G Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem such Series G Preferred Shares, whether pursuant to its Redemption Right or Special Optional Redemption Right. If the Trust elects to redeem Series G Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series G Preferred Shares shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to, but not including, the redemption date.
(h)The Trust shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.
(i)Notwithstanding anything to the contrary contained herein, no holder of Series G Preferred Shares will be entitled to convert such Series G Preferred Shares into Common Shares to the extent that receipt of such Common Shares would cause the holder of such Common Shares (or any other person) to Beneficially Own or Constructively Own, within the meaning of the Declaration of Trust, Common Shares of the Trust in excess of the Share Ownership Limit, as such term is defined in the Declaration of Trust, as applicable.
10.Application of Article VII. The Series G Preferred Shares are subject to the provisions of Article VII of the Declaration of Trust.
THIRD: The Series G Preferred Shares have been classified and designated by the Board under the authority contained in the Declaration of Trust.
FOURTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.
FIFTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.
SIXTH: The undersigned Executive Vice President and Chief Investment Officer of the Trust acknowledges these Articles Supplementary to be the act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President and Chief Investment Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows.]

IN WITNESS WHEREOF, PEBBLEBROOK HOTEL TRUST has caused these Articles Supplementary to be signed in its name and on its behalf by its Executive Vice President and Chief Investment Officer witnessed by its Executive Vice President, Chief Financial Officer, Treasurer and Secretary on May 12, 2021.

WITNESS:	PEBBLEBROOK HOTEL TRUST

By: /s/ Raymond D. Martz	By: /s/ Thomas C. Fisher
Raymond D. Martz	Thomas C. Fisher
Executive Vice President, Chief	Executive Vice President
Financial Officer, Treasurer and	and Chief Investment Officer
Secretary

PEBBLEBROOK HOTEL TRUST
ARTICLES SUPPLEMENTARY
ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF
5.700% SERIES H CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST,
$0.01 PAR VALUE PER SHARE
PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Pursuant to authority expressly vested in the Board of Trustees of the Trust (the “Board”) by Article VI, Section 6.3 of the Declaration of Trust of the Trust (which, as amended and supplemented from time to time, together with these Articles Supplementary, is referred to herein as the “Declaration of Trust”), the Board has duly classified and designated 10,000,000 authorized but unissued preferred shares of beneficial interest, $0.01 par value per share, of the Trust as 5.700% Series H Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of the Trust (“Series H Preferred Shares”).
SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series H Preferred Shares are as follows, which, upon any restatement of the Declaration of Trust, shall become a part of Article VI of the Declaration of Trust, with any appropriate renumbering or relettering of the sections or subsections thereof:
5.700% Series H Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share
1.Designation and Number. A series of Preferred Shares, designated the “5.700% Series H Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share”, is hereby established. The number of authorized Series H Preferred Shares shall be 10,000,000.
2.Relative Seniority. The Series H Preferred Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares (as defined in the Declaration of Trust) and to all equity securities the terms of which provide that such equity securities shall rank junior to such Series H Preferred Shares; (b) on a parity with the 6.50% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of the Trust, the 6.375% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of the Trust, the 6.375% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of the Trust, the 6.30% Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of the Trust, the 6.375% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of the Trust and all other equity securities issued by the Trust, other than those equity securities referred to in clauses (a) and (c) (collectively, the “Parity Preferred Shares”); and (c) junior to all equity securities issued by the Trust which rank senior to the Series H Preferred Shares and which are issued in accordance with the terms of Section 7(d) hereof. The term “equity securities” shall not include convertible debt securities.

3.Distributions.
(a)Holders of Series H Preferred Shares shall be entitled to receive, when and as authorized by the Board and declared by the Trust, out of assets legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 5.700% per annum of the $25.00 per share liquidation preference of the Series H Preferred Shares (equivalent to a fixed annual amount of $1.425 per share). Such distributions shall accumulate on a daily basis and be cumulative from and including the original date of issuance and be payable quarterly in equal amounts in arrears on the fifteenth day of each January, April, July and October of each year, beginning on October 15, 2021 (each such day being hereinafter called a “Distribution Payment Date”); provided that if any Distribution Payment Date is not a Business Day (as defined below), then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day. Any distribution payable on the Series H Preferred Shares for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the share records of the Trust at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board for the payment of distributions that is not more than 90 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”).

(b)No distribution on the Series H Preferred Shares shall be authorized by the Board or declared by the Trust or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.
(c)Notwithstanding anything to the contrary contained herein, distributions on the Series H Preferred Shares shall accumulate whether or not the restrictions referred to in Section 3(b) exist, whether or not the Trust has earnings, whether or not there are assets legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accumulated but unpaid distributions on the Series H Preferred Shares will accumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption as the case may be. Accumulated and unpaid distributions will not bear interest.
(d)If any Series H Preferred Shares are outstanding, no distributions will be authorized by the Board or declared by the Trust or paid or set apart by the Trust for payment on any equity securities of the Trust of any other class or series ranking, as to distributions, on a parity with or junior to the Series H Preferred Shares unless full cumulative distributions have been or contemporaneously are authorized by the Board and declared by the Trust and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series H Preferred Shares for all past distribution periods. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series H Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series H Preferred Shares, all distributions authorized and declared, paid or set apart for payment upon the Series H Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series H Preferred Shares shall be authorized and declared and paid pro rata, or authorized and declared and set apart for payment pro rata, so that the amount of distributions authorized and declared per Series H Preferred Share and each such other equity security ranking on a parity, as to distributions, shall in all cases bear to each other the same ratio that accumulated distributions per Series H Preferred Share and such other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series H Preferred Shares which may be in arrears.
(e)Except as provided in Section 3(d), unless full cumulative distributions on the Series H Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods, no distributions (other than in Common Shares or other equity securities of the Trust ranking junior to the Series H Preferred Shares as to distributions and upon liquidation) shall be authorized and declared or paid or set apart for payment nor shall any other distribution be authorized and declared or made upon the Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series H Preferred Shares as to distributions or upon liquidation, nor shall any Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series H Preferred Shares as to distributions or upon liquidation be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such equity securities) by the Trust (except by conversion into or exchange for other equity securities of the Trust ranking junior to the Series H Preferred Shares as to distributions and upon liquidation, by redemption, purchase or acquisition of equity securities under incentive, benefit or share purchase plans of the Trust for officers, trustees or employees or others performing or providing similar services, or by other redemption, purchase or acquisition of such equity securities for the purpose of preserving the Trust’s status as a real estate investment trust (“REIT”)) for federal income tax purposes.
(f)If, for any taxable year, the Trust elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended) any portion (the “Capital Gains Amount”) of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes and series of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to the holders of Series H Preferred Shares shall be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series H Preferred Shares for the year bears to the Total Dividends. The Trust may elect to retain and pay income tax on its net long-term capital gains. In such a case, the holders of Series H Preferred Shares would include in income their appropriate share of the Trust’s undistributed long-term capital gains, as designated by the Trust.
(g)Holders of Series H Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series H Preferred Shares as described above. Any distribution payment made on the Series H Preferred Shares shall first be credited against the earliest accumulated but unpaid distribution due with respect to such shares which remains payable.

(h)In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of the Trust’s equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.
(i)“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
4.Liquidation Rights.
(a)In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust (referred to herein sometimes as a “liquidation”), the holders of Series H Preferred Shares then outstanding shall be entitled to be paid, or have the Trust declare and set apart for payment, out of the assets of the Trust legally available for distribution to shareholders (after payment or provision for payment of all debts and other liabilities of the Trust), a liquidation preference in cash of $25.00 per Series H Preferred Share, plus an amount equal to all accumulated and unpaid distributions to, but not including, the date of payment (the “Liquidation Preference”), before any distribution of assets is made to holders of Common Shares or any other equity securities of the Trust that rank junior to the Series H Preferred Shares as to liquidation rights.
(b)If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Trust, the assets of the Trust are insufficient to pay the full amount of the Liquidation Preference to holders of Series H Preferred Shares and the corresponding amounts payable on all Parity Preferred Shares, then the holders of the Series H Preferred Shares and all Parity Preferred Shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
(c)Written notice of the effective date of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series H Preferred Shares at the address of such holder as the same shall appear on the share transfer records of the Trust.
(d)After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of Series H Preferred Shares will have no right or claim to any of the remaining assets of the Trust.
(e)None of a consolidation, merger or conversion of the Trust with or into another entity, a merger of another entity with or into the Trust, a statutory share exchange by the Trust or a sale, lease, transfer or conveyance of all or substantially all of the Trust’s assets or business shall be considered a liquidation, dissolution or winding up of the Trust.
5.Redemption
(a)Except as described in Section 6 below and this Section 5, the Series H Preferred Shares are not redeemable prior to July 27, 2026. To ensure that the Trust remains qualified as a REIT for federal income tax purposes, however, the Series H Preferred Shares shall be subject to the provisions of Article VII of the Declaration of Trust pursuant to which Series H Preferred Shares owned by a shareholder in excess of the Share Ownership Limit (as defined in Article VII of the Declaration of Trust) shall automatically be transferred to a Charitable Trust (as defined in Article VII of the Declaration of Trust) and the Trust shall have the right to purchase such shares, as provided in Article VII of the Declaration of Trust. On and after July 27, 2026, the Trust, at its option, upon giving notice as provided below, may redeem the Series H Preferred Shares, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus all accumulated and unpaid distributions on such Series H Preferred Shares to, but not including, the date of such redemption (the “Redemption Right”).
(b)If fewer than all of the outstanding Series H Preferred Shares are to be redeemed pursuant to the Redemption Right, the shares to be redeemed may be selected pro rata (as nearly as practicable without creating fractional shares) or by lot. If such redemption is to be by lot and, as a result of such redemption, any holder of Series H Preferred Shares would become a holder of a number of Series H Preferred Shares in excess of the Share Ownership Limit because such holder’s Series H Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series H Preferred Shares of such holder such that no holder will hold in excess of the Share Ownership Limit subsequent to such redemption.

(c)Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series H Preferred Shares shall have been or contemporaneously are declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, no Series H Preferred Shares shall be redeemed unless all outstanding Series H Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the redemption or purchase by the Trust of Series H Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series H Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series H Preferred Shares. In addition, unless full cumulative distributions on all Series H Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series H Preferred Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series H Preferred Shares as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series H Preferred Shares for the purpose of preserving the Trust’s status as a REIT for federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series H Preferred Shares).
(d)Immediately prior to or upon any redemption of Series H Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid distributions to, but not including, the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series H Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series H Preferred Shares for which a notice of redemption has been given.
(e)The following provisions set forth the procedures for redemption pursuant to the Redemption Right:
(i)Notice of redemption will be mailed by the Trust, postage prepaid, no less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series H Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series H Preferred Shares except as to the holder to whom notice was defective or not given.
(ii)In addition to any information required by law or by the applicable rules of any exchange upon which Series H Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series H Preferred Shares to be redeemed; (D) the place or places where the certificates, to the extent Series H Preferred Shares are certificated, for the Series H Preferred Shares are to be surrendered (if so required in the notice) for payment of the redemption price; and (E) that distributions on the Series H Preferred Shares to be redeemed will cease to accumulate on such redemption date. If fewer than all of the Series H Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series H Preferred Shares held by such holder to be redeemed.
(iii)If the Trust shall so require and the notice shall so state, on or after the redemption date, each holder of Series H Preferred Shares to be redeemed shall present and surrender the certificates evidencing such holder’s Series H Preferred Shares, to the extent such shares are certificated, to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions to, but not including, the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series H Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares evidenced by any such certificate evidencing Series H Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares. In the event that the Series H Preferred Shares to be redeemed are uncertificated, such shares shall be redeemed in accordance with the notice and the applicable procedures of any depository and no further action on the part of the holders of such shares shall be required.

(iv)From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series H Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions to, but not including, the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust’s share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to, but not including, the redemption date) of the Series H Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series H Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares, to the extent such shares are certificated, at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to, but not including, the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series H Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.
(f)Subject to applicable law and the limitation on purchases when distributions on the Series H Preferred Shares are in arrears, the Trust may, at any time and from time to time, purchase any Series H Preferred Shares in the open market, by tender or by private agreement.
(g)Any Series H Preferred Shares that shall at any time have been redeemed or otherwise acquired shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Shares, without designation as to class or series until such shares are once more classified and designated as part of a particular class or series by the Board.
6.Special Optional Redemption by the Trust.
(a)Upon the occurrence of a Change of Control (as defined below), the Trust will have the option upon written notice mailed by the Trust, postage pre-paid, not less than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of the Series H Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust, to redeem the Series H Preferred Shares, in whole or in part on, or within 120 days after, the first date on which such Change of Control occurred, for cash at $25.00 per share plus accrued and unpaid distributions, if any, to, but not including, the redemption date (“Special Optional Redemption Right”). No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series H Preferred Shares except as to the holder to whom notice was defective or not given. If, prior to the Change of Control Conversion Date (as defined below), the Trust has provided or provides notice of redemption with respect to the Series H Preferred Shares (whether pursuant to the Redemption Right or the Special Optional Redemption Right), the holders of Series H Preferred Shares to which such notice of redemption relates will not have the conversion right described below in Section 9 and such Series H Preferred Shares will instead be redeemed in accordance with such notice.
A “Change of Control” is when, after the original issuance of the Series H Preferred Shares, the following have occurred and are continuing:
(i)the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Trust entitling that person to exercise more than 50% of the total voting power of all shares of the Trust entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), and
(ii)following the closing of any transaction referred to in (i) above, neither the Trust nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American LLC (the “NYSE American”), or the NASDAQ Global Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

(b)In addition to any information required by law or by the applicable rules of any exchange upon which the Series H Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series H Preferred Shares to be redeemed; (D) the place or places where the certificates for the Series H Preferred Shares, to the extent Series H Preferred Shares are certificated, are to be surrendered (if so required in the notice) for payment of the redemption price; (E) that the Series H Preferred Shares are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; (F) that holders of the Series H Preferred Shares to which the notice relates will not be able to tender such Series H Preferred Shares for conversion in connection with the Change of Control and each Series H Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date; and (G) that distributions on the Series H Preferred Shares to be redeemed will cease to accumulate on such redemption date. If fewer than all of the Series H Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series H Preferred Shares held by such holder to be redeemed.
If fewer than all of the outstanding Series H Preferred Shares are to be redeemed pursuant to the Special Optional Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot. If such redemption is to be by lot and, as a result of such redemption, any holder of Series H Preferred Shares would become a holder of a number of Series H Preferred Shares in excess of the Share Ownership Limit because such holder’s Series H Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series H Preferred Shares of such holder such that no holder will hold in excess of the Share Ownership Limit subsequent to such redemption.
(c)Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series H Preferred Shares shall have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, no Series H Preferred Shares shall be redeemed unless all outstanding Series H Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase by the Trust of Series H Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series H Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series H Preferred Shares. In addition, unless full cumulative distributions on all Series H Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series H Preferred Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series H Preferred Shares as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series H Preferred Shares for the purpose of preserving the Trust’s status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series H Preferred Shares).
(d)Immediately prior to any redemption of Series H Preferred Shares pursuant to the Special Optional Redemption Right, the Trust shall pay, in cash, any accumulated and unpaid distributions to, but not including, the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series H Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series H Preferred Shares for which a notice of redemption has been given.
(e)If the Trust shall so require and the notice shall so state, on or after the redemption date, each holder of Series H Preferred Shares to be redeemed shall present and surrender the certificates evidencing such holder’s Series H Preferred Shares, to the extent such shares are certificated, to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions to, but not including, the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series H Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares evidenced by any such certificate evidencing Series H Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares. In the event that the Series H Preferred Shares to be redeemed are uncertificated, such shares shall be redeemed in accordance with the notice and the applicable procedures of any depository and no further action on the part of the holders of such shares shall be required.

(f)From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series H Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions to, but not including, the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust’s share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to, but not including, the redemption date) of the Series H Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series H Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares, to the extent such shares are certificated, at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to, but not including, the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series H Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.
(g)Any Series H Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to class or series until such shares are once more classified and designated as part of a particular class or series by the Board.
7.Voting Rights.
(a)Holders of the Series H Preferred Shares will not have any voting rights, except as set forth in this Section 7. In any matter in which the holders of Series H Preferred Shares are entitled to vote, each such holder shall have the right to one vote for each Series H Preferred Share held by such holder. If the holders of the Series H Preferred Shares and the holders of another class or series of preferred shares are entitled to vote together as a single class on any matter, the holders of the Series H Preferred Shares and the holders of such other preferred shares shall each have one vote for each $25.00 of liquidation preference. Holders of the Series H Preferred Shares shall have exclusive voting rights on any amendment to the Declaration of Trust (including these Articles Supplementary) that would alter only the contract rights, as expressly set forth in the Declaration of Trust, of the Series H Preferred Shares.
(b)Whenever distributions on any Series H Preferred Shares shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Distribution Default”), the number of trustees then constituting the Board shall be increased by two and the holders of Series H Preferred Shares (voting together as a single class with all other Parity Preferred Shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two additional trustees of the Trust (each, a “Preferred Share Trustee”) at a special meeting called by the holders of at least 33% of the outstanding Series H Preferred Shares or the holders of at least 33% of any other class or series of Parity Preferred Shares so in arrears if such request is received 90 or more days before the date fixed for the next annual or special meeting of shareholders, or at the next annual or special meeting of shareholders, and at each subsequent annual or special meeting until all distributions accumulated on the Series H Preferred Shares for the past distribution periods shall have been fully paid.
(c)If and when all accumulated distributions on the Series H Preferred Shares shall have been paid in full, the holders of Series H Preferred Shares shall be divested of the voting rights set forth in Section 7(b) (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions have been paid in full on all other classes or series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate and the number of trustees shall be reduced accordingly. Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series H Preferred Shares when they have the voting rights set forth in Section 7(b) and all other classes or series of Parity Preferred Shares (voting together as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series H Preferred Shares when they have the voting rights set forth in Section 7(b) and all other series of Parity Preferred Shares (voting together as a single class). The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.

(d)So long as any Series H Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote of the holders of at least two-thirds of the Series H Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to the Series H Preferred Shares with respect to payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, or reclassify any authorized equity securities of the Trust into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or (ii) amend, alter or repeal the provisions of the Declaration of Trust, whether by merger or consolidation (in either case, an “Event”) or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series H Preferred Shares or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth in (ii) above, so long as Series H Preferred Shares remain outstanding with the terms thereof materially unchanged or the holders of Series H Preferred Shares receive shares of stock or beneficial interest or other equity securities with rights, preferences, privileges and voting powers substantially similar, taken as a whole, to the rights, preferences, privileges and voting powers of the Series H Preferred Shares, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series H Preferred Shares or the holders thereof; and provided further that any increase in the amount of the authorized Series H Preferred Shares or the creation or issuance, or increase in the amounts authorized, of any other class or series of equity securities ranking on a parity with or junior to the Series H Preferred Shares with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
(e)The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series H Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.
8.Information Rights. During any period in which the Trust is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series H Preferred Shares are outstanding, the Trust will (i) transmit by mail to all holders of the Series H Preferred Shares, as their names and addresses appear in the Trust’s record books and without cost to such holders, copies of reports containing substantially the same information as would have appeared in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that the Trust would have been required to file with the Securities and Exchange Commission (the “SEC”), pursuant to Section 13 or Section 15(d) of the Exchange Act if the Trust were subject thereto (other than any exhibits that would have been required), and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series H Preferred Shares. The Trust will mail (or otherwise provide) the reports to the holders of Series H Preferred Shares within 15 days after the respective dates by which the Trust would have been required to file such reports with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.
9.Conversion. The Series H Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except as provided in this Section 9.
(a)Upon the occurrence of a Change of Control, each holder of Series H Preferred Shares shall have the right, unless, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem the Series H Preferred Shares pursuant to the Redemption Right or Special Optional Redemption Right, to convert some or all of the Series H Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number Common Shares, per Series H Preferred Share to be converted (the “Common Share Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case no additional amount for such accrued and unpaid distribution will be included in such sum) by (ii) the Common Share Price (as defined below) and (B) 2.2311 (the “Share Cap”), subject to the immediately succeeding paragraph.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a Common Share distribution), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Shares as follows: the adjusted Share Cap as the result of a Share Split shall be the number of Common Shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of Common Shares outstanding after giving effect to such Share Split and the denominator of which is the number of Common Shares outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of Common Shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 22,311,000 Common Shares (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap and for additional issuances of Series H Preferred Shares in subsequent offerings, if any.
In the case of a Change of Control pursuant to which Common Shares shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series H Preferred Shares shall receive upon conversion of such Series H Preferred Shares the kind and amount of Alternative Form Consideration which such holder of Series H Preferred Shares would have owned or been entitled to receive upon the Change of Control had such holder of Series H Preferred Shares held a number of Common Shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).
In the event that holders of Common Shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series H Preferred Shares shall receive shall be the form of consideration elected by the holders of the Common Shares who participate in the determination (based on the weighted average of elections) and shall be subject to any limitations to which all holders of Common Shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.
The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with Section 9(c) below that is no less than 20 days nor more than 35 days after the date on which the Trust provides such notice pursuant to Section 9(c).
The “Common Share Price” shall be (i) the amount of cash consideration per Common Share, if the consideration to be received in the Change of Control by holders of Common Shares is solely cash, and (ii) the average of the closing prices per Common Share on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of Common Shares is other than solely cash.
(b)No fractional Common Shares shall be issued upon the conversion of Series H Preferred Shares. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Share Price.
(c)Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the Series H Preferred Shares at their addresses as they appear on the Trust’s share transfer records and notice shall be provided to the Trust’s transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any Series H Preferred Shares except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series H Preferred Shares may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Share Price; (v) the Change of Control Conversion Date, which shall be a Business Day occurring within 20 to 35 days following the date of such notice; (vi) that if, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem all or any portion of the Series H Preferred Shares, the holder will not be able to convert Series H Preferred Shares and such Series H Preferred Shares shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series H Preferred Share; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series H Preferred Shares must follow to exercise the Change of Control Conversion Right.
(d)The Trust shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Trust’s website, in any event prior to the opening of business on the first Business Day following any date on which the Trust provides notice pursuant to Section 9(c) above to the holders of Series H Preferred Shares.

(e)In order to exercise the Change of Control Conversion Right, a holder of Series H Preferred Shares shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates evidencing the Series H Preferred Shares, to the extent such shares are certificated, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Trust’s transfer agent. Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of Series H Preferred Shares to be converted; and (iii) that the Series H Preferred Shares are to be converted pursuant to the applicable terms of the Series H Preferred Shares. Notwithstanding the foregoing, if the Series H Preferred Shares are held in global form, such notice shall comply with applicable procedures of The Depository Trust Company (“DTC”).
(f)Holders of Series H Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Trust’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn Series H Preferred Shares; (ii) if certificated Series H Preferred Shares have been issued, the certificate numbers of the withdrawn Series H Preferred Shares; and (iii) the number of Series H Preferred Shares, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the Series H Preferred Shares are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.
(g)Series H Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem such Series H Preferred Shares, whether pursuant to its Redemption Right or Special Optional Redemption Right. If the Trust elects to redeem Series H Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series H Preferred Shares shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to, but not including, the redemption date.
(h)The Trust shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.
(i)Notwithstanding anything to the contrary contained herein, no holder of Series H Preferred Shares will be entitled to convert such Series H Preferred Shares into Common Shares to the extent that receipt of such Common Shares would cause the holder of such Common Shares (or any other person) to Beneficially Own or Constructively Own, within the meaning of the Declaration of Trust, Common Shares of the Trust in excess of the Share Ownership Limit, as such term is defined in the Declaration of Trust, as applicable.
10.Application of Article VII. The Series H Preferred Shares are subject to the provisions of Article VII of the Declaration of Trust.
THIRD: The Series H Preferred Shares have been classified and designated by the Board under the authority contained in the Declaration of Trust.
FOURTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.
FIFTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.
SIXTH: The undersigned Executive Vice President and Chief Investment Officer of the Trust acknowledges these Articles Supplementary to be the act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President and Chief Investment Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows.]

IN WITNESS WHEREOF, PEBBLEBROOK HOTEL TRUST has caused these Articles Supplementary to be signed in its name and on its behalf by its Executive Vice President and Chief Investment Officer witnessed by its Executive Vice President, Chief Financial Officer, Treasurer and Secretary on July 23, 2021.

WITNESS:		PEBBLEBROOK HOTEL TRUST

By:	/s/ Raymond D. Martz	By:	/s/ Thomas C. Fisher
	Raymond D. Martz		Thomas C. Fisher
	Executive Vice President, Chief		Executive Vice President
	Financial Officer, Treasurer and		and Chief Investment Officer
Secretary